UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

People’s United Financial, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT

2017 Annual Meeting of Shareholders

March 10, 2017

Dear Shareholder:

On behalf of the board of directors of People’s United Financial, Inc., I cordially invite you to attend our 2017 annual meeting of shareholders at 850 Main Street, Bridgeport, Connecticut on Thursday, April 20, 2017 at 10:00 a.m. The accompanying proxy statement details the actions on which you are asked to vote at the annual meeting. Please read it carefully.

Whether or not you choose to join us at the annual meeting, I urge you to complete, sign and date the proxy card and return it promptly in the postage-paid envelope to ensure that your shares are represented. You may also cast your vote by telephone or electronically, instead of by mail. If you have any questions about your proxy card, voting procedures or other matters set forth in the proxy statement, please feel free to call our Investor Relations department at 203-338-7228.

On behalf of our board of directors, our management team and all of our employees, I want to thank you for your investment in People’s United Financial and the continued opportunity to work for you.

Sincerely,

John P. Barnes

President and Chief Executive Officer

People’s United Financial, Inc. • 850 Main Street, P.O. Box 1580 • Bridgeport, Connecticut 06601-1580 • 203-338-7171

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 20, 2017

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of People’s United Financial, Inc. (“People’s United”) will be held on Thursday, April 20, 2017, at 10:00 a.m. local time at 850 Main Street, Bridgeport, Connecticut, for the following purposes:

1. To elect eleven directors;

2. To cast a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement;

3. To cast a non-binding advisory vote on the desired frequency of the non-binding advisory vote to approve the compensation of our named executive officers;

4. To consider and vote upon a proposal to approve the People’s United Financial, Inc. Short-Term Incentive Plan;

5. To consider and vote upon a proposal to amend and restate the People’s United 2014 Long-Term Incentive Plan;

6. To consider and vote upon a proposal to amend the certificate of incorporation of People’s United to make it consistent with recently amended provisions of our bylaws;

7. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017; and

8. To act on any other proposal that may properly come before the annual meeting or any adjournment or postponement thereof.

We have fixed the close of business on February 24, 2017 as the record date for determination of shareholders entitled to notice of and to vote at the 2017 annual meeting or at any adjournment or postponement thereof. Record holders of People’s United common stock as of the record date are entitled to vote at the annual meeting.

A list of the holders of People’s United common stock entitled to vote at the annual meeting will be available for inspection on request by any People’s United shareholder for any purpose germane to the annual meeting at our headquarters, located at 850 Main Street, Bridgeport, Connecticut 06604, during normal business hours beginning no later than ten days prior to the date of the annual meeting and continuing through the date of the annual meeting.

If you wish to attend the annual meeting in person, please read “Attending the Annual Meeting” later in the Proxy Statement for information about what you will have to bring with you in order to be admitted to the meeting.

We urge you to complete and return promptly the accompanying proxy, whether or not you plan to attend the annual meeting. You may cast your vote by telephone or electronically instead if you so choose.

By Order of the Board of Directors

Robert E. Trautmann, Secretary

Bridgeport, Connecticut

March 10, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 20, 2017: This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

People’s United Financial, Inc. • 850 Main Street, P.O. Box 1580 • Bridgeport, Connecticut 06601-1580 • 203-338-7171

PROXY STATEMENT

2017 Annual Meeting of Shareholders

PROXY SUMMARY

General

We are furnishing this proxy statement to our shareholders in connection with the solicitation of proxies by our board of directors for use at the 2017 annual meeting of shareholders to be held on Thursday, April 20, 2017 at 10:00 a.m. local time at 850 Main Street, Bridgeport, Connecticut. At the 2017 annual meeting, holders of our common stock, $0.01 par value per share, will be asked to elect eleven directors; to cast a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement; to cast a non-binding advisory vote on the desired frequency of the non-binding advisory vote to approve the compensation of our named executive officers; to consider and vote upon a proposal to approve the People’s United Financial, Inc. Short-Term Incentive Plan; to consider and vote upon a proposal to amend and restate the People’s United 2014 Long-Term Incentive Plan; to consider and vote upon a proposal to amend the certificate of incorporation of People’s United to change one provision to make it consistent with recently amended provisions of our bylaws; to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017; and to act on any other proposal that may properly come before the annual meeting or any adjournment or postponement thereof.

We are furnishing this proxy statement and the enclosed form of proxy to our shareholders beginning on or about March 10, 2017.

Proxies

The accompanying form of proxy is for use at the 2017 annual meeting if you will be unable to attend in person or wish to have your shares voted by proxy even if you do attend the meeting. Instead of completing the accompanying form of proxy, you may cast a vote by telephone or electronically, by following the instructions printed on the proxy card.

We will bear the entire cost of soliciting proxies. In addition to the solicitation of proxies by mail, we will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of our stock and secure their voting instructions, if necessary. We will reimburse those record holders for their reasonable expenses in doing so. We may also use our regular employees, who will not be specially compensated, to solicit proxies from shareholders, either personally or by telephone, facsimile, other electronic means, or special or express delivery letter.

SHAREHOLDERS ENTITLED TO VOTE

Record Date and Voting Rights

The board of directors has fixed February 24, 2017 as the record date for determining our shareholders entitled to notice of and to vote at the 2017 annual meeting. Only holders of record of shares of common stock at the close of business on that date are entitled to notice of and to vote at the annual meeting. On the record date, there were approximately 17,500 holders of record of our common stock and 316,933,402 shares of our common stock outstanding.

VOTING PROCEDURES AND METHOD OF COUNTING VOTES

Quorum Requirements

Shares representing a majority of the votes entitled to be cast at the annual meeting must be present in person or by proxy at the annual meeting in order for a quorum to be present. Shares of common stock present but not voting, and shares for which proxies have been received but with respect to which holders of such shares have abstained, will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the annual meeting. Shares represented by proxies returned by a bank or broker holding such shares in nominee or “street” name will be counted for purposes of determining whether a quorum exists, even if those shares are not voted on matters where discretionary voting by the broker is not allowed (known as broker non-votes).

Votes Required to Adopt Proposals

Each share of common stock entitles a holder of record on the record date to one vote on each matter to be presented at the annual meeting, and all such shares vote together as a single class. The voting requirements for each matter presented are as follows:

•	For a nominee to be elected as a director, more votes must be cast “for” that nominee than are cast “against” that nominee.

•	The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting is necessary for advisory approval of the compensation of our named executive officers as disclosed in this proxy statement. Your vote on this item is advisory and will not be binding. However, the board of directors and Compensation, Nominating and Governance Committee expect to take the outcome of the vote into account in connection with future executive compensation decisions.

•	A plurality of the shares present or represented by proxy and entitled to vote at the annual meeting is necessary for advisory approval regarding the frequency of the non-binding advisory vote approving the compensation of our named executive officers. Because your vote on this item is advisory, it will not be binding on the Company or the board of directors. However, the board of directors expects to take the outcome of the vote into account when considering how often shareholders will be afforded the opportunity to cast a non-binding advisory vote approving the compensation of our named executive officers.

•	The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting is necessary for approval of the Short-Term Incentive Plan.

•	The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting is necessary for approval of the proposed amendment and restatement of the 2014 Long-Term Incentive Plan.

•	The affirmative vote of a majority of the shares entitled to vote at the annual meeting is necessary for approval of the proposed amendment to our certificate of incorporation.

•	The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting is necessary to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017.

Effect of Abstentions and Broker Non-Votes

Abstentions and broker non-votes will have no effect on the outcome of voting for the election of directors, on the advisory vote regarding approval of the compensation of our named executive officers disclosed in this proxy statement, on the advisory vote regarding the frequency of the non-binding advisory vote on the compensation of our named executive officers, on the approval of the Short-Term Incentive Plan, on the approval of the proposed amendment and restatement of the 2014 Long-Term Incentive Plan, or on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. Abstentions and broker non-votes will have the effect of a vote “against” the approval of the proposed amendment to our certificate of incorporation.

Voting by Shareholders of Record

If you held your People’s United shares directly through our transfer agent, Computershare, as of the record date, you can vote your shares using any of the following methods:

•        Online – as prompted by the menu found at www.proxyvote.com; follow the instructions to obtain your records and submit an electronic ballot. Please have your Notice Regarding the Availability of Proxy Materials (the Notice) or proxy card in hand when you access the voting site.

•        By telephone – call 1-800-690-6903 and then follow the voice instructions. Please have your Notice or proxy card in hand when you call.

•        By mail – if you received printed proxy materials and would like to vote by mail, complete and sign the accompanying proxy card and return it in the postage paid envelope provided.

•        QR Code – by scanning the QR Code on your proxy card or Notice with your mobile device.

•        In person – if you attend the annual meeting, you may vote in person at the meeting. Please see “Attending the Annual Meeting” for the requirements you will have to follow if you plan to come to the annual meeting.

Voting by Other Shareholders

If you held your People’s United shares through a bank or broker (known as “beneficial ownership”), you will receive instructions directly from your bank or broker telling you how you can vote your shares. You can also vote your shares in person at the annual meeting, but you will need to ask your bank or broker to give you a “legal proxy” in order to do so. The voting instruction form you receive from your bank or broker is not a legal proxy. Please see “Attending the Annual Meeting” for the requirements you will have to follow if you plan to come to the annual meeting.

REVOCATION OF PROXIES / VOTING OF SHARES

You can revoke a vote cast by proxy at any time before the proxy is exercised. If you are a shareholder of record, you can do so by submitting to our corporate secretary a written notice of revocation or a properly executed proxy bearing a later date, by casting a subsequent vote by telephone or electronically, or by attending the meeting and voting in person. Attendance at the annual meeting will not in and of itself constitute revocation of a proxy or other previously cast vote. You should address any written notices of revocation and other communications with respect to the revocation of proxies to: People’s United Financial, Inc., 850 Main Street, Bridgeport, Connecticut 06604, Attention: Corporate Secretary.

If you are not a shareholder of record, the materials sent to you by your bank or broker will tell you how you can change your voting instructions. If you wish to change your vote by voting your shares in person at the annual meeting, you will need to ask your bank or broker to give you a “legal proxy” in order to do so.

All shares of common stock represented by properly submitted proxies received pursuant to this solicitation, and not subsequently revoked, will be voted at the annual meeting in the manner specified by the shareholder submitting the proxy. If no specification is made, the proxies will be voted “for” the election of each of the nominees for director identified in this proxy statement; “for” the advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement; “one year” with respect to the advisory vote on the desired frequency of the non-binding advisory vote to approve the compensation of our named executive officers; “for” the proposal to approve the Short-Term Incentive Plan; “for” the proposal to amend and restate the 2014 Long-Term Incentive Plan; “for” approval of the proposed amendment to our certificate of incorporation; “for” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017; and in the discretion of the proxy holders, as to any other matter that may properly come before the annual meeting.

ATTENDING THE ANNUAL MEETING

If you plan to attend the annual meeting in person, you will need to bring a form of official photo ID (such as a driver’s license), along with either your Notice, proxy card or other proof of stock ownership with you to the meeting. If you are a beneficial owner but not a shareholder of record, you must present both a form of official photo ID and proof of ownership consisting of a bank or brokerage account statement.

We may refuse admission to anyone who is not a shareholder or does not comply with these requirements.

HOUSEHOLDING

SEC rules and regulations permit “householding,” meaning that we are allowed to deliver only one copy of the Notice or Annual Report on Form 10-K, notice of annual meeting and proxy statement to two or more shareholders who share an address. If you previously consented to householding, you will receive one copy of the Notice or Annual Report on Form 10-K, notice of annual meeting and proxy statement for all residents who own shares of our common stock. If you wish to revoke your consent to householding and receive a separate copy of the Notice or Annual Report on Form 10-K, notice of annual meeting and proxy statement, you may direct your request to Broadridge by calling 1-866-540-7095 or by writing to People’s United Financial, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you wish to request extra copies free of charge of our Annual Report on Form 10-K or proxy statement or if you are a shareholder of record who receives multiple copies of the Notice or Annual Report on Form 10-K, notice of annual meeting and proxy statement, and you would prefer to receive only one copy of these materials per household, please send your request to Investor Relations, People’s United Financial, Inc., 850 Main Street, 15th Floor, Bridgeport, CT 06604 or call Investor Relations with your request at 203-338-7228. If you hold your shares through a bank or broker and are receiving multiple copies of the Notice or Annual Report on Form 10-K, notice of annual meeting and proxy statement, you may be able to request householding by contacting your bank or broker.

ELECTRONIC ACCESS TO PROXY MATERIALS

This proxy statement and our 2016 Annual Report on Form 10-K are available at www.proxyvote.com. Instead of receiving copies of our future Form 10-K, proxy statements, proxy cards and, when applicable, Notices, by mail, we encourage you to elect to receive an email that will provide electronic links to our proxy materials and also will give you an electronic link to the proxy voting site. Choosing to receive your future proxy materials online will save us the cost of producing and mailing the proxy materials or Notices to you and help conserve natural resources. You may sign up for electronic delivery by visiting http://enroll.icsdelivery.com/PBCT. If you have agreed to electronic delivery of proxy materials, but wish to receive printed copies, please contact our Investor Relations department at the phone number or address provided above.

CORPORATE GOVERNANCE

Board Leadership Structure; Board’s Role in Risk Oversight

Leadership Structure. The board separated the position of Chief Executive Officer from that of chairman in 2008. The board believes that good corporate governance requires having an independent director assume a formal board leadership role. Our bylaws require that the non-executive chairman of the board be an independent director, as that term is defined pursuant to the listing requirements established by The Nasdaq Stock Market and Section 10A of the Securities Exchange Act of 1934. Our chairman occupies the same position on the board of directors of our principal operating subsidiary, People’s United Bank, N.A. (which we refer to as the Bank). Our bylaws therefore also require that the non-executive chairman be independent as defined in the rules and regulations of the Federal Deposit Insurance Corporation relating to the independence of directors.

George P. Carter has served as non-executive chairman of the board since 2008. In this role, Mr. Carter’s responsibilities include chairing meetings of the board of directors; approving board agendas and meeting schedules and ensuring appropriate information flow; acting as liaison between the non-management members of the board and management; meeting periodically with the Chief Executive Officer for informal discussions concerning major issues involving our business and operations; and providing input to the Compensation, Nominating and Governance Committee concerning the performance of the Chief Executive Officer.

Mr. Carter has developed, during his years of service to the Company, valuable insight into our operations and businesses. He has developed a deep expertise in banking matters and overall familiarity with the Company and its business lines over more than three decades of service to the Company. Under our recently updated Corporate Governance Principles discussed below, Mr. Carter would be required to retire from the board of directors as of the 2017 Annual Meeting of shareholders. In recognition of his extensive service on board committees and his thorough understanding of our businesses, the board determined that it is in the best interests of the Company and shareholders to waive, for 2017, the retirement age for Mr. Carter, as provided in such policy. As discussed below, effective with the 2017 Annual Meeting, Mr. Carter will no longer serve as chairman of the Audit Committee, but will remain a member of that Committee.

Board’s Role in Risk Oversight. Given the importance of the Bank’s operations and the possible impact on us of risks associated with Bank activities, we and the Bank have adopted an integrated risk management oversight structure designed to ensure that all significant risks are actively monitored by the board or a board-level committee. All members of our board of directors are also members of the board of directors of the Bank.

Role of the Enterprise Risk Committee. The Enterprise Risk Committee of the board has been established to assist the board in fulfilling its responsibility to oversee our enterprise risk management (ERM) framework and associated policies and practices. The Enterprise Risk Committee has been assigned authority to oversee management’s implementation of our risk management process; to make recommendations to the full board concerning risk appetite; and to assess our corporate strategy in light of our risk appetite. The Enterprise Risk Committee’s role is to oversee and monitor management’s implementation of our risk-management process; management is responsible for establishing and maintaining an effective risk management framework.

The Enterprise Risk Committee is chaired by an independent director, Janet M. Hansen, who has been designated by the board as a “risk management expert.” In addition, it is comprised of, among other directors, our independent Chairman of the board and chair of our Audit Committee (Mr. Carter) and the chairs of each of the other Company and Bank board committees: Nancy McAllister (Compensation, Nominating and Governance Committee), John Dwight (Treasury and Finance Committee), Kevin Bottomley (Trust Committee) and Mark Richards (Loan Review Committee). The Enterprise Risk Committee coordinates its oversight of enterprise risk with the Bank’s Loan Review Committee (which oversees certain aspects of credit and concentration risk); the Treasury and Finance Committee (which oversees aspects of liquidity and interest rate risk); the Bank’s Trust Committee (which oversees fiduciary risk); and the Compensation, Nominating and Governance Committee (which oversees incentive compensation risk). Additional information regarding the involvement of board committees other than the Enterprise Risk Committee is provided below. Ultimate responsibility for oversight of risk throughout the entire enterprise rests with the Enterprise Risk Committee.

The primary responsibilities of the Enterprise Risk Committee include: (i) approving and overseeing our ERM policy; (ii) ongoing monitoring of information demonstrating our administration of established ERM policy; (iii) evaluating the adequacy and effectiveness of our ERM framework; (iv) monitoring the activities of the Chief Risk Officer and the Executive Risk Oversight Committee (EROC), a management-level committee comprised of senior executives including the Chief Executive Officer and Chief Financial Officer; and (v) reviewing information provided by management and the Compensation, Nominating and Governance Committee concerning the integration of risk management and control objectives into management goals and our compensation structure.

The Enterprise Risk Committee also has responsibility to review management’s assessments concerning specific risks, including: credit risk; price/interest rate risk; liquidity risk; incentive compensation risk; reputation risk; strategic risk; operational risk; compliance and regulatory risk; risk related to mergers and acquisitions, including risks associated with the due diligence process and integration risk; fiduciary risk and technology risk.

The Enterprise Risk Committee will also receive additional updates and progress reports concerning the management of risks that contain elements that, in the opinion of management and/or the Committee, warrant an additional level of management reporting and oversight. The Enterprise Risk Committee has responsibility for oversight of our operational risks. These include risks arising from fraud, error, or the inability to deliver products or services and manage information. It also monitors risk mitigation processes related to information and physical security, business continuity and compliance.

Our Chief Risk Officer is the head of the Risk Management division and is the individual designated by the board to administer our ERM program. Primary responsibilities of the Chief Risk Officer include: (i) formulation of our risk appetite statement and framework; (ii) establishment of appropriate processes to ensure that deviations from risk appetite triggers and limits are identified, reported to executive management and the Enterprise Risk Committee, and corrective action is taken in a timely manner; (iii) development and implementation of our ERM program framework; (iv) establishment, implementation and administration of certain risk management policies; and (v) ensuring appropriate communication of and training with respect to risk management-related topics. The Chief Risk Officer monitors compliance with the triggers and limits established in the risk appetite statement on an ongoing basis, reporting quarterly to EROC and the Enterprise Risk Committee concerning compliance with these parameters. In the event a risk appetite trigger or limit is breached (even if the breach is subsequently corrected), or it is apparent that the trigger or limit level is being approached, the Chief Risk Officer reports the matter to EROC and the Enterprise Risk Committee at the next scheduled meeting of each group (or sooner, if deemed appropriate by the Chief Risk Officer) and, working with the applicable business unit, develops an action plan to address the matter. The action plan is presented for approval by EROC and the Enterprise Risk Committee at the next scheduled meeting of the applicable committee.

We maintain policies and procedures for the reporting by employees of risk-related issues, violations or breaches to a senior member of the Risk Management division, and for the escalation of such matters to the Chief Risk Officer. Under our Code of Conduct, any employee who in good faith reports an issue is entitled to protection against retaliation for reporting the issue.

In addition to the Enterprise Risk Committee’s general risk oversight role, responsibility for detailed oversight of specific types of risks has been delegated to various board committees, as follows:

Internal Control Risk. In addition to its oversight of all aspects of our annual independent audit and the preparation of our financial statements, the Audit Committee has been assigned responsibility for oversight of risks associated with internal controls, legal risks, compliance with applicable laws and regulations, ensuring the establishment and implementation of codes of conduct and overseeing responses to reports of examination.

Price/Interest Rate/Liquidity Risks. The Treasury and Finance Committee has been charged with overseeing management of our interest rate, liquidity, currency price and similar market risks. In fulfilling its responsibilities the Committee oversees the implementation of our asset-liability management policies and activities undertaken in connection with such policies. The Treasury and Finance Committee monitors our liquidity positions and liquidity risk management activities, interest rate risk management process and overall interest rate risk profile, the sensitivity of earnings under varying interest rate scenarios and considers the risks associated with potential changes in market interest rates. The Treasury and Finance Committee also monitors economic and interest rate trends with a view toward limiting any potential adverse impact on our earnings.

The Treasury and Finance Committee oversees our investment activities to ensure compliance with both regulatory requirements and applicable policy. It reviews significant financial risk exposures in our investment and derivatives portfolios, and the steps management is taking to monitor and control such exposures. It also monitors management of our treasury functions by the Treasury group, including: management of our securities portfolio; short-term investments and securities purchased under agreements to resell; wholesale borrowings; and in general our overall funds management processes. The Treasury group acts as the centralized funding center for all business segments, which includes managing interest rate risk through the use of derivative financial instruments.

Credit Risk. The Bank’s Loan Review Committee oversees and monitors risk related to the Bank’s lending activities. Among other things, it reviews and approves lending strategies and policies; approves asset quality standards with respect to all lending areas, including standards for loan concentrations; and monitors concentrations of credit by product, industry and geographic area. The Loan Review Committee approves appropriate general underwriting policies with respect to all lending areas and monitors adherence to such policies, and approves credit policies. The Loan Review Committee also monitors asset quality trends, reviews classified loans, charge-offs and delinquencies and approves strategies and policies regarding the acquisition, management and disposition of foreclosed property.

Risks Associated with Compensation Programs. The Compensation, Nominating and Governance Committee has responsibility for oversight of our various compensation programs. As part of its duties, the Compensation, Nominating and Governance Committee is responsible for evaluating whether any of these programs contain features that promote excessive risk-taking by employees, either individually or as a group. In addition, the Enterprise Risk Committee will review management’s assessment of risks posed by incentive compensation programs.

Communications with the Board

Shareholders who wish to communicate with the board of directors or with individual members of the board may address correspondence to the board or to a director, c/o Corporate Secretary, People’s United Financial, Inc., 850 Main Street, Bridgeport, CT 06604. The corporate secretary will review all correspondence addressed to the board or to a director, and will handle each item in accordance with procedures that have been approved by the independent directors.

The policies described in this section do not apply to shareholder proposals made pursuant to Securities and Exchange Commission Rule 14a-8, or to communications relating to those shareholder proposals.

Governance Principles and Related Matters

Corporate Governance Principles. The board of directors has adopted a formal statement of governance principles as a summary of the board’s philosophy and expectations with respect to our corporate governance process. This document and each of the other codes, policies and statements described below are available in the Investor Relations section of our website at www.peoples.com under the heading “Corporate Governance – Governance Documents.”

Code of Conduct. We have a written Code of Conduct which articulates our philosophy with respect to ethical conduct in the workplace and establishes standards for behavior, including standards with respect to compliance with laws and regulations, actual or potential conflicts of interest, fairness, insider trading, use of People’s United or customer information and public and financial disclosure. This Code of Conduct is applicable to all directors, executive officers and other employees of People’s United. Additionally, we have adopted a Code of Ethics for Senior Financial Officers that supplements the more general Code of Conduct and conforms to the requirements of the Sarbanes-Oxley Act of 2002 and NASDAQ listing standards. We will disclose within four business days any substantive changes in or waivers of the Code of Ethics granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Current Report on Form 8-K. In the case of a waiver of our Code of Conduct for an executive officer or a director, the required disclosure also will be made available on our website within four business days of the date of such waiver.

Insider Trading Policy. We maintain an Insider Trading Policy that applies to all directors, executive officers and other employees of the Company. The policy is designed to prevent insider trading or allegations of insider trading, and to protect the Company’s reputation for integrity and ethical conduct.

Prohibition on Hedging and Pledging. Our Insider Trading Policy prohibits directors, executive officers and other employees from engaging in any hedging activity involving our securities or from pledging our securities as collateral for margin purchases or a loan.

Director Independence. The board has expressed the intent that a substantial majority of board members shall at all times qualify as “independent” under NASDAQ listing standards. The board annually in February considers the independence of each member of the board, and has determined that all but two of the Company’s twelve directors are independent for purposes of applicable NASDAQ rules.

Director Tenure. The board has not established limits on the number of terms that may be served by a director because it believes our best interests are served when it is represented by individuals who have developed, over time, valuable insight into our operations and businesses. Our board is currently comprised of twelve directors and following the 2017 annual meeting, if the nominees are elected, the board will be comprised of eleven directors, nine of whom are independent. Of those eleven directors, there is a mix of years of service and tenure with the Company between longer-tenured directors, directors who have served for less than nine years and more recently elected directors. In addition, two board committees are chaired by directors who joined the Company within the last four years with Nancy McAllister presently chairing the Compensation, Nominating and Governance Committee and, effective with the 2017 annual meeting, William F. Cruger, Jr. becoming the chairman of the Audit Committee. We believe this composition of board tenure and Committee leadership is in the best interests of the Company and shareholders because it balances appropriate levels of experience and knowledge of our businesses with continuity and stability over business cycles while also providing for newer perspectives and contributions.

Director Resignation Policy. The board has adopted a policy requiring any candidate for re-election as a director to tender his or her resignation if he or she is not elected by a majority of the votes cast by shareholders in an uncontested election.

Incentive Compensation Clawback Policy. The board has adopted a policy requiring each current and former executive officer to forfeit any erroneously awarded incentive-based compensation received by any such officer during the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement due to the material non-compliance of the Company with any financial reporting requirement under the federal securities laws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of February 14, 2017 with respect to beneficial ownership of our common stock by any person or group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 who is known by us to be the beneficial owner of more than five percent of the common stock.

Name and Address of Beneficial Owners	Number of Shares; Nature of Beneficial Ownership(1)	Percent of Common Stock Owned(2)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	26,198,213(3)	8.3%

State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	42,368,262(4)	13.4%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	29,874,304(5)	9.4%

Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94163	16,194,838(6)	5.1%

(1)	Based on information in the most recent Schedule 13D or 13G filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, unless otherwise indicated.
(2)	Shares reported as owned as of the date indicated on the Schedule as filed, expressed as a percentage of shares outstanding as of February 14, 2017.
(3)	BlackRock, Inc. reports having sole voting power with respect to 22,889,228 of these shares, and sole dispositive power with respect to all of these shares.
(4)	State Street Corporation reports having shared voting and dispositive power with respect to all of these shares.
(5)	The Vanguard Group, Inc. reports having sole voting power with respect to 507,907 of these shares, shared voting power with respect to 91,439 of these shares, sole dispositive power with respect to 29,306,235 of these shares, and shared dispositive power with respect to 568,069 of these shares.
(6)	Wells Fargo & Company reports having sole voting power with respect to 115,905 of these shares, shared voting power with respect to 15,974,549 of these shares, sole dispositive power with respect to 115,905 of these shares, and shared dispositive power with respect to 16,078,933 of these shares.

We do not know of any other person who is the beneficial owner of more than 5% of our common stock as of the specified date.

STOCK OWNERSHIP GUIDELINES FOR DIRECTORS AND EXECUTIVE OFFICERS

Stock Ownership Guidelines. We have adopted guidelines for stock ownership by directors in order to encourage members of the board to increase their ownership of our stock over time. Under these guidelines, directors with at least five years of board service are expected to own shares of the Company’s common stock with a value equal to five times the value of the then-current annual cash retainer and stock award, or $595,000. The guidelines also provide that directors who have less than five years of board service are expected to own shares of our common stock with a value equal to three times the then-current value of the annual cash retainer and stock award by the annual meeting following the director’s third anniversary of board service, and are expected to own shares of common stock with a value equal to five times the then-current value of the annual cash retainer and stock award by the annual meeting following the fifth anniversary of board service. Ms. McAllister and Mr. Cruger, who joined the board in September 2013 and September 2014, respectively, were subject to these transitional guidelines during 2016. The stock ownership of all members of the board of directors was in compliance with applicable guidelines as of December 31, 2016.

We have also adopted guidelines for stock ownership by our senior executive officers. In general, the Chief Executive Officer is expected to own shares valued at five times his base salary, while the other senior executive officers are expected to own shares valued at three times base salary. Compliance with these guidelines is expected to be achieved within a five-year phase-in period from the date of an executive’s promotion or hire. All senior executive officers were in compliance with applicable guidelines as of December 31, 2016.

Security Ownership of Management

The following table sets forth, as of February 14, 2017, the beneficial ownership of common stock and preferred stock by each director, each nominee for election as a director, each named executive officer (as defined below) who is not also a director, and by all directors and executive officers as a group. Except as indicated in the notes following the table, each person has sole voting and investment power with respect to the shares listed as being beneficially owned by such person.

	Common Stock		Series A Preferred Stock
	Amount and Nature of Beneficial Ownership(d)	Percent of Class	Amount and Nature of Beneficial Ownership(e)	Percent of Class
Directors and Nominees
John P. Barnes	2,164,626	0.7%	—	—
Collin P. Baron	232,843	*	—	—
Kevin T. Bottomley	132,401	*	2,000	*
George P. Carter	232,898	*	—	—
William F. Cruger, Jr.	18,796	*	—	—
John K. Dwight(a)	234,886	*	—	—
Jerry Franklin	96,319	*	—	—
Janet M. Hansen	152,257	*	—	—
Richard M. Hoyt	62,882	*	—	—
Nancy McAllister	19,826	*	8,000	*
Mark W. Richards(a)	200,024	*	8,000	*
Kirk W. Walters(b)	1,011,057	*	40,000	*

Named Executive Officers(c)
Lee C. Powlus	637,473	*	—	—
R. David Rosato	440,182	*	—	—
Jeffrey J. Tengel	603,399	*	—	—
All Directors, Nominees and Executive Officers as a Group (20 persons)	8,563,893	2.7%	58,000	0.6%

*	Denotes beneficial ownership of less than one-half of one percent of the outstanding shares of common stock or preferred stock.
(a)	Does not include additional shares of common stock owned by a non-qualified benefit trust for the benefit of Messrs. Dwight (67,176 shares) and Richards (133,284 shares) with respect to which the named directors have neither investment nor voting authority.
(b)	Common stock total includes 1,494 shares of common stock owned by The Walters Family Foundation with respect to which Mr. Walters has shared voting and dispositive authority.
(c)	The named executive officers consist of (1) the Chief Executive Officer (Mr. Barnes) and the Chief Financial Officer (Mr. Rosato), and (2) the three most highly compensated executive officers of the Company other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers at December 31, 2016.
(d)	Does not include performance share awards discussed later in this proxy statement under the Compensation Discussion and Analysis section and as listed in the Executive Compensation Tables. Shares pursuant to these awards vest and will be issued, if at all, after a three year performance period.
(e)	Applicable percentage ownership of preferred stock is based on 10,000,000 shares of Series A preferred stock outstanding as of February 14, 2017.

Stock ownership totals include shares of common stock that are: subject to forfeiture if certain conditions are not satisfied (Column A); held indirectly through benefit plans (Column B); or subject to acquisition whether upon the exercise of stock options or otherwise within 60 days from February 14, 2017 (Column C), as follows:

	A	B	C
Directors:
John P. Barnes	95,430	7,740	1,715,780
Collin P. Baron	5,802	—	—
Kevin T. Bottomley	5,802	—	—
George P. Carter	5,802	—	—
William F. Cruger, Jr.	5,802	—	—
John K. Dwight	5,802	—	56,928
Jerry Franklin	5,802	—	—
Janet M. Hansen	5,802	—	—
Richard M. Hoyt	5,802	—	—
Nancy McAllister	5,802	—	—
Mark W. Richards	5,802	—	26,732
Kirk W. Walters	27,305	9,523	680,727

Named Executive Officers:
Lee C. Powlus	25,649	4,729	546,084
R. David Rosato	24,252	3,145	362,082
Jeffrey J. Tengel	28,909	2,103	489,919
All Directors, Nominees and Executive Officers as a Group (20 persons)	374,052	124,556	5,737,151

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership of the common stock with the Securities and Exchange Commission. Based solely on a review of the reporting forms we received, and written representations that no other reports were required, we believe that during 2016 all reports that were required to be filed under Section 16(a) were filed on a timely basis.

PROPOSAL I: ELECTION OF DIRECTORS

Our certificate of incorporation provides for the annual election of directors for one-year terms expiring at the next annual meeting. Our certificate of incorporation provides that there will be between five and fifteen members of the board of directors, as fixed by resolution of the board. The board of directors has resolved that there will be eleven members of the board following the 2017 annual meeting. Therefore, at the annual meeting, eleven directors will be elected to serve for one-year terms. Each incumbent director other than Richard M. Hoyt has been nominated for re-election. Mr. Hoyt has chosen not to stand for re-election after his current term ends on April 20, 2017. Each nominee has consented to being named in this proxy statement and to serve as a director if elected. Directors elected at the annual meeting will serve until their respective successors have been elected and qualified. The persons named in the proxy intend to vote shares under the authority granted by the proxy for the election of all nominees named below. If any of the nominees should be unable to serve, the persons named in the proxy will use their discretion in voting the shares represented by such proxies.

The board of directors recommends that shareholders vote “for” the election of each of the nominees listed below.

Certain information concerning the continuing nominees for election, including ages as of March 1, 2017 and the business experience of each during the past five years, is set forth below. Information regarding each director’s length of service as a director includes such person’s term of service as a director of the Bank, if he or she was elected prior to 2007.

NOMINEES FOR DIRECTOR

John P. Barnes, age 61, was named President and Chief Executive Officer of People’s United on July 22, 2010 after serving as interim President and Chief Executive Officer since April 25 of that year. Mr. Barnes previously served as Senior Executive Vice President and Chief Administrative Officer for People’s United following the acquisition of Chittenden Corporation in early 2008. Mr. Barnes served as an Executive Vice President of Chittenden since 1997. He became a member of our board in 2010 and is a member of the Enterprise Risk and the Treasury and Finance Committees and a member of the Bank’s Loan Review and Trust Committees.

Mr. Barnes currently serves as a member of the board of directors of the Financial Services Roundtable, a national advocacy organization for the financial services industry. Mr. Barnes has worked in the financial services industry since 1983, when he joined Chittenden after five years with the FDIC in Boston. He became Senior Vice President and Chief Credit Policy Officer in 1988. In 1990 he was named to head the Credit Policy and Administration division. In 2002, he was appointed Executive Vice President in charge of the newly formed Chittenden Services Group, which included Information Technology, Operations, Mortgage Banking, Cash Management and other centralized services for the corporation. Mr. Barnes is a graduate of Northeastern University and received his MBA from the University of Vermont.

The board believes that Mr. Barnes, as our chief executive officer, has a critical role to play as a representative of management on the board. For this reason, the board expects that for as long as Mr. Barnes serves as our chief executive officer, the board will recommend him for election to our board of directors. Mr. Barnes also serves as the chairman of The People’s United Community Foundation.

Collin P. Baron, age 69, is a member of the law firm of Pullman & Comley, LLC, a full-service law firm with offices in major Connecticut cities and in White Plains, N.Y. He has been affiliated with the firm since 1973. Mr. Baron became a director in 2001. He serves as a member of the Treasury and Finance Committee. He also serves as a member of the Bank’s Loan Review and Trust Committees.

A graduate of the University of Virginia and the George Washington University National Law Center, Mr. Baron has more than 40 years of experience in corporate, health care and banking law. He is a member of the Connecticut Health Lawyers Association and American Health Lawyers Association. He is a member of the Banking Law Committee of the American Bar Association. He has also been an active member of the greater Bridgeport business, legal and philanthropic community.

In evaluating Mr. Baron’s qualifications for board service, the board determined that Mr. Baron’s expertise in corporate and banking law, coupled with his past experience as a member of the Bank’s and our board of directors and thus his familiarity with our operations, qualify him to serve on our board and enhance the overall mix of skills among board members.

Kevin T. Bottomley, age 64, served as President and Chief Executive Officer of Danvers Bancorp, Inc. and its principal subsidiary, Danversbank, from 1996 until the merger of Danvers with People’s United in July 2011. Mr. Bottomley became a member of our board on July 1, 2011 when the merger became effective. He is a member of the Enterprise Risk Committee and of the Bank’s Loan Review Committee and chairman of the Bank’s Trust Committee. Mr. Bottomley also serves as chairman of the board of directors of the People’s United Community Foundation of Eastern Massachusetts, Inc.

Mr. Bottomley has extensive experience in the financial services industry. In addition to his executive positions with Danvers, Mr. Bottomley had served as Chairman of the Danvers board of directors since 2003. Prior to joining Danvers, he was the Chief Lending Officer and Executive Vice President at Boston Private Bank & Trust Company. Mr. Bottomley began his career at Bankers Trust in 1976 in the Asia Pacific Division in the Reverse Multinational Group and in its London Branch. Mr. Bottomley earned his undergraduate degree from Harvard College in 1974 and his MBA from the University of Virginia in 1976.

Mr. Bottomley’s qualifications to serve on the board include his demonstrated experience in executive leadership, strategic planning and governance of a public company. As a resident of northeastern Massachusetts, Mr. Bottomley adds geographic diversity to the board, and is a valuable source of insight and knowledge regarding the banking market in this portion of our market area, including the greater Boston region.

George P. Carter, age 80, is the former President of Connecticut Foods, Inc. Mr. Carter was first elected to the board in 1976. He serves as our non-executive chairman, and also currently serves as chairman of the Audit Committee and as a member of the Compensation, Nominating and Governance and the Enterprise Risk Committees, and the Bank’s Loan Review Committee. Effective as of the April 20, 2017 committee meetings, Mr. Carter will no longer serve as chairman of the Audit Committee, but will remain a member of such committee.

Mr. Carter has significant experience as a member of both the board of directors and the audit committee of a financial services company, having served as a member of the Bank’s board of directors since 1976 and as a member of its audit committee since 1981. He became Chairman of the Bank’s audit committee in 1987 and chairman of the Audit Committee of People’s United at the time of its formation in 2007. Mr. Carter is a graduate of Michigan State University, with a BS in business and has been a business owner since 1969. He is active in community and philanthropic affairs and serves as a member of the board of directors of The People’s United Community Foundation and of Bridgeport Hospital.

In considering Mr. Carter’s contributions to the board and his skills and qualifications for board service, the board noted that over his more than 35 years of board service Mr. Carter has developed a level of expertise in banking matters and an in-depth familiarity with People’s United and our various businesses that enhance his contributions to the board. The board also cited the benefit to the board’s deliberative process provided by Mr. Carter’s long-term perspective, noting that Mr. Carter has been a member of the board throughout a number of business cycles. If re-elected as a director, it is anticipated that Mr. Carter will serve as a director until the 2018 annual meeting of shareholders pursuant to the waiver discussed above under the section Corporate Governance–Board Leadership Structure.

William F. Cruger, Jr., age 58, was until August 2013 Vice Chairman of Investment Banking at J.P. Morgan Chase & Co., a leading global financial services firm. His responsibilities included senior client relationship management and transaction leadership with a primary focus on financial institutions, among other sectors. Mr. Cruger was Managing Director, Financial Institutions Group at J.P. Morgan Chase from 1996 until 2011 when he was elevated to the position of Vice Chairman. He also ran the firm’s investment banking practices in Japan from 1991 to 1996, in Latin America from 1989 to 1991, and in Emerging Asia from 1984 to 1988. He began his career at J.P. Morgan Chase in 1982.

Currently Mr. Cruger is a member of the board of MarketAxess Holdings Inc., serving as a member of the Audit Committee and the Nominating and Corporate Governance Committee, and of Virtu Financial, Inc., serving as Chairman of the Audit Committee. He has also served on the boards of Archipelago, Capital IQ and Credittrade.

Mr. Cruger currently serves as a member of the Audit and Treasury and Finance Committees and as a member of the Bank’s Loan Review Committee. Effective as of the April 20, 2017 committee meetings, Mr. Cruger will become the chairman of the Audit Committee.

The board believes that Mr. Cruger’s diverse experience in investment banking at a global financial services firm, his extensive knowledge of financial institutions and financial markets, his leadership roles as a director of other financial services firms, and his international business experience bring critical skills and strategic insight to the board.

In the course of his professional career, Mr. Cruger has developed extensive experience in the evaluation of financial statements and has a thorough understanding of generally accepted accounting principles and financial reporting procedures. He currently serves as a member of the audit committee of two public companies. Based on this background and experience, the board has identified Mr. Cruger as an audit committee financial expert.

John K. Dwight, age 72, became a member of the board of directors on January 1, 2008 following completion of the merger of Chittenden Corporation into People’s United. Mr. Dwight had served as a director of Chittenden since 1999. He is the founder and Chairman of Dwight Asset Management Company, a registered investment advisor managing over $60 billion in fixed income assets for insurance companies, stable value funds, and other institutional clients. Mr. Dwight is a former director of Old Mutual Asset Management US Holdings, Inc., a founding member of the Stable Value Investment Association and the Vermont Security Analysts Chapter. In addition, Mr. Dwight is a past trustee of St. Lawrence University and the Shelburne Museum.

Mr. Dwight has more than 20 years’ experience as a director of a publicly-held bank holding company, having served as a director and member of the audit committee of Eastern Bancorp, Inc. (parent of Vermont Federal Bank), a director of Vermont Financial Services Corporation (parent of Vermont National Bank), and a director of Chittenden (parent of multiple banks).

In evaluating Mr. Dwight’s qualifications as a director, the board considered the contribution that his extensive expertise in the area of asset management and his considerable financial acumen has made to his board service. The board determined that he brings to his role as director a strong proficiency in the area of analyzing and evaluating both company financial statements and complex financial instruments, which enhances his service not only as a member of the board but also as a member of its Enterprise Risk Committee and as chair of the Treasury and Finance Committee, and as a member of the Bank’s Trust Committee.

The board also determined that the diversity of perspective of the board as a whole benefits from Mr. Dwight’s status as a resident of Vermont and a very active member of the greater Burlington, Vermont community. We have extensive operations in Vermont by virtue of our 2008 acquisition of Chittenden.

Jerry Franklin, age 69, is the President and Chief Executive Officer of Connecticut Public Broadcasting Inc., a position he has held since 1985. Mr. Franklin was elected to the board of directors in 1997 and is a member of the Audit Committee. Mr. Franklin also serves as a member of the Bank’s Loan Review Committee.

Mr. Franklin has spent his entire professional career in the communications field. Following his honorable discharge from the U.S. Air Force in 1970, Mr. Franklin received a bachelor of science in political science and journalism from Georgia Southern University and a master of arts in telecommunications management from Indiana University. Mr. Franklin’s position with Connecticut Public Broadcasting involves overall responsibility for all aspects of that corporation’s business, including its financial condition and performance. Specifically, Mr. Franklin has responsibility for oversight of that company’s financial management, investment policies, and budget.

The board has concluded that the board as a whole benefits from the perspective provided by Mr. Franklin by virtue of his professional background and his experience as chief executive officer of a non-profit organization. In addition, the board considered the contributions Mr. Franklin has made to the board by virtue of his experience as a director of the Bank (and a current member of its Loan Review Committee) and later People’s United, a member of the Audit Committee and a former member of the Compensation, Nominating and Governance Committee.

Janet M. Hansen, age 74, was employed as Executive Vice President of Aquarion Company, a diversified water management company, from 1995 until her retirement in March 2005. Mrs. Hansen served as Aquarion’s Treasurer and Chief Financial Officer from 1992 through 1999. Aquarion was, until its acquisition by Kelda Group, plc in 2000, a publicly-held company listed on the New York Stock Exchange. Mrs. Hansen was President and Chief Executive Officer of Aquarion’s principal operating subsidiary, Aquarion Water Company, from 2000 to 2003. She served in a variety of other financial positions during her 29 year tenure with Aquarion in addition to the positions specifically noted above.

Mrs. Hansen became a member of the board of directors in February 2004. She is Chairwoman of the Enterprise Risk Committee and a member of the Audit and Treasury and Finance Committees. Ms. Hansen also served on the board of directors of Pennichuck Corporation (a publicly-owned holding company for a group of water utilities and related businesses) until its sale in late January 2012. Mrs. Hansen is a graduate of Salem State College and has an MBA in Finance from the University of Connecticut. She is also a graduate of the Advanced Management Program and the International Senior Management Program at Harvard University.

In determining Mrs. Hansen’s qualifications for the position of director, and her contributions to the board’s overall mix of skills and attributes, the board noted that Mrs. Hansen’s financial background and her past experience as Treasurer and Chief Financial Officer of a publicly-held company and as director and member of the audit committee of Pennichuck Corporation enhance her contribution to the board’s Audit and Treasury and Finance Committees.

In her various roles at Aquarion, Mrs. Hansen had extensive experience with the preparation and evaluation of financial statements. She has a detailed understanding of generally accepted accounting principles, internal controls, and financial reporting procedures. She is also intimately familiar with the role of a public company audit committee, having not only worked closely with Aquarion’s audit committee, but also having served on our Audit Committee and the audit committees of Pennichuck Corporation and Gateway Bank (acquired in 1994 by a subsidiary of a predecessor to Bank of America Corporation). For these reasons, the board has identified Mrs. Hansen as an audit committee financial expert. The board has also designated Ms. Hansen as a risk management expert. Mrs. Hansen is also active in the Greater Bridgeport community, serving as a member of the audit committee of Bridgeport Hospital.

Nancy McAllister, age 57, became a member of the board of directors in September 2013. She is the Chairwoman of the Compensation, Nominating and Governance Committee, and a member of the Enterprise Risk and Treasury and Finance Committees. Ms. McAllister also serves as a member of the board of trustees of PennyMac Mortgage Investment Trust (PMT), a specialty finance company that invests primarily in residential mortgage loans and mortgage-related assets, where she serves as Chair of the Finance Committee.

Until May 2011, Ms. McAllister was Americas Co-Head, Financial Institutions Group, Investment Banking, at Credit Suisse Securities (USA) LLC, a diversified financial services firm. Her group covered banks, insurance companies, specialty finance, asset management and financial technology institutions. From 1991 to September 2008, Ms. McAllister was employed by Lehman Brothers, Inc., where she held a variety of executive positions, including managing director and co-head of the depository institutions and debt capital markets groups. Ms. McAllister began her career as a commercial banker in 1981 at Bankers Trust. She graduated from the University of Virginia with a degree in Economics.

In evaluating Ms. McAllister’s qualifications as a director, the board noted that she is a seasoned business executive with deep knowledge of the capital markets and significant experience in financial services, including investment banking. In addition, Ms. McAllister is a resident of New York and is familiar with the New York market, an area of increasing importance to our business.

Mark W. Richards, age 71, became a member of the board of directors effective January 1, 2008 immediately following completion of the merger of Chittenden into People’s United. Mr. Richards had served as a director of Chittenden from 1999 until its merger with People’s United. He is President of The Richards Group in Brattleboro, Vermont, an independent, full-service insurance and financial services firm specializing in providing risk management, employee benefits and investment advisory services to individuals, families, and businesses primarily in Vermont and New Hampshire. Until 2008, Mr. Richards was also vice president and the majority owner of Lyon Travel Agency, a privately-owned, nationally-recognized provider of travel management services. Mr. Richards is a member of the Audit, Enterprise Risk and the Compensation, Nominating and Governance Committees. He also serves as chairman of the Bank’s Loan Review Committee.

Mr. Richards is a graduate of Williams College, and served as an officer in the U.S. Navy.

The board has determined that by virtue of his background in insurance-related financial services, Mr. Richards provides the board with an important perspective, especially with respect to the Bank’s commercial banking division, which includes an insurance brokerage subsidiary. The board also considered that Mr. Richards has more than 20 years’ experience as a director of a public company and director of a financial services organization, having formerly served as a director of Vermont Financial Services Corporation (parent of Vermont National Bank) from 1988 to 1999, and Chittenden (parent of multiple banks) from 1999 until Chittenden’s merger into People’s United effective January 1, 2008. In addition, the board considered Mr. Richards’ past experience as a member of the Bank’s Trust Committee.

Mr. Richards is a resident of southern Vermont and an active member of the greater Vermont/New Hampshire community. Mr. Richards brings an element of geographic diversity to his service on the board and is able to provide insight and counsel to the entire board with respect to this portion of the Bank’s market area.

Kirk W. Walters, age 61, joined People’s United as an executive officer and member of the board of directors on March 16, 2011. He served as Chief Financial Officer through December 31, 2014 at which time he became a Senior Executive Vice President with responsibility for corporate development and strategic planning. Prior to joining People’s United, Mr. Walters had most recently served as Senior Executive Vice President and a member of the board of directors of Santander Holdings USA, Inc., the parent company of Sovereign (now Santander) Bank. He joined Sovereign in February 2008 as Executive Vice President and Chief Financial Officer and served as interim President and Chief Executive Officer from October 2008 until Banco Santander acquired the bank in February 2009.

Prior to joining Sovereign, Mr. Walters was Executive Vice President and Chief Financial Officer of Chittenden Corporation from 1996 to 2008. From 1989 to 1995, he held a series of executive positions at Northeast Federal Corporation in Hartford, Connecticut, including Chairman, President and Chief Executive Officer. From 1984 to 1989, Mr. Walters worked for CalFed, Inc. in a variety of financial positions, including Senior Vice President and Controller. Before joining CalFed, he worked in the corporate finance group at Atlantic Richfield Corp. from 1981 to 1984. Mr. Walters is a member of the Enterprise Risk Committee and the Bank’s Loan Review and Trust Committees.

Mr. Walters, who holds an undergraduate degree in accounting from the University of Southern California, has worked in the banking industry for more than 30 years, much of it in the Northeast. This experience and his former position as our chief financial officer are significant factors in the board’s evaluation of Mr. Walters’ qualifications for service as a director.

Except as set forth above, during the past five years no director or nominee has had a principal occupation or employment with us or any of our subsidiaries or other affiliates. No director or nominee is related by blood, marriage or adoption to any of our executive officers or any executive officer of our subsidiaries or other affiliates.

With the exception of Messrs. Barnes and Walters, our board has affirmatively determined that each person nominated for reelection as a director at the 2017 annual meeting is “independent” for purposes of the applicable listing standards of The Nasdaq Stock Market, including with respect to committee membership. Our board has also determined that each of Messrs. Bottomley, Carter, Cruger, Franklin, Hoyt and Richards and Ms. Hansen and McAllister is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In making its independence determinations, the board considered and reviewed all information known to it (including information identified through annual directors’ questionnaires). In determining that Mr. Baron is independent, the board considered the fact that Mr. Baron is a principal at a law firm that does business with the Bank and determined that this relationship does not compromise Mr. Baron’s independence or ability to serve effectively as a director of the Company.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Galan G. Daukas, age 53, has been a Senior Executive Vice President, Wealth Management since December 2013. In this position, Mr. Daukas has responsibility for all aspects of our Wealth Management business, including Private Banking and the People’s Securities, Inc. brokerage business. Prior to joining People’s United, Mr. Daukas was employed by Washington Trust Wealth Management since 2005, serving as

Executive Vice President, responsible for all investment management, trust, financial planning, mutual fund management and insurance units. Mr. Daukas earned his bachelor’s degree at Dartmouth College and his master’s degree at Trinity College. He is a Chartered Financial Analyst and a Certified Financial Planner.

Sara M. Longobardi, age 53, is Senior Executive Vice President, Retail Banking. She is responsible for our branch network and residential and consumer lending areas as well as for ensuring the overall customer experience. From 2004 until April 2014, she served as senior vice president for Customer Relationship Development in the Retail and Business Banking division, where she developed, implemented and managed the strategy to drive the expansion and retention of profitable customer relationships. Ms. Longobardi joined People’s United in 1991. Ms. Longobardi holds a bachelor’s degree in finance from the University of Illinois.

David K. Norton, age 61, has been a Senior Executive Vice President and Chief Human Resources Officer since October 2009 and is responsible for all human resources functions. Prior to joining People’s United, Mr. Norton was a Senior Vice President, Human Resources at The New York Times Co. since 2006. For more than five years prior to that date, Mr. Norton was employed by Starwood Hotels and Resorts, where he was an Executive Vice President, Human Resources. Mr. Norton holds a bachelor’s degree in Business Administration from Michigan State University and completed the Advanced Management Program at Northwestern University.

Lee C. Powlus, age 56, has been a Senior Executive Vice President and Chief Administrative Officer since May 2011 with oversight of Information Technology, Project Management, Information Security, Operations and eBusiness, Business Services and Real Estate Services. Mr. Powlus, who joined People’s United in 2008, was an Executive Vice President and Chief Administrative Officer since September 2010. He previously served as Director of Information Technology for Chittenden Corporation. Mr. Powlus received his MBA and bachelor’s degree from the University of Vermont.

R. David Rosato, age 55, is Senior Executive Vice President and Chief Financial Officer of People’s United. Mr. Rosato joined People’s United in 2007 as Senior Vice President and Treasurer responsible for all treasury functions including interest-rate risk management and modeling, fixed income portfolio management, derivative activities, capital management, as well as wholesale funding and liquidity. Prior to joining People’s United, he was Treasurer at Webster Financial Corp. Mr. Rosato earned both his MBA and a bachelor’s degree in business and economics from The University of Maryland and is a Chartered Financial Analyst.

Chantal D. Simon, age 52, has been a Senior Executive Vice President and Chief Risk Officer since July 2010. She is responsible for overall risk management, including the internal audit, loan review, credit, compliance, BSA/AML, workout and operational risk functions at People’s United. Prior to joining People’s United in 2009, Ms. Simon spent 20 years at Merrill Lynch & Co. Most recently, she was Chief Risk Officer of Merrill Lynch Bank USA and Head of Risk Management of the U.S. Regulated Bank Entities at Merrill Lynch. Ms. Simon holds a bachelor’s degree in Economics and Applied Mathematics from Brown University and a MBA from Harvard Business School.

Jeffrey J. Tengel, age 54, joined People’s United in February 2010 and has been a Senior Executive Vice President, Commercial Banking since January 2011. Mr. Tengel has responsibility for Commercial Banking, including Commercial and Industrial, Commercial Real Estate, Equipment Finance and Insurance. Prior to joining People’s United, Mr. Tengel was an Executive Vice President at PNC Financial Services Group since January 2009. Mr. Tengel holds a bachelor’s degree from Marquette University and received his MBA from Case Western Reserve University.

Robert E. Trautmann, age 63, is Senior Executive Vice President and General Counsel of People’s United Bank and People’s United Financial, Inc. He is responsible for the direction of the Company’s legal operation and legislative affairs. Mr. Trautmann has served in various capacities for People’s United since 1994. Prior to joining People’s United, Trautmann was with the corporate securities and banking groups of the New Haven law firm of Tyler Cooper and Alcorn. Previously, he was with the New York City law firms of Shea & Gould and Olwine, Connelly, Chase, O’Donnell and Weyher. Mr. Trautmann holds a bachelor’s degree in philosophy from Washington University and a law degree from Washington University School of Law.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

We engage in banking transactions (including loans and other extensions of credit) in the ordinary course of business with various business organizations with which certain of our directors or executive officers are affiliated as officers, partners, members and shareholders. We also extend credit to our directors and executive officers and to members of their immediate families to the extent permitted under applicable laws and regulations. Such transactions are made in the ordinary course of business; are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not affiliated with us; and do not involve more than the normal risk of collectability or present other unfavorable features.

From time to time, we may engage in transactions other than those described in the preceding paragraph and in which a director, executive officer or family member has or may have a direct or indirect material interest. We maintain a written related party transaction policy that specifies the standards for review and approval of these types of transactions. The policy requires the affected director or executive officer and the business unit or department leader responsible for a proposed transaction of this type to notify our General Counsel as soon as possible after becoming aware that such a transaction is being proposed. If our General Counsel determines that the proposed transaction is a reportable related party transaction for purposes of the policy, he will bring it to the attention of the Compensation, Nominating and Governance Committee for its review and consideration. The Committee will evaluate the transaction based on all of the relevant facts and circumstances, including: the potential benefits to us; the potential impact on a director’s independence (where applicable); the availability of other sources for comparable products or services; the terms of the proposed transaction and the terms that would be available to unrelated third parties; and whether the proposed transaction would pose an improper conflict of interest for the affected director or executive officer. The Committee may decide to refer the matter for consideration by the full board. No member of the Committee, or of the board in the case of a referral, may participate in the review or consideration of any transaction in which he or she may have an interest.

In the event a related party transaction has occurred but has not been previously approved in accordance with the policy, the transaction will also be submitted by the Compensation, Nominating and Governance Committee for its review. If the transaction is ongoing, the Committee will evaluate all available options, including ratification, amendment or termination of the transaction. If the transaction has been completed, the Committee will determine whether additional action is necessary and will request our General Counsel to investigate the reasons why the transaction was not previously reported to the General Counsel for possible submission to the Committee for approval.

Our related party transaction policy supplements our other policies such as those designed to ensure compliance with Federal Reserve Regulation O which governs lending to directors, executive officers and other insiders.

Except as described in the first paragraph of this section, during 2016 we did not engage in any transactions with any person or entity under circumstances where the director, executive officer or family member had a direct or indirect material interest in the transaction.

BOARD OF DIRECTORS AND COMMITTEES

Meetings of the Board of Directors and its Committees

During 2016, our board of directors held 12 meetings. Each director attended more than 75% of the aggregate of (a) the total number of meetings of the board held while he or she was a director and (b) the total number of meetings held by all committees of the board on which he or she served.

The board of directors encourages all directors to attend the annual meeting of shareholders. All twelve of the individuals serving as directors at the time of the 2016 annual meeting of shareholders attended that meeting.

Board of Directors Committees

Our board of directors has four standing committees: the Audit Committee; the Compensation, Nominating and Governance Committee; the Enterprise Risk Committee; and the Treasury and Finance Committee. The charter of each of these committees is posted on our website (www.peoples.com) under the heading “Investor Relations—Corporate Governance—Board Committee Structure.”

Audit Committee. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Each member of the Audit Committee is “independent,” as that term is defined in Rule 5605(a)(2) of the listing standards of The Nasdaq Stock Market. Each member of the Audit Committee also satisfies the more stringent definition of independence required for members of audit committees generally, as set forth in Rule 5605(c)(2)(A) of the listing standards of The Nasdaq Stock Market. The Audit Committee is responsible for monitoring our accounting practices and internal controls, including the supervision of an annual audit of our financial statements by independent registered public accountants.

Our board of directors has adopted a written charter for the Audit Committee, including provisions recognizing the specific audit committee responsibilities imposed by the Sarbanes-Oxley Act of 2002, Securities and Exchange Commission rules implementing that Act, and the listing standards of The Nasdaq Stock Market. A copy of the charter is available on our website at www.peoples.com under “Investor Relations—Governance—Board Committee Structure: Audit Committee.”

The board of directors has determined that William F. Cruger, Jr. and Janet M. Hansen each qualifies as an “audit committee financial expert” within the meaning of applicable Securities and Exchange Commission regulations.

Compensation, Nominating and Governance Committee. Each member of this committee is “independent,” as that term is defined in Rule 5605(a)(2) of the listing standards of The Nasdaq Stock Market. Each member of the Compensation, Nominating and Governance Committee also satisfies the more stringent standards for members of compensation committees generally, as set forth in Rule 5605(d)(2)(A) of the listing standards of The Nasdaq Stock Market. The Compensation, Nominating and Governance Committee is responsible for making policy decisions concerning our compensation and benefit programs, and conducts periodic performance reviews of our senior and executive officers. The Compensation, Nominating and Governance Committee also recommends nominees for election as directors to the full board of directors. A current copy of the Compensation, Nominating and Governance Committee charter is available on our website at www.peoples.com under “Investor Relations—Governance—Board Committee Structure: Compensation, Nominating and Governance Committee.”

The Compensation, Nominating and Governance Committee engages an independent compensation consultant to assist it in the annual compensation process. The consultant is retained by and reports to the Compensation, Nominating and Governance Committee. The consultant provides expertise and information about competitive trends in the employment marketplace, including established and emerging compensation practices at other companies. The consultant also provides survey data, and assists in assembling relevant comparison groups for various purposes and establishing benchmarks for particular components of core compensation from the survey and comparison group data. The Committee engaged the firm of Towers Watson (now Willis Towers Watson) to serve as its independent compensation consultant during 2016.

Management may engage one or more consultants to provide additional information, advice, and professional services related to other aspects of the compensation and benefits function. These consultants work primarily with management but may also communicate directly with the Compensation, Nominating and Governance Committee. The consultant engaged to assist the Compensation, Nominating and Governance Committee in the annual compensation process may also be engaged to perform some of these additional services. We paid Willis Towers Watson less than $10,000 for services other than those relating to executive and director compensation in 2016.

The Compensation, Nominating and Governance Committee has adopted a policy requiring that the terms of engagement of the compensation consultant be set forth in an annual engagement agreement, with such agreement to set forth the scope of work to be undertaken in connection with matters relating to executive compensation. The engagement agreement also requires the compensation consultant to provide periodic reports to the Committee of any work performed by the consultant for us or any of our affiliates, other than work relating to executive compensation. The purpose of this policy is to ensure that the Committee maintains an appropriate level of control over the compensation consultant and its activities on our behalf. Willis Towers Watson’s work on our behalf and on behalf of the Compensation, Nominating and Governance Committee has not raised any conflicts of interest.

The sections below entitled “Director Compensation” and “Compensation Discussion and Analysis” include a description of the Compensation, Nominating and Governance Committee’s processes and procedures for the consideration and determination of director and executive compensation matters, including the roles of the independent compensation consultant and management in those processes and procedures.

Enterprise Risk Committee. The Enterprise Risk Committee assists the board of directors in its oversight of management’s implementation of our enterprise-wide risk management process, makes recommendations to the board concerning risk tolerance, and assesses our corporate strategy in light of our risk tolerance.

The board of directors has determined that chairwoman Janet M. Hansen qualifies as a “risk management expert” within the meaning of applicable regulations.

Treasury and Finance Committee. The Treasury and Finance Committee assists the board of directors in its oversight of our asset-liability management goals and strategy.

The following chart provides information about board committee membership and the number of meetings that each committee held in 2016.

	Audit	Compensation, Nominating and Governance	Enterprise Risk	Treasury & Finance

John P. Barnes			✓	✓
Collin P. Baron				✓
Kevin T. Bottomley			✓
George P. Carter	Chair	✓	✓
William F. Cruger, Jr.	✓			✓
John K. Dwight			✓	Chair
Jerry Franklin	✓
Janet M. Hansen	✓		Chair	✓
Richard M. Hoyt	✓	✓	✓
Nancy McAllister		Chair	✓	✓
Mark W. Richards	✓	✓	✓
Kirk W. Walters			✓
Number of meetings in 2016	11	12	11	7

In May 2016, certain board committee membership or chair positions changed from the prior committee membership. The current committee membership is reflected in the chart above. Effective with the April 20, 2017 committee meetings, Mr. Cruger will become the Chair of the Audit Committee and Mr. Carter will remain a member of that Committee.

In addition to the committees listed above, certain members of our board serve as members of the two committees of the board of directors of the Bank. In May 2016, Bank committee membership or chair positions changed from the prior year committee membership. The Bank’s Loan Review Committee currently consists of Messrs. Barnes, Baron, Bottomley, Carter, Cruger, Franklin, Richards (chairman) and Walters; the Bank’s Trust Committee currently consists of Messrs. Barnes, Bottomley (chairman), Baron, Dwight, Franklin and Walters.

Compensation Committee Interlocks and Insider Participation

The Compensation, Nominating and Governance Committee of our board of directors is composed solely of individuals who are neither officers nor employees of People’s United, or any of our direct or indirect subsidiaries. The current members of the Compensation, Nominating and Governance Committee are Nancy McAllister (chairwoman), George P. Carter, Richard M. Hoyt and Mark W. Richards. During the fiscal year ended December 31, 2016, there were no interlocks, as defined under the rules and regulations of the Securities and Exchange Commission, between members of the Compensation, Nominating and Governance Committee or our executive officers and entities with which such persons are affiliated.

Director Nominations

Our certificate of incorporation and bylaws provide that nominations of candidates for election as directors may be made only by the board of directors or by a shareholder of record.

Shareholders of record may nominate candidates by following the nomination provisions specified in our certificate of incorporation and our bylaws (as recently amended and as may be further amended from time to time). Shareholders may submit nominations in writing to People’s United Financial, Inc., 850 Main Street, Bridgeport, Connecticut 06604, Attention: Corporate Secretary, between 90 and 120 days in advance of the next annual meeting at which directors will be elected or, if directors are to be elected at a special meeting of shareholders held for that purpose, no later than the close of business on the seventh day following the earlier of (i) the date on which notice of the special meeting was first given to shareholders, or (ii) the date on which a public announcement of that meeting was first made. Each shareholder nomination must contain the information required by our certificate of incorporation and recently amended bylaws including: the name and address of the shareholder of record who intends to appear in person or by proxy to make the nomination; the name and address of each person being nominated; a description of all arrangements or understandings between the shareholder submitting the nomination and each nominee and any other person (including the name of such person) concerning the nomination to be made by the shareholder; such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and the consent of each prospective nominee to serve as a director if elected.

Role of Compensation, Nominating and Governance Committee. The Compensation, Nominating and Governance Committee identifies possible candidates for board service and is charged with responsibility for evaluating proposed nominations, including those proposed by shareholders. The Committee selects those nominees who will be presented for election by the shareholders, or appointment by the board of directors in the case of vacancies arising between annual meetings.

Identification of Proposed Nominees. Prospective candidates for election to the board of directors can be identified in several ways. First, any current member of the board whose term is expiring, who is not disqualified from serving an additional term by reason of age pursuant to our Corporate Governance Policy, and who has indicated his or her willingness to stand for re-election is automatically considered to have been proposed as a possible candidate.

Second, prospective candidates for board service may be identified by members of the Committee through informal recommendations from other members of the board or other parties. The Committee may retain the services of a search firm to assist it in identifying appropriate candidates for board service.

Finally, we have in the past and may in the future appoint one or more members of the board of an acquired institution to our board.

Evaluation of Proposed Nominees. In evaluating the qualifications of proposed candidates for nomination for election to the board, including candidates recommended by shareholders, the Compensation, Nominating and Governance Committee will consider the following factors:

With respect to nominations made by a shareholder, the Committee will consider whether the nomination complies with the requirements of Section 5.06 of our certificate of incorporation and our bylaws.

The Committee has also established minimum qualifications for board service, which are applied to all potential candidates, including current board members proposed for re-election. The Compensation, Nominating and Governance Committee will not nominate any person for election to the board of directors if, in the opinion of the Committee:

•	actual or apparent conflicts of interest exist that would substantially interfere with the ability of such person to fulfill his or her duties as a director;

•	the person would not, or could not, effectively represent the best interests of People’s United and all of its shareholders;

•	board service would be prohibited under any applicable law or regulation, including, but not limited to, federal banking regulations prohibiting interlocking directorships; or

•	the nomination did not comply with the requirements of Section 5.06 of our certificate of incorporation or our recently amended bylaws.

In addition to the minimum qualifications outlined above, in evaluating proposed nominees, the Committee will consider the following factors:

•	whether, in the opinion of the Committee, the nominee exhibits personal qualities, including personal and professional integrity, judgment and collegiality, that will ensure that the nominee will work effectively with the rest of the board in serving the long-term best interests of People’s United and its shareholders;

•	the skills, personal attributes and professional qualifications of the nominee, in light of the total mix of skills, personal attributes and professional qualifications found within the board as a whole;

•	the extent to which the nominee would enhance the diversity of perspective and life experience among members of the board;

•	whether, in the opinion of the Committee, the nominee has demonstrated a commitment to the betterment of the communities that we serve; and

•	whether the nominee would be considered “independent” for purpose of service on the board or any of its committees. Lack of independence will not, by itself, render a candidate unqualified for board service; however, it is the board’s intention that a substantial majority of board members shall at all times qualify as “independent” under the listing standards of The Nasdaq Stock Market and any other applicable laws or regulations.

Within this general framework, the weight given by the Committee and by each Committee member to any particular factor may differ. For example, the evaluation process for a current board member being considered for re-election will focus on the individual’s personal qualities and skills, as reflected in his or her actual performance as a director. The Committee’s evaluation of a candidate proposed to be newly-elected to the board might give greater weight to the individual’s professional qualifications in light of the mix of professional qualifications found within the board as a whole.

The Committee would expect to follow a somewhat different process for evaluating the qualifications of a candidate who is a current board member proposed for re-election or is proposed for appointment to the board in the context of an acquisition, compared to the process it would follow in the case of a newly-identified candidate. In the case of current board members proposed for re-election, a more in-depth evaluation would have been performed at the time the individual was first proposed for election. Additionally, the Committee has personal knowledge of the individual’s strengths and weaknesses as a board member, and does not need to solicit information from third parties or conduct interviews.

The evaluation process for directors appointed to the board in the context of an acquisition would also be simpler than the process for evaluating candidates recommended by other board members or shareholders, because we may be contractually obligated to select a candidate from among the members of the board of the entity being acquired. In this instance, the evaluation process consists of reviewing information about the professional and business experience of board members who have expressed an interest in the position. Potential candidates will also meet with the Chairman of the board and the Chief Executive Officer. The Committee then makes its selection based on feedback provided by the Chairman and Chief Executive Officer, and its evaluation of the candidates’ qualifications and personal qualities, based on the factors outlined above.

The Committee seeks candidates who will bring a diversity of perspective and life experience to their board service, and it does not restrict its definition of diversity to any particular personal attribute, such as race or gender. The Committee has taken this approach because it recognizes that there are a myriad of personal characteristics, including not only race and gender but also attributes such as physical disability, national origin, geographic location, socio-economic background, professional experience, religious affiliation and prior military service that may contribute to an individual’s diversity of perspective. Because the Committee’s definition of diversity is broadly defined, it does not have a policy requiring consideration of any particular personal attribute or attributes in evaluating the qualifications of potential candidates.

DIRECTOR COMPENSATION

Compensation of the board of directors is established by the board, upon recommendation of the Compensation, Nominating and Governance Committee. Directors who are employed by us or any of our affiliates are not entitled to additional compensation for board or committee service. In May 2016, certain committee and per meeting attendance fees were revised and those fees are reflected in the table below. The non-employee directors receive compensation according to the following table:

Annual Fees:
Cash Retainer (all members)	$24,000
Equity Compensation (all members)	95,000
Chairman of the Board	165,000
Committee Chairman:
Audit Committee	10,500
Enterprise Risk Committee	8,000
All Other Committees	4,000

Per-Meeting Attendance Fees:
Board meetings (all members)	$950
Committee meetings
Audit Committee:
Chairman	1,450
Other Audit Committee members	1,200
Chairman, Enterprise Risk Committee	1,150
Members of all Committees (except Audit)	950

Members of the board of directors of the Bank receive additional compensation for service as members of that board and its committees. However, no separate compensation is paid to a director of the Bank who attends a board meeting that is held jointly with a board meeting of People’s United and who is compensated for that meeting.

A director who, by invitation, attends a meeting of a committee of which he or she is not a regular member will be paid the same attendance fee as is payable to members of that committee. From time to time, Mr. Carter performs certain additional services in his capacity as chairman of the Audit Committee without a meeting of the Audit Committee (for example, meetings with representatives of our independent registered public accountants). In such cases, he receives an amount equal to the chairman’s regular Audit Committee meeting attendance fee. In addition, one or more other members of the Audit Committee periodically participate in the review of regulatory filings, and receive an amount equal to the regular Audit Committee meeting attendance fee for participation in each such review.

In addition to cash fees, non-employee directors also receive compensation in the form of our common stock under the People’s United Financial, Inc. Directors’ Equity Compensation Plan. Each director who is not an employee is granted an annual award of shares of our common stock based on a target dollar value of $95,000. These grants are made immediately following each annual meeting of shareholders. A person appointed as a director between annual meetings is eligible for a full or partial grant of an annual award at the time of his or her appointment, in the discretion of the Compensation, Nominating and Governance Committee. No stock options may be granted pursuant to the Directors’ Equity Compensation Plan. A total of 193,051 shares remained available for issuance as stock grants pursuant to this Plan as of February 28, 2017. Information about vesting requirements applicable to shares awarded pursuant to this Plan appear in the text following the table headed “Directors’ Equity Compensation Plan” appearing below.

Non-employee directors may also receive compensation in the form of stock awards and stock options under the 2014 Long-Term Incentive Plan. The board of directors does not intend to make recurring grants under this Plan to members of the board, or otherwise to use this Plan as a routine source of equity compensation for directors. No grants were made to directors in 2016 under this Plan.

Cash dividends payable with respect to shares of common stock issued to directors under the Directors’ Equity Compensation Plan and, when applicable, under the 2014 Long-Term Incentive Plan are paid in the same amount and at the same time as dividends are paid to shareholders generally. Stock dividends, stock splits and similar transactions will have the same effect on shares of stock issued pursuant to the Directors’ Equity Compensation Plan and, when applicable, under the 2014 Long-Term Incentive Plan as on all other outstanding shares of our common stock.

DIRECTOR COMPENSATION TABLE

The following table sets forth information relating to the compensation of our directors during 2016. Amounts shown in the table include compensation paid to the named individuals as directors of the Bank.

Director Compensation(1)

	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Collin P. Baron	$61,433	$94,224	$155,657
Kevin T. Bottomley	57,390	94,224	151,614
George P. Carter	265,900	94,224	360,124
William F. Cruger, Jr.	60,700	94,224	154,924
John K. Dwight	65,814	94,224	160,038
Jerry Franklin	66,650	94,224	160,874
Janet M. Hansen	74,716	94,224	168,940
Richard M. Hoyt	72,733	94,224	166,957
Nancy McAllister	62,767	94,224	156,991
Mark W. Richards	84,661	94,224	178,885

(1)	The columns disclosing option awards, non-equity incentive plan compensation, all other compensation and changes in pension value and nonqualified deferred compensation earnings have been omitted from the table because no director earned any compensation during 2016 of a type required to be disclosed in those columns.
(2)	Includes annual cash retainer, Committee chair retainer (if applicable) and per meeting fees.
(3)	Reflects grant-date value ($16.24 per share) of 5,802 shares awarded to each director on April 21, 2016 pursuant to the Directors’ Equity Compensation Plan.

Information about shares awarded under equity compensation plans in 2016 or in prior years that had not vested as of December 31, 2016 is as follows (values determined by reference to the $19.36 closing price of our common stock on December 30, 2016):

Directors’ Equity Compensation Plan

	Unvested Shares Outstanding at Dec. 31, 2016
	Number	Aggregate Value
Each non-employee director	5,802	$112,327

Shares of common stock issued under this plan become vested on the earliest to occur of (a) the first anniversary of the grant date, (b) the date of the annual meeting of shareholders in the year following the grant date, (c) the date a director’s board service terminates due to death or disability, or (d) a change in control of People’s United. These shares are not subject to any post-vesting transfer restriction period. As of February 28, 2017, a total of 58,020 shares issued pursuant to the Directors’ Equity Compensation Plan remained unvested.

No stock or stock option grants were made in 2016 to directors under any other equity compensation plan maintained by the Company. No shares awarded to directors under any other equity compensation plan in prior years remain unvested. Information about options previously awarded under the 2007 Stock Option Plan that were unexercised as of December 31, 2016 is as follows:

2007 Stock Option Plan

Name	Grant Date	Exercise Price	Unexercised Options Outstanding at Dec. 31, 2016
			Vested	Unvested
Mr. Dwight	Jan. 17, 2008	$15.66	56,928	—
Mr. Richards	Jan. 17, 2008	$15.66	53,464	—

Prior to 2008, Messrs. Dwight and Richards deferred a portion of their director compensation pursuant to a non-qualified deferred compensation plan maintained by Chittenden for the benefit of its directors. We assumed responsibility for this plan in 2008. Account balances for Messrs. Dwight and Richards under this plan are deemed invested in shares of our common stock, and future distributions from the plan will be made to Messrs. Dwight and Richards in the form of shares of our common stock rather than in cash. For the period from January 1, 2016 through December 31, 2016, the value of Mr. Dwight’s and Mr. Richards’ accounts under this plan increased by $181,870 and $352,587, respectively. The change in value during the year reflects changes in the market price of our stock, the effect of the deemed reinvestment of dividends paid on an equivalent number of shares of our stock, and the effect of scheduled distributions made to each of them from the plan during 2016.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

This section includes information about our executive compensation practices, and includes information about compensation paid to our executives by our subsidiaries and affiliates, including our named executive officers (“NEOs”) who appear in the Summary Compensation Table. Our NEOs are:

Named Executive Officer	Title
John P. Barnes	President and Chief Executive Officer

Lee C. Powlus	Senior Executive Vice President and Chief Administrative Officer

R. David Rosato	Senior Executive Vice President and Chief Financial Officer

Jeffrey J. Tengel	Senior Executive Vice President, Commercial Banking

Kirk W. Walters	Senior Executive Vice President, Corporate Development and Strategic Planning

Executive Summary.

Our compensation program is based on pay for performance principles and designed to reward the named executive officers based on their level of management responsibility, the ability to direct employees toward the achievement of corporate goals and individual contribution and performance. Key features include:

•	Compensation aligned with the interests of shareholders

•	Both company-wide results and individual performance impact compensation for the executives.

•	The majority of our executives’ compensation mix is variable or “at risk,” with the variable components of compensation linked to our performance against pre-established metrics and share price movement.

•	Our variable compensation plans encourage executives to consider the impact their decisions have on both the short and long-range time horizons.

In 2016, we continued to realize the benefits of our deep customer relationships, product breadth and ongoing strategic initiatives. Financial highlights for 2016 included:

Despite persistently low interest rates and a challenging economic environment, we performed well during 2016. Our executives’ compensation is closely aligned with our performance, and our incentive compensation payouts for 2016 reflected our performance over the past year.

For 2016, direct compensation for our NEOs was comprised of the following elements:

	Base Salary	Short-Term Incentive Plan	Performance Share Units	Stock Options	Restricted Stock

Participants	All Named Executive Officers

Purpose	Provide competitive compensation opportunities to reward, motivate and retain

	Competitive	Pay for Short-Term Performance	Pay for Long-Term Performance

Aligned with Shareholder Interests

Fixed / Variable	Fixed	Variable

Type of Performance	Short-Term		Long-Term

Time Horizon	Ongoing	1 Year	3-Year Performance Period	3 Year Vest 10 Year Life	3 Year Vest

Form	Cash		Equity

Timing of Payment / Grant	Ongoing	In March for prior year	Annually in February

Most recent performance measures	N/A	Combination of EPS and various individual goals	Net Income ROATCE Relative TSR	Share price appreciation

Funding for organization-wide payouts under the Short Term Incentive Plan for 2016 is based on the achievement against a pre-established operating EPS goal of $0.90. With an operating EPS result of $0.93, the incentive payout pool was funded at 105%. After the overall incentive plan funding was determined, each individual executive’s payout was finalized to reflect performance against his or her individual goals. The table below outlines key information on our Short-Term Incentive Plan and the range of incentive payouts for the NEOs.

	2016 STIP Funding Range
Performance Metric for Plan Funding	Level of Achievement	EPS	Funding Payout(1)	Actual Result	Funding	Determining NEO Incentive Payout	Range of NEO Incentive Opportunity	Incentive Payouts as % of NEO Targets
Operating EPS	Maximum Target Threshold	$1.17 $0.90 $0.63	150% 100% 50%	$0.93	105%	1) Plan funding 2) Individual performance against goals	0 - 200%	105 - 110%

(1)	For achievement between threshold and target and target and maximum, funding payout is determined based on linear interpolation.

See “Committee Actions Affecting 2016 Compensation – Rating Past Performance” for more information regarding 2016 STIP payouts to our NEOs, including individual goals for each executive.

Compensation Program Changes for 2016.

For 2016, we changed the long-term incentive portion of executive compensation packages to reinforce the link between executive pay and long-term company performance. These changes are summarized below.

	2015 Long-Term Incentive Program	2016 Long-Term Incentive Program

Components of Long Term Incentive Awards	Target value of long-term incentives comprised of two components: • Restricted stock grants (50%) • Stock options (50%)	Target value of long-term incentives comprised of three components: • Restricted stock grants (25%) • Stock options (25%) • Performance shares (50%)

Vesting Provisions	Restricted stock and stock options become vested in annual increments over 3-year vesting period

Restricted stock and stock options become vested in annual increments over a 3-year vesting period, subject to continued employment through the applicable vesting date

Performance shares become vested, if at all, at the end of a 3-year vesting period based on our achievement against the relevant performance targets

Performance Components	The value of restricted stock and stock options is based on stock price movement

The value of restricted stock and stock options is based on stock price movement

Number of shares to be issued upon vesting of performance shares will range from 50% to 150% of award amount (or zero for performance below threshold) based on Company performance over a 3-year period compared to target performance on three measures:

•    Change in net income

•    Return on average tangible common equity

•    Company total shareholder return compared to peer group total shareholder return

Each performance measure will be weighted evenly (33 1/3%).

For 2016, the Company included “performance shares” as a component of long-term incentive awards made to executives. Performance shares will comprise 50% of the overall target value of the long-term incentive portion of each executive officer’s compensation package, with the balance being split equally between stock options and restricted stock awards.

Performance shares awarded in 2016 represent the right to receive a certain number of shares of our common stock and will vest, if at all, on March 1 following the end of the three year performance period, with the number of shares actually issued at that time dependent on compliance with specified performance goals. The payout range for performance share awards will range from 50% of target upon attainment of performance minimums to a maximum of 150% of the target number of shares if performance equals or exceeds maximum performance targets. Zero payout for performance below threshold is also possible. Performance metrics will be measured over a three-year performance period starting January 1, 2016 and ending December 31, 2018. For awards granted in 2016, the three performance metrics were: (i) Net Income, (ii) Return on Average Tangible Common Equity (ROATCE), and (iii) relative total shareholder return (TSR), each weighted one-third (33 1/3%). Net Income is the average annual percentage change in the Company’s Net Income over the performance period compared to a pre-determined target percentage. ROATCE is the annual return on average tangible common equity over the performance period, compared to a pre-determined target percentage. Total shareholder return is the Company’s total shareholder return (TSR) relative to the TSR for a peer group of financial institutions selected by the Compensation, Nominating and Governance Committee prior to or within 90 days following the commencement of the performance period, excluding any peer companies that are no longer in existence at the end of the performance period. One-third of the payout depends on the results for each of the three performance measures independent of the other two measures. These performance measures and the equal weighting were selected because the Committee determined that the use of a profit measure, a return measure and a relative measure was appropriate and provided a balanced approach for performance measurement. The performance targets provide a reasonably achievable, but challenging set of goals for our NEOs and other Long Term-Incentive Plan (LTIP) participants. More information about performance shares is provided below in the Executive Compensation Tables section of this proxy statement.

Compensation Program Changes for 2017.

Amended and Restated 2014 Long-Term Incentive Plan. As discussed later in the section entitled “Proposal V: Approval of Amendments to the People’s United Financial, Inc. 2014 Long-Term Incentive Plan,” the Company will be requesting approval to issue 41,850,000 additional shares for the 2014 Long-Term Incentive Plan. We have reviewed the plan document and will be asking shareholders to approve other amendments to address administrative and governance related matters. The key changes are listed below:

Minimum Vesting Requirements	The 2014 Long-Term Incentive Plan was silent on minimum vesting requirements. We will be implementing a change so that there will be a minimum of at least one-year vesting of all awards with no exceptions other than a Change in Control, death/disability or a 5% carve-out.
Dividend Equivalent Payout/Vesting	The payout of dividends or dividend equivalents will be subject to the same vesting and performance conditions of the underlying award.
Change in Control Equity Treatment	All awards will now be subject to double-trigger provisions. If the awards are not assumed or converted upon a Change in Control, the vesting will accelerate. Performance awards will vest pro-rata based on the fractional performance period and at target performance.
Repricing via Substitution	The 2014 Long-Term Incentive Plan clarifies that repricing through substitution of awards is specifically prohibited.

Compensation Overview.

Our compensation program reflects the following principles:

What We Do
Pay for Performance	A majority of each senior executive’s target compensation is at risk. Actual compensation is dependent on company-wide and individual performance.
Balanced Approach	The at-risk portion of our senior executives’ compensation is appropriately balanced to encourage them to consider the impact their decisions have over both short and long-term time horizons.
Stock Ownership Guidelines	We have adopted guidelines for stock ownership by our senior executive officers. See “Stock Ownership Guidelines for Directors and Executive Officers” for more detail.
Clawback Provisions	Our short and long-term incentive plans allow us to recoup incentive compensation paid to an executive if circumstances warrant. We have adopted an incentive clawback policy aligned with proposed SEC regulations.
“Double Trigger” for Change in Control Benefits	Our Change in Control agreements have a “double trigger,” meaning that an executive must experience a qualifying termination event after occurrence of a change in control to receive severance benefits.
Compensation-Related Risk	On an annual basis, the Company’s Chief Risk Officer oversees a risk assessment of the Company’s incentive compensation programs.
Peer Group Review	To ensure that the peer group continues to be a valid reference point for making executive compensation decisions, the Compensation, Nominating and Governance Committee reviews the composition of the peer group annually and makes adjustments as needed. The peer group was updated for compensation decisions made in 2016.
Independent Consultant	The Compensation, Nominating and Governance Committee retains an independent compensation consultant to provide expertise and information about competitive trends in the employment marketplace, including established and emerging compensation practices at other companies.

What We Don’t Do
Excise Tax Gross-Ups	There are no excise tax gross-ups on change in control benefits.
Employment Agreements	We do not have any employment agreements with any of our senior executives.
Stock Option Practices	We do not grant discounted stock options, and we do not reprice or backdate stock options.
Pledging and Hedging	Senior executives are prohibited from engaging in pledging and hedging activities. See “Governance Principles and Related Matters – Prohibition on Hedging and Pledging” for more detail.

Participants in the Compensation Setting Process. The Compensation, Nominating and Governance Committee of our Board of Directors is responsible for overseeing and making recommendations to the independent members of the Board of Directors with respect to the compensation of the named executive officers, including the Chief Executive Officer. As part of these duties, the members of the Committee perform the following activities:

•	Conduct an annual performance review of the Chief Executive Officer

•	Review the performance of each other named executive officer, in consultation with the Chief Executive Officer

•	Formulate recommendations for approval by the independent members of the Board of Directors of the compensation of all named executive officers, including the Chief Executive Officer

•	Review, oversee and approve the management and implementation of our human resources policies and its principal employee benefit plans

•	Undertake other duties that are related to the human resources function

The Committee has a formal charter which describes the Committee’s scope of authority and its duties. The Committee’s charter is available on our website at www.peoples.com under Investor Relations: Corporate Governance, Board Committee Structure:–Compensation, Nominating and Governance Committee.

The Compensation, Nominating and Governance Committee consists of four directors, all of whom are “independent” within the meaning of Rule 5605(a)(2) of The Nasdaq Stock Market and also satisfy the standards prescribed by Rule 5605(d)(2)(A) of The Nasdaq Stock Market. The Board of Directors evaluates the independence of Compensation, Nominating and Governance Committee members annually. This evaluation, and the determination that each member of the Committee is independent and satisfies the standards prescribed by Rule 5605(d)(2)(A) of The Nasdaq Stock Market, was most recently made in February 2017.

The executive officers identified in the table below participate in the annual compensation-setting process. Executive participation is meant to provide the Compensation, Nominating and Governance Committee with input regarding our compensation philosophy, process and decisions. In addition to providing factual information such as company-wide performance on relevant measures, executives articulate management’s views on current compensation programs and processes, recommend relevant performance measures to be used for future awards, and otherwise supply information to assist the Compensation, Nominating and Governance Committee. The table below describes the nature of each executive’s participation in this process.

Chief Executive Officer

•     Regularly participates in the Committee’s compensation-setting process

•     Provides information about individual performance assessments for the other named executive officers

•     Expresses to the Committee his view on the appropriate levels of compensation for the other named executive officers for the ensuing year

•     Makes recommendations, but does not have a vote in the Committee’s decision-making process

•     Does not attend those portions of Committee meetings during which his performance is evaluated (except to present his self-evaluation to the Committee) or his compensation is being determined

Chief Human Resources Officer

•     Attends the Committee meetings to provide insight into the organization’s executive compensation programs and incentive plans

•     Provides updates on the organization’s benefit and retirement programs, as well as other Human Resources policies

Chief Financial Officer	• May participate to a limited extent in connection with the establishment of financially-driven performance goals
Chief Risk Officer	• Participates in at least one meeting annually to discuss the assessment of risk in the design and execution of the compensation programs

Executives participate in Committee discussions purely in an informational and advisory capacity, but have no vote in the Committee’s decision-making process. No executive participates in the determination of his or her own compensation.

The Compensation, Nominating and Governance Committee retains the services of an independent compensation consultant. During 2016, the Committee engaged the consulting firm Willis Towers Watson to provide insight into prevalent compensation practices and emerging trends, analyze named executives officers’ compensation arrangements and summarize changes in the regulatory environment. Specifically, the consultant provided the following services:

•	Analyzed the peer group for executive compensation comparisons

•	Conducted benchmarking of the direct compensation of the Chief Executive Officer and other NEOs relative to the peer group

•	Analyzed compensation positioning and made recommendations for the Chief Executive Officer and other NEOs

•	Provided market information on short-term incentive and long-term incentive target ranges

•	Reviewed Board of Director compensation, and

•	Advised on executive compensation practices, including long-term incentive plan design

Annual Compensation-Setting Process. The principal components of executive compensation packages consist of: base salary; annual cash bonus (also called the Short-Term Incentive Plan (STIP) Bonus); and long-term incentives. We call the combination of these components “direct compensation.” For each named executive officer, a significant percentage of direct compensation is at-risk, meaning it will generally be earned or increase in value when the named executive officer or we are successful in ways that are aligned with and support shareholder interests. At-risk elements of compensation may have no value or may be worth less than the target value if applicable performance goals are not fully attained or the price of the common stock declines or remains flat after the date the at-risk compensation is awarded. At-risk compensation includes all components of direct compensation other than base salary.

The Compensation, Nominating and Governance Committee analyzes the level and relative mix of each element of direct compensation for named executive officers on an annual basis. The Chief Executive Officer also makes recommendations to the Committee relating to compensation to be paid to the named executive officers other than himself. Based on this analysis and (where appropriate) the Chief Executive Officer’s recommendations, the Compensation, Nominating and Governance Committee makes annual recommendations to the independent members of the Board of Directors about each named executive officer’s direct compensation package.

The Committee seeks to create what it believes is the best mix of the principal components of direct compensation in delivering the named executive officers’ direct compensation. These components are evaluated in relation to benchmark data derived from information reported in publicly-available proxy statements or from market survey data. The companies which are the source of the benchmark data may be different for the Chief Executive Officer and for the other named executive officers, due to differences in the availability of reliable data for comparable executive positions below the Chief Executive Officer level. As discussed below under the heading “—Committee Actions Affecting 2016 Compensation,” the Committee uses the benchmark data as a primary reference point when setting the Chief Executive Officer’s target compensation, and as a reference point when setting the target compensation for the other named executive officers. Except in unusual circumstances, the committee sets target compensation at levels that are competitive with the benchmark data.

Assembly of the direct compensation package for each named executive officer begins with the establishment of target ranges for the separate elements making up each named executive officer’s direct compensation package. The Compensation, Nominating and Governance Committee establishes these target ranges in consultation with the Chief Executive Officer and the independent compensation consultant. The target range for each element of direct compensation for each named executive officer is around the 50th percentile of the benchmark data. Deviations from the target ranges may be made to account for a particular executive’s experience, complexity of responsibility, value to the organization, and expertise in his or her field of responsibility.

Once the ranges have been established, the Compensation, Nominating and Governance Committee determines the base salary component for each named executive officer, including the Chief Executive Officer. In doing so, the Committee reviews base salary information compiled by the compensation consultant from the sources described above, then formulates a recommendation for the base salary component of each named executive officer’s compensation in relation to that information. The target base salary for the Chief Executive Officer is determined using the percentile target range established for the elements of his direct compensation. The target base salary for each other named executive officer is based on target ranges for each element of direct compensation. The target base salary for each named executive officer may then be adjusted on an individual basis to reflect one or more of the factors noted in the preceding paragraph.

The Compensation, Nominating and Governance Committee follows a similar process for each other element of direct compensation using the target ranges established for the elements of direct compensation.

The target amount of the STIP Bonus award is expressed as a percentage of the executive’s base salary for the ensuing year. The assumed value of stock options for purposes of assembling the compensation package is determined using the Black-Scholes option pricing model, and the assumed value of performance share units and restricted stock grants is the fair value of the common stock, in each case determined as of a date reasonably close to the date the grants are to be made. For 2016, the overall target value of these long-term awards is comprised of 50% performance share awards, 25% stock options and 25% restricted stock awards. The Committee may decide to depart from the target levels established for the STIP Bonus or equity compensation awards, for the same reasons as discussed with respect to base salary.

The annual process of assembling target compensation packages for the named executive officers is forward-looking in nature. Actual performance over the applicable measurement period may exceed or fall short of the targets, and the common stock may be worth more or less in the future compared to valuations used in formulating equity-based awards. This means that when at-risk compensation is actually received by a named executive officer, it may be worth more or less to the executive than was expected at the time the award was initially made. This applies to forms of at-risk compensation paid out in cash or shares, realized from the exercise of stock options, or sale of shares after vesting.

The amount realized by named executive officers from at-risk awards granted in prior years is not taken into account by the Compensation, Nominating and Governance Committee in the process of setting target compensation for the current year. The Committee believes that doing so would be inconsistent with the underlying reasons for the use of at-risk compensation. If current year awards were increased to make up for below-target performance in prior years or decreased to account for above-target performance in prior years, the link between performance and reward would be diluted or eliminated. Named executive officers would have little incentive to improve performance if it meant decreased target awards in the future, or if the negative consequences for poor performance would be cushioned by increases in the target value of future awards. In addition, the value realized by a named executive officer from equity-based awards granted in prior periods is partially dependent upon when the executive decides to realize that value by exercising options or by selling vested shares. The Committee does not believe it would be appropriate to adjust future grants in light of these types of individual decisions.

The objective of the annual compensation-setting process is to establish the appropriate level and mix of compensation for each named executive officer, in reference to the factors discussed above. The Committee believes that the accounting treatment of any given element of direct compensation, while relevant, is not a fundamental consideration in the compensation-setting process. For the same reasons, the Compensation, Nominating and Governance Committee considers, but does not give undue weight to, the tax treatment of each component of compensation. Under Section 162(m) of the Internal Revenue Code, annual compensation paid to a named executive officer is not deductible if it exceeds $1 million unless it qualifies as “performance-based compensation” as defined in the tax code and related tax regulations. Base salary and compensation derived from restricted stock awards are not forms of performance-based compensation. Many fringe benefits also do not qualify as performance-based compensation. Stock options are treated as a form of performance-based compensation because their value is entirely dependent on the performance of the common stock in the market after the date the option is granted. Similarly, performance shares are considered as a form of performance-based compensation because their value is dependent on the company’s performance against pre-established performance targets over a three-year period. Short-term bonus awards may qualify as forms of performance-based compensation under the income tax regulations.

The Compensation, Nominating and Governance Committee understands that we will not be able to deduct a certain portion of the compensation paid to the named executive officers if it does not qualify as performance-based compensation for tax purposes and exceeds the Section 162(m) limit. The Committee also understands that the absence of this deduction will increase the effective cost of such compensation. The Committee believes this represents an additional cost of doing business that should be borne by the organization as a result of non-tax decisions regarding the appropriate level and mix of compensation for each named executive officer.

Named executive officers receive a variety of fringe benefits as compensation. Some of these are available to a broad range of employees, while others are limited to senior and executive officers. Fringe benefits for the named executive officers include: medical, dental and vision coverage (shared cost); pre-tax health and dependent care spending accounts; group life insurance coverage; short- and long-term disability insurance coverage; financial planning and tax preparation services; and an automobile allowance and reimbursement of operating expenses. Certain executives who do not reside permanently in the Bridgeport, Connecticut area are provided with local housing at our expense.

Retirement benefits represent an important source of compensation to the named executive officers. As with fringe benefits, some forms of retirement benefits are available to a broad range of employees, while others are limited to senior and executive officers who meet specified eligibility criteria. Retirement benefits are provided through the People’s United Bank, N.A 401(k) Employee Savings Plan (401(k) Plan); the Employee Stock Ownership Plan of People’s United Financial, Inc. (ESOP); and the People’s United Bank, N.A. Non-Qualified Savings and Retirement Plan. The 401(k) Plan and the ESOP are tax-qualified plans available to all qualifying employees. Mr. Barnes and Mr. Powlus are entitled to benefits under the Chittenden Pension Account Plan. Benefits under this plan were frozen as of December 31, 2005. Additional information about these plans can be found in the discussion following the table headed “Pension Benefits.”

The Compensation, Nominating and Governance Committee reviews fringe benefits and retirement benefits, but does not necessarily consider changes to those components on an annual basis. Changes to the level or types of benefits within these categories, including considerations relating to the addition or elimination of benefits and plan design changes, are made by the Committee on an aggregate basis with respect to the group of employees entitled to those benefits, and not with reference to a particular named executive officer’s compensation package. Decisions about these components of compensation are made without reference to the named executive officers’ direct compensation packages, as they involve issues of more general application and often include consideration of trends in the industry or in the employment marketplace.

Decisions about direct compensation are made without reference to other elements of compensation. Fringe benefits and retirement benefits are not specifically tailored for the named executive officers, and are provided under programs that provide similar benefits to non-executive employees.

Linking Company Performance to Incentive Plan Funding. Each year, the Compensation, Nominating and Governance Committee establishes one or more prospective company-wide performance targets for use in making funding determinations that affect payment of STIP Bonuses. Actual performance is evaluated against the target performance measures after the close of the performance period to which the measures apply. The results of that comparison are used to calculate the level of funding available to pay STIP Bonuses awarded for the applicable performance period.

The target performance measures for the STIP Bonus are objective measures that reflect our operating results for the year for which the target is established. The Committee has historically sought to ensure that attainment of the target performance measure is challenging yet achievable. When establishing a performance target in relation to results of operations, the Committee seeks to establish a target based on operating results derived from sources that are reasonably predictable and stable. Therefore, the Committee often specifies a target operating measure (such as earnings per share, or EPS) that is based on results from continuing operations. After the conclusion of the fiscal year, the Chief Executive Officer may suggest that the Committee consider additional adjustments to the target operational measures which are designed to eliminate the effects of extraordinary or unusual events. Some events for which these kinds of adjustments are made may occur from time to time, but are nevertheless considered to be extraneous to the conduct of normal day-to-day banking business. The Committee is not required to adopt the Chief Executive Officer’s recommendations. For any given year, the Compensation, Nominating and Governance Committee may decide to establish performance measures in addition to or in place of operationally-based measures. For 2016, the Committee established a STIP funding performance target based on EPS. The EPS performance measure established by the Committee differs from EPS as reported under U.S. generally accepted accounting principles because it excludes the effects of certain non-routine items. For 2016, this measure was identical to “operating EPS” as reported by us from time to time during 2016 and in January 2017.

For purposes of determining the level of funding available to pay STIP Bonuses, actual performance for the relevant year is compared to the target performance measure(s) without reference to any external factors. If actual performance falls below the targeted level but at or above a minimum threshold level set by the Committee, funding for payment of STIP Bonuses on a reduced basis may be available.

Timing of Equity Grants. Stock option grants, restricted stock grants and performance share grants are effective as of the grant date, and options are priced at fair market value on the date of grant. The grant date is the date the equity awards are approved for issuance by the independent members of the Board of Directors, acting on recommendations made to them by the Compensation, Nominating and Governance Committee. We define “fair market value” as the average of the high and low price of the common stock on the grant date or, if the grant date is not a day when the stock market is open, on the most recent day for which trading data is reported by the market. Equity grants are made to named executive officers during the normal annual compensation-setting cycle and may be made at other times under the circumstances described below.

The Compensation, Nominating and Governance Committee may from time to time recommend to the independent members of the Board of Directors that they approve the payment of special cash compensation or the grant of special equity-based awards to one or more named executive officers in addition to payments and grants approved during the normal annual compensation-setting cycle. The Committee might make such a recommendation if it believes it would be appropriate to reward one or more named executive officers in recognition of contributions to a particular project, or in response to competitive and other factors that were not addressed during the normal annual compensation-setting cycle. On occasion, special payments are contingent on some period of future service by the named executive officer. All equity grants are subject to future vesting contingencies, which may be different than the vesting periods that apply to grants made during the normal annual compensation-setting cycle.

The Committee will generally make off-cycle compensation decisions and recommendations whenever a current employee is promoted to executive officer status, or a new executive officer is hired. The Committee may depart from the compensation guidelines it would normally follow for executives in the case of outside hires.

Rating Past Performance; Payout Decisions. The Committee is responsible for reviewing our actual performance against performance targets established in prior periods. The evaluation of performance in relation to those targets is essential to determining the extent to which cash bonuses are paid to named executive officers. For more information about these performance targets and how they are used, see “—Linking Company Performance to Incentive Plan Funding” above.

The amount actually paid out to each named executive officer (including the Chief Executive Officer) pursuant to a STIP Bonus award depends on two factors: the extent to which the overall STIP Bonus pool is funded for the year; and the named executive officer’s overall performance rating with respect to his or her individual performance measures and leadership competencies. The Chief Executive Officer evaluates the performance and leadership behaviors of all named executive officers other than himself, and makes recommendations to the Compensation, Nominating and Governance Committee based on those evaluations. The Committee evaluates the performance and leadership behaviors of the Chief Executive Officer.

As discussed earlier, the Committee often specifies one or more target performance measures intended to fairly represent the results of continuing operations during the ensuing year. Events may occur during the course of the year which cause management to conclude that one or more of these measures as initially established does not in fact achieve its intended goal. In that case, the Chief Executive Officer may ask the Compensation, Nominating and Governance Committee to exercise discretion in deciding whether or to what degree the applicable performance measure has been attained or exceeded. The Committee may, but is not required to, exercise that discretion.

The extent to which the overall STIP Bonus pool for all eligible employees (including named executive officers) is funded is determined by our performance measured against the target performance metrics specified by the Compensation, Nominating and Governance Committee. The bonus pool is not funded unless at least a designated minimum percentage (as determined by the Committee) of the target performance measures are attained for the year. Maximum funding of the bonus pool will occur if actual performance equals or exceeds a designated percentage (as determined by the Committee) of the target performance measures.

Once the funding level has been determined, the Committee then decides whether to apply an overall funding adjustment factor. Application of this factor may result in an adjustment to the overall funding pool. The Compensation, Nominating and Governance Committee will consider applying an overall funding adjustment factor when the actual financial performance for the preceding year was extraordinarily different from expected performance, and when the Committee believes that actual performance was not primarily attributable to any particular operating unit or units within the organization.

Each named executive officer is also evaluated on several performance objectives that are set at the beginning of the year, and may be revised during the course of the year to account for unanticipated events. These performance measures relate to the strategic business objectives of the organization for the year. Each named executive officer has a unique set of individual performance measures. The degree to which a named executive officer satisfies these individualized measures as well as competencies and overall performance rating is taken into account in determining the amount to be paid out to that executive as a STIP Bonus. No named executive officer can receive a STIP Bonus payout in excess of 200% of the target STIP Bonus amount.

Say on Pay. At the 2016 annual meeting, our shareholders approved the compensation of our named executive officers as presented in the proxy statement for that meeting, with approximately 91% of the votes cast in favor of approval. The Committee will continue to monitor and review our compensation policies in light of evolving corporate governance standards and the results of periodic “say on pay” votes by shareholders. It will consider revisions to compensation policies when, in the Committee’s judgment, doing so would be consistent with the achievement of long-term success and the enhancement of shareholder value.

Committee Actions Affecting 2016 Compensation.

The Compensation, Nominating and Governance Committee took a variety of actions during 2016 that affected executive compensation for the year. These actions are described in greater detail below under the headings “2016 Direct Compensation;” “Establishing Performance Targets;” and “Rating Past Performance.” Early in 2017, the Compensation, Nominating and Governance Committee evaluated the performance of People’s United against the target performance measures established in early 2016 and took other actions relating to calculation of actual payments for the STIP Bonus based on 2016 performance.

Peer Group Update. The Company updated the composition of the peer group to be used in 2016 for benchmarking the CEO’s compensation package. This same peer group, with certain modifications, was also used as a comparison reference in developing the 2016 compensation packages for other executive officers.

To begin reviewing potential banks for a new peer group, the Committee used the following characteristics:

•	Total assets between $20 billion and $150 billion

•	Similar business model

•	Commercial orientation

From that list, banks were removed from consideration if they had significant insider ownership, or had a unique business model. Using these criteria and objectives, the Committee approved the following changes to the peer group in November 2015:

2015 Peer Group	Additions	2016 Peer Group

Associated Banc-Corp.

BancorpSouth, Inc.

City National Corp.

Comerica Inc.

Commerce Bancshares Inc.

Cullen/Frost Bankers, Inc.

East West Bancorp

FirstMerit Corporation

First Niagara Financial Group, Inc.

Fulton Financial Corp.

Huntington Bancshares Inc.

M&T Bank Corp.

New York Community Bancorp, Inc.

Susquehanna Bancshares, Inc.

Signature Bank

Synovus Financial Corp.

Valley National Bancorp

Wintrust Financial Corp.

Webster Financial Corp.

Zions Bancorporation

Citizens Financial Group, Inc. First Horizon National Corp KeyCorp Umpqua Holdings Corporation

Associated Banc-Corp.

Citizens Financial Group, Inc.*

Comerica Inc.

Cullen/Frost Bankers, Inc.

East West Bancorp

First Horizon National Corp

FirstMerit Corporation*

Huntington Bancshares Inc.

KeyCorp

M&T Bank Corp.

New York Community Bancorp, Inc.*

Signature Bank*

Synovus Financial Corp.

Umpqua Holdings Corporation

Webster Financial Corp.

Zions Bancorporation*

Subtractions
BancorpSouth Inc. City National Corp. Commerce Bancshares Inc. First Niagara Financial Group, Inc. Fulton Financial Corp. Susquehanna Bancshares, Inc. Valley National Bancorp Wintrust Financial Corp.

*	Not included as a reference point in developing compensation packages for the NEOs other than the CEO and CFO because the peer did not participate in relevant compensation surveys sponsored by the Committee’s independent compensation consultant.

The revisions were made to account for significant changes in the competitive landscape among financial institutions, including completed and recently announced acquisitions.

2016 Direct Compensation. In February 2016, the Committee recommended, and the independent members of the Board of Directors approved, the various components of the annual compensation packages for the Chief Executive Officer and other named executive officers. Additional information regarding base salary, stock options, and restricted stock grants are included in the detailed compensation tables elsewhere in this proxy statement. Information about the STIP Bonus target amounts is included in this discussion.

For 2016, the Committee used the updated peer group companies for use in benchmarking the Chief Executive Officer’s compensation package.

The above peer group (the CEO peer group) was modified for use as a comparison reference in developing the compensation packages for the other named executive officers, by excluding the five companies marked with an asterisk in the above list. This was done because of the limited amount of data available for comparable non-CEO executive positions in the unmodified peer group. All of the companies in the modified peer group (the NEO peer group) participate in relevant compensation surveys sponsored by the Committee’s independent compensation consultant.

For 2016, the Committee established the target value of Mr. Barnes’ direct compensation package at approximately $4.172 million, placing him in the 48th percentile for direct compensation paid to chief executive officers of the companies included in the CEO peer group, before taking into account any 2016 increase in compensation payable to such officers. This target was established based on our recent financial performance, Mr. Barnes’ estimated value in the marketplace, and the Committee’s view of the Chief Executive Officer’s critical role in our future success.

The Committee began the compensation-setting process for the other four named executive officers by referring to internally developed broad guidelines which specify target dollar ranges for executive compensation. These guidelines are based in large part on competitive trends in the employment marketplace, including established and emerging compensation practices at other companies. The Committee initially established the overall level of direct compensation for each of these named executive officers within the guideline ranges after considering our recent performance and the contribution of each named executive officer to those results, the value of each executive’s job in the marketplace, and the criticality of each named executive officer to our future success in attaining our business goals. The Committee next evaluated these preliminary compensation decisions in comparison to the compensation of executives having comparable responsibilities at companies in the NEO peer group.

The Committee compared its preliminary compensation decisions for the four named executive officers with the NEO peer group data to ensure that those preliminary decisions did not deviate significantly from market practice.

The target value of the four named executive officers’ direct compensation packages, as established by the Committee for 2016 following the steps outlined above and based on equity valuation assumptions as of a date reasonably close to the Committee’s action, each fell within or slightly above the third quartile for direct compensation paid to executive officers performing similar duties with the companies included in the peer group.

The target value of each named executive officer’s 2016 direct compensation, and the percentage change from the target value of each officer’s 2015 direct compensation, is as follows:

	Total Direct Compensation	% change
Mr. Barnes	$4,172,259	8.2%
Mr. Powlus	$1,329,065	2.0%
Mr. Rosato	$1,331,100	2.0%
Mr. Tengel	$1,420,544	2.0%
Mr. Walters	$1,331,100	2.0%

After establishing the target value for the overall direct compensation packages for Mr. Barnes and the other four named executive officers, the Committee made detailed determinations for each element of those packages in order to arrive at the desired overall result for each officer. Detailed information regarding the components of each named executive officer’s 2016 direct compensation package and the percentage change from the target value of each component of 2015 direct compensation packages, is as follows:

	Base Salary	% change	STIP Bonus Target	% change	Long-Term Incentive Target	% change
Mr. Barnes	$1,035,300	2.0%	$1,035,300	2.0%	$2,101,659	15.0%
Mr. Powlus	$458,298	2.0%	$366,639	2.0%	$504,128	2.0%
Mr. Rosato	$459,000	2.0%	$367,200	2.0%	$504,900	2.0%
Mr. Tengel	$473,515	2.0%	$378,812	2.0%	$568,218	2.0%
Mr. Walters	$459,000	2.0%	$413,100	2.0%	$459,000	2.0%

STIP Bonus targets were established for each named executive officer as a percentage of his base salary. The actual amount to be paid out to each named executive officer will be determined in part based on our financial performance for the year and in part based on the other factors discussed under the heading “—Rating Past Performance; Payout Decisions.” The amount paid out will not exceed 200% of the target amount. See “Rating Past Performance” below for a discussion of the amounts paid out to the named executive officers pursuant to these awards.

The Committee established Mr. Barnes’ STIP Bonus target at the amount shown in part based on market practice and trends, and in part to achieve the desired mix between base compensation and at-risk compensation. The Committee established the STIP Bonus target amounts for each other named executive officer at the levels shown in part based on market practice and trends, and in part to achieve the desired mix between base compensation and at-risk compensation.

To arrive at the desired total target value of each named executive officer’s direct compensation package for 2016, and in light of the levels of base salary and STIP Bonus award already determined, the Committee established the target value of the long-term incentive portion for each named executive officer in the amounts shown in the table.

The target value of the long-term incentive portion of each named executive officer’s compensation package is made up of the target value of the value of stock options using the Black-Scholes option pricing model, and the assumed value of performance share units and restricted stock grants. The overall target value of these long-term awards is 50% performance share units, 25% stock options and 25% restricted stock awards. Option values and assumed performance share unit and restricted stock grant values were based on the stock price as of a date reasonably close to the actual grant date.

The target value of the long-term incentive portion of each named executive officer’s compensation package is entirely attributable to equity-based forms of compensation. The Committee considered this to be an appropriate means of aligning our officers’ compensation with the long-term interests of shareholders.

The Committee follows a philosophy of emphasizing the at-risk components of direct compensation for executive officers. The following table illustrates the mix of each named executive officer’s target compensation for 2016, with each component expressed as a percentage of the officer’s total direct compensation:

	Base Salary	STIP Bonus Target	Long-Term Incentive Target
Mr. Barnes	24.8%	24.8%	50.4%
Mr. Powlus	34.5%	27.6%	37.9%
Mr. Rosato	34.5%	27.6%	37.9%
Mr. Tengel	33.3%	26.7%	40.0%
Mr. Walters	34.5%	31.0%	34.5%

Based on the target values of the 2016 long-term incentive awards established for each named executive officer, the Committee recommended the award of options to purchase shares of common stock and the award of shares of common stock, subject to vesting restrictions, to the named executive officers as follows:

	Performance Shares	Restricted Shares	Optioned Shares
Mr. Barnes	73,755	36,878	413,712
Mr. Powlus	17,692	8,846	99,238
Mr. Rosato	17,719	8,859	99,390
Mr. Tengel	19,941	9,970	111,854
Mr. Walters	16,108	8,054	90,354

Additional information about these performance shares, restricted shares and options is contained in the Summary Compensation Table and the table headed “Grants of Plan-Based Awards” and accompanying discussion, all of which appear below. Stock options will have no value unless the market value of our common stock is higher than the exercise price of the options. The actual value realized upon the exercise of stock options will depend on the market value of our stock at the time of exercise, and the actual value realized by each named executive officer from performance and restricted shares will depend on the market value of our stock at the time he chooses to sell such shares.

All Compensation, Nominating and Governance Committee actions taken with respect to the Chief Executive Officer and the four other named executive officers were presented as recommendations for approval by the independent members of the Board of Directors. The Chief Executive Officer participated in the development of the recommendations for the named executive officers other than himself. He did not vote on the adoption of these recommendations by the Committee. All of the Committee’s recommendations regarding the compensation of the Chief Executive Officer and the other named executive officers were approved by the independent members of the Board of Directors in February 2016.

Establishing Performance Targets. In February 2016, the Committee established the performance targets for purposes of determining actual payouts for the 2016 STIP Bonus. The Committee specified a performance target equal to budgeted EPS from continuing operations for the year, or $0.90. The EPS measure established by the Committee differs from EPS as reported under U.S generally accepted accounting principles because it excludes the effects of certain non-routine items.

Management advised the Committee that it considered this target to be challenging in light of a variety of factors, including: continuing weakness in the economy; the continuing low interest rate environment; and the general competitive environment for 2016. The Committee thus viewed the performance targets to be challenging yet achievable goals based on this information.

Rating Past Performance. In January 2017, the Compensation, Nominating and Governance Committee evaluated our actual performance during 2016 against the STIP performance target established in February 2016. For 2016, EPS from continuing operations was $0.93 representing approximately 103% of the performance target established by the Committee at the beginning of 2016. Based on these results, management recommended, and the Committee approved, funding for the overall STIP Bonus pool at 105% of target, consistent with the funding metrics approved at the beginning of 2016 without any funding adjustments.

In determining the 2016 STIP Bonus payouts for the other named executive officers, the Compensation, Nominating and Governance Committee considered the Chief Executive Officer’s evaluation of each named executive officer’s performance against the individual set of previously-established key performance measures and leadership competencies for each officer. The types of personal objectives established for each named executive officer depend on their respective areas of responsibility. Objectives for executive officers in charge of a business line are focused on attainment of specified revenue, profitability and cost-containment goals. Objectives for executive officers in charge of staff functions include cost containment measures and also focus on process improvement and business integration goals. The level of accomplishment is weighed across all goals to arrive at an overall rating of performance for incentive compensation purposes. Incentive compensation payout ratios for a named executive officer may range from zero to 200% of the target payout for that officer, depending on the level of funding available for the overall incentive compensation pool (determined solely by reference to the Company’s performance with respect to the established EPS performance measure) and the overall performance rating for the individual officer.

Each of the named executive officers is a member of the management committee and has a broad range of responsibilities, which include providing leadership and collaboration across business lines in order to positively impact the overall results of the Company. In addition to the individual objectives identified below, each is charged with ensuring compliance with all regulatory requirements, including BSA/AML. For 2016, the performance goals for our named executive officers were as follows:

Name	Summary of 2016 Objectives and Results
John P. Barnes

Mr. Barnes leads the strategic direction of People’s United. For 2016, he was responsible for overseeing the Company’s efforts to drive revenue, grow loans and deposits, increase fee revenue, control expenses and improve asset quality.

2016 Results. Under Mr. Barnes’ direction, the Company grew loans and deposits, strengthened fee businesses, implemented various technology enhancements and furthered cross-sell efforts. Company results for the year included:

•        Operating EPS of $0.93 (6.9% increase)

•        3% increase in total revenues (excludes 2015 gain on sale of payroll services business)

•        4% increase in net interest income

•        5% increase in total loans

•        5% increase in total deposits

•        Increase in operating non-interest expense limited to 2%

•        Improved asset quality

¡        Non-performing assets down 8%

¡        Net loan charge-offs declined 25%

•        Announced the acquisition of Suffolk Bancorp, a Long Island, New York-based bank

Lee C. Powlus

Mr. Powlus directs the Administrative Services division with oversight of Information Technology, Project Management, Information Security, Operations and eBusiness, Business Services and Real Estate Services. He was responsible for managing a significant portion of the Company’s total operating expense budget. For 2016, Mr. Powlus’ goals were to maintain stable technology platforms with sufficient scale to meet our growth objectives, control expenses, and execute on a variety of initiatives, projects and product launches.

2016 Results. Mr. Powlus’ strong leadership resulted in improvements in operational efficiencies, continued expense control efforts and various technological upgrades.

•        Operating EPS of $0.93 (6.9% increase)

•        Continued to develop infrastructure, analyze current processes, and implement procedural or policy changes to improve operations

•        Re-negotiated major vendor agreements

•        Oversaw various system enhancements and upgrades

•        Identified, evaluated and executed on opportunities for site consolidation

R. David Rosato

Mr. Rosato directs the organization’s overall financial policies, and oversees all financial functions including accounting, investor relations, treasury, tax, budget and corporate finance. For 2016, Mr. Rosato’s goals included achieving the Company’s EPS target, growing revenue, controlling expenses, increasing deposits and completing various projects.

Name	Summary of 2016 Objectives and Results

2016 Results. Mr. Rosato’s leadership was critical to the Company’s strong financial results. He remained focused on revenue and deposit growth, as well as expense control, by partnering with the business lines.

•        Operating EPS of $0.93 (6.9% increase)

•        3% increase in total revenues (excludes 2015 gain on sale of payroll services business)

•        5% increase in total deposits

•        Increase in operating non-interest expense limited to 2%

•        Improved capital ratios by issuing preferred stock

•        Enhanced analyst and investor relationships

•        Rebuilt and improved the Treasury Risk Modeling Group

Jeffrey J. Tengel

Mr. Tengel leads the Commercial Banking division, including Commercial and Industrial lending, Commercial Real Estate Finance and all leasing activities, as well as People’s United Insurance Agency, Inc. His goals included revenue, fee, loan and deposit growth, expense control and continued asset quality improvement.

2016 Results. Mr. Tengel led Commercial Banking to strong performance in 2016, as exhibited by the following:

•        Operating EPS of $0.93 (6.9% increase)

•        2% increase in commercial banking revenues

•        8% increase in insurance revenue

•        3% increase in commercial loans

•        16% increase in commercial deposits

•        10% increase in commercial deposit related fees

•        1% decrease in originated non-performing commercial assets

•        16% decline in commercial loan net charge-offs

•        Successfully integrated an acquired insurance brokerage business into People’s United Insurance Agency, Inc.

Kirk W. Walters

Mr. Walters leads the strategic planning effort for the entire organization, and partners with each business line to drive growth and business improvements. He is responsible for identifying and evaluating acquisition and divestiture targets.

2016 Results.

•        Operating EPS of $0.93 (6.9% increase)

•        Successfully led the acquisition of Eagle Insurance, an insurance brokerage agency specializing in commercial and personal lines

•        Led the successful acquisition of Gerstein Fisher, an investment management firm based in New York

•        Identified and investigated potential companies for acquisition as well as evaluated other business opportunities to strengthen our operating performance

The Committee evaluated the performance of each of the named executive officers relative to their respective performance measures. Based on those evaluations, the Committee determined that each of the named executive officers met or exceeded expectations with respect to their individual goals. The Committee also considered the leadership behaviors exhibited by each of the named executive officers during the year. As a result of the Committee’s evaluation and its recommendations to the full Board, the Board authorized STIP Bonus payouts to the named executive officers ranging from 105% to 110% of target within the overall opportunity range of zero to 200%.

Based on each individual’s level of achievement and the level of funding available in the STIP Bonus pool, the Committee recommended, and the independent members of the Board of Directors approved, payouts of STIP Bonuses for each named executive officer, as follows:

	Payout Amount	Payout as Percentage of STIP Bonus Target
Mr. Barnes	$1,138,830	110%
Mr. Powlus	$403,302	110%
Mr. Rosato	$385,560	105%
Mr. Tengel	$416,693	110%
Mr. Walters	$433,755	105%

Additional information about STIP Bonus awards is contained in the table headed “Grant of Plan-Based Awards” below. STIP Bonus payouts for 2016 are included in the column headed “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table below, and in the explanatory text following that table.

COMPENSATION COMMITTEE REPORT

The Compensation, Nominating and Governance Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Securities and Exchange Commission Regulation S-K with management. Based upon such review and discussion, the Compensation, Nominating and Governance Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation, Nominating and Governance Committee

Nancy McAllister, Chair

George P. Carter

Richard M. Hoyt

Mark W. Richards

REVIEW OF COMPENSATION-RELATED RISK

We have considered the extent to which our compensation policies and practices influence the behaviors of our executives and other employees with respect to taking business risks that could affect us. We believe that our compensation policies and practices are not reasonably likely to have a material adverse effect on us, either individually or in the aggregate. Executive management, including our Chief Risk Officer, conducts an annual risk assessment of these policies and practices and will advise the Compensation, Nominating and Governance Committee of their findings and recommendations (if any) for changes to these policies and practices.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth a summary for the last fiscal year of the cash and non-cash compensation paid or awarded to our principal executive officer and principal financial officer, and our three most highly compensated executive officers other than the principal executive officer and principal financial officer who were serving as executive officers at the end of the 2016 fiscal year (the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John P. Barnes	2016	$1,031,787	$—	$1,663,875	$550,237	$1,138,830	$47,467	$226,258	$4,658,454
President and Chief Executive Officer	2015	1,050,865	—	912,402	913,500	1,065,750	16,556	231,087	4,190,162
	2014	994,712	—	741,989	726,267	1,000,000	2,000	233,154	3,698,121

Lee C. Powlus	2016	$456,743	$—	$402,310	$131,987	$403,302	$17,284	$213,553	$1,625,179
Sr. Executive Vice President (Chief Administrative Officer)	2015	465,189	—	250,033	247,121	377,422	5,949	209,474	1,555,187
	2014	439,070	—	240,956	235,765	318,724	500	194,945	1,429,961

R. David Rosato(1)	2016	$457,442	$—	$402,911	$132,189	$385,560	$7,334	$75,030	$1,460,465
Sr. Executive Vice President (Chief Financial Officer)	2015	456,731	—	250,404	247,501	367,200	2,323	72,432	1,396,591

Jeffrey J. Tengel	2016	$471,907	$—	$452,911	$148,766	$416,693	$3,800	$74,449	$1,568,527
Sr. Executive Vice President	2015	480,634	—	281,262	278,539	389,953	1,199	76,722	1,508,310
(Commercial Banking)	2014	455,940	—	271,570	265,738	329,306	—	74,376	1,396,930

Kirk W. Walters	2016	$457,442	$—	$366,667	$120,171	$433,755	$5,093	$115,053	$1,498,180
Sr. Executive Vice President	2015	509,038	—	228,040	225,001	413,100	1,734	118,999	1,495,911
(Corporate Development and Strategic Planning)	2014	645,246	—	384,277	376,072	495,161	—	146,964	2,047,721

(1)	Not a named executive officer prior to 2015.

Amounts shown in the “Stock Awards” column reflect the aggregate grant date fair value of the awards for 2016, 2015 and 2014, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“FASB ASC”) Topic 718 without taking into account estimated forfeitures. Stock awards are generally valued at the average of the high and low stock price on the grant date. The value attributed to stock allocated pursuant to the Employee Stock Ownership Plan, which we call the ESOP, is based on the closing price of our common stock on the date the allocation was made. The assumptions made when calculating the amounts are found in Note 18 (Stock-Based Compensation Plans) to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2016. The terms of the 2016 stock awards are summarized under “Compensation Discussion and Analysis—Compensation Program Changes for 2016” above. With respect to the performance shares granted in 2016, the number of shares to be issued upon vesting will range from 50% to 150% of the target award amount (or zero for performance below threshold) based on the Company’s performance over a three-year performance period compared to target performance on three performance measures: (i) average annual percentage change in the Company’s net income (Net Income), (ii) annual return on average tangible common equity (ROATCE), and (iii) the Company’s relative total shareholder return compared to our peer group’s total shareholder return (TSR), each weighted one-third (33 1/3%). The grant date value of the performance shares was computed in accordance with FASB ASC Topic 718 based on the probable outcome of the three performance measures as of the grant date. Assuming the highest level of performance is achieved over the performance period, the grant date fair value of the Net Income and ROATCE weighted awards would be: Mr. Barnes—$1,122,551; Mr. Powlus—$269,280; Mr. Rosato—$269,691; Mr. Tengel—$303,502; Mr. Walters—$245,171. As the shares that vest according to TSR are subject to market conditions as defined under FASB ASC Topic 718, they have no maximum grant date fair values that differ from the fair values as presented in the table. For more information on stock awards made to the named executive officers during 2016, see the table in this section entitled “Grants of Plan-Based Awards.”

Amounts shown in the “Option Awards” column reflect the aggregate grant date fair value of the awards for 2016, 2015 and 2014, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification FASB ASC Topic 718 without taking into account estimated forfeitures. The assumptions made when calculating the amounts are also found in Note 18 (Stock-Based Compensation Plans) to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2016. The terms of the 2016 option awards are summarized under “Compensation Discussion and Analysis—Compensation Program Changes for 2016” above. All options granted were granted pursuant to the 2014 Long-Term Incentive Plan.

Option Grant Date	Option Value	Black-Scholes Assumptions
		Exercise Price	Dividend Yield	Expected Volatility Rate	Risk-free Interest Rate	Expected Term (Years)
February 18, 2016	$1.33	$14.57	4.60%	19.98%	1.28%	4.70

The exercise price shown in the above table is equal to the fair value of the underlying stock on the grant date. For more information on option grants made to the named executive officers during 2016, see the table entitled “Grants of Plan-Based Awards.”

The amounts shown in the “Non-Equity Incentive Plan Compensation” column for 2016 reflect short-term incentive bonus payments made to the named executive officers in 2017 with respect to performance in 2016.

Amounts shown in the column headed “Change in Pension Value and Nonqualified Deferred Compensation Earnings” are for the twelve months ended December 31, 2016 which is the pension plan measurement date we use for financial reporting purposes. Details of these amounts are as follows:

	Change in Pension Value(a)	Nonqualified Deferred Compensation Earnings(b)
John P. Barnes	$3,600	$43,867
Lee C. Powlus	$800	$16,484
R. David Rosato	$—	$7,334
Jeffrey J. Tengel	$—	$3,800
Kirk W. Walters	$—	$5,093

(a)	Messrs. Rosato, Tengel and Walters do not participate in any of our defined benefit plans.
(b)	Represents above-market earnings on compensation deferred by the named executive officer under the Non-Qualified Savings and Retirement Plan and, in the case of Messrs. Barnes and Powlus, previously deferred under the Chittenden Corporation Supplemental Executive Savings Plan. Information about how these earnings are calculated is shown in the table headed “Non-Qualified Deferred Compensation” and accompanying text.

Amounts shown as “All Other Compensation” are attributable to perquisites and other personal benefits, and to other items of compensation that are not reported elsewhere in the Summary Compensation Table. Perquisites and other personal benefits consist of: a company-supplied automobile or automobile allowance; tax preparation and financial planning services; personal use of gasoline credit card; for Mr. Powlus, the cost of providing local housing in the Bridgeport area; and for Messrs. Barnes, Powlus and Walters, the use of a company-owned airplane (and related ground transportation) to the extent such use was not considered under applicable regulations to be integrally and directly related to the performance of his duties ($54,417, $82,367 and $27,592 respectively).

Direct flights between Bridgeport, Connecticut and Burlington, Vermont (or nearby airports if necessary due to weather conditions or other considerations) were taken into account in determining the value attributed to the use of the company-owned airplane. Certain flights between Burlington, Vermont and other destinations were also considered where the principal purpose associated with the flight was not business related. The per-flight cost of each trip on which Mr. Barnes, Mr. Powlus or Mr. Walters was a passenger was divided by the number of our employees on the same flight for purposes of determining the amount attributable to each of them for such trips. Fixed costs such as the monthly third-party management fee associated with the airplane were excluded in making this calculation.

Additional items shown as “All Other Compensation” for 2016 include: employer matching contributions and credits to the 401(k) Employee Savings Plan and the Non-Qualified Savings and Retirement Plan (Mr. Barnes, $83,587; Mr. Powlus, $33,052; Mr. Rosato, $17,983; Mr. Tengel, $18,562; and Mr. Walters, $18,298); employer retirement contributions and credits to the 401(k) Employee Savings Plan and the Non-Qualified Savings and Retirement Plan (Mr. Barnes, $62,926; Mr. Powlus, $25,025; Mr. Rosato, $24,739; Mr. Tengel, $25,856; and Mr. Walters, $26,116); life insurance premiums ($551 for each named executive officer); the employer-paid portion of medical and/or dental insurance premiums ($15,661 for Messrs. Barnes and Powlus; $15,928 for Mr. Rosato; and $13,323 for Messrs. Tengel and Walters); and for Mr. Powlus, tax gross-up payments of $12,295 with respect to the local housing expenses paid on his behalf.

The employer retirement credits made to the Non-Qualified Savings and Retirement Plan were made in 2017 with respect to services rendered during 2016 and, accordingly, are reflected in the table entitled “Non-Qualified Deferred Compensation” appearing elsewhere in this section.

Grant of Plan-Based Awards in 2016. The following table sets forth information concerning grants of plan-based awards made in 2016 to the named executive officers under the Short-Term Incentive Plan, the 2014 Long-Term Incentive Plan and the Employee Stock Ownership Plan.

								All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(3)	Closing Market Price on Grant Date ($)(3)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John P. Barnes	Jan. 25, 2016(4)							308			$13.64	$4,196
	Feb. 18, 2016(5)	$517,650	$1,035,300	$2,070,600
	Feb. 18, 2016(6)				12,293	73,755	110,633					1,122,551
	Feb. 18, 2016(6)							36,878			14.50	537,128
	Feb. 18, 2016(6)								413,712	$14.57	14.50	550,237
Lee C. Powlus	Jan. 25, 2016(4)							308			$13.64	$4,196
	Feb. 18, 2016(5)	$183,319	$366,639	$733,277
	Feb. 18, 2016(6)				2,949	17,692	26,538					269,272
	Feb. 18, 2016(6)							8,846			14.50	128,842
	Feb. 18, 2016(6)								99,238	$14.57	14.50	131,987
R. David Rosato	Jan. 25, 2016(4)							308			$13.64	$4,196
	Feb. 18, 2016(5)	$183,600	$367,200	$734,400
	Feb. 18, 2016(6)				2,953	17,719	26,759					269,683
	Feb. 18, 2016(6)							8,859			14.50	129,031
	Feb. 18, 2016(6)								99,390	$14.57	14.50	132,189
Jeffrey J. Tengel	Jan. 25, 2016(4)							308			$13.64	$4,196
	Feb. 18, 2016(5)	$189,406	$378,812	$757,624
	Feb. 18, 2016(6)				3,324	19,941	29,912					303,502
	Feb. 18, 2016(6)							9,970			14.50	145,213
	Feb. 18, 2016(6)								111,854	$14.57	14.50	148,766
Kirk W. Walters	Jan. 25, 2016(4)							308			$13.64	$4,196
	Feb. 18, 2016(5)	$206,550	$413,100	$826,200
	Feb. 18, 2016(6)				2,685	16,108	24,162					245,164
	Feb. 18, 2016(6)							8,054			14.50	117,307
	Feb. 18, 2016(6)								90,354	$14.57	14.50	120,171

(1)	For equity grants other than those made pursuant to the ESOP, this is the date grants were approved by the independent members of the board of directors. Share allocations made pursuant to the ESOP are made as soon as administratively practicable following the date shares are released by the ESOP trustee from the ESOP’s loan repayment account in accordance with the terms of the plan.
(2)	The threshold payment for a STIP Bonus (Non-Equity Incentive Plan Awards) is shown as 50% of the target amount. Zero payouts are also possible. The maximum payout with respect to a STIP Bonus award is 200% of the target amount. The threshold for an award of performance shares (Equity Incentive Plan Awards) assumes that threshold performance is achieved with respect to one of the three performance metrics and performance is below threshold with respect to the other two performance metrics. Zero payouts are also possible. The maximum payout with respect to a performance share award is 150% of the target amount. As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, these awards are the number of performance shares that a named executive officer may earn for the three year performance period starting January 1, 2016 and ending on December 31, 2018 based on the performance measures described in that section.
(3)	Exercise price is equal to “fair market value” which we define as the average of the high and low stock price on the grant date. This will usually differ from the closing price on the grant date. The fair value of shares allocated to each executive pursuant to the ESOP is based on the closing price on the date the allocation is made.
(4)	Allocated pursuant to ESOP.
(5)	STIP Bonus award for 2016, payable in 2017.
(6)	All awards made pursuant to 2014 Long-Term Incentive Plan.

All stock and option awards, and performance share awards shown in this table were made pursuant to the 2014 Long-Term Incentive Plan and the ESOP, as noted. We define “fair market value” as the average of the high and low trading price of the common stock on The Nasdaq Stock Market on the date of grant or, if no trades take place on that date, the most recent day for which trading data is available.

Cash dividends paid with respect to shares of restricted stock are paid to the grantee at the same time as dividends are paid on all other shares of our common stock, regardless of whether awards have vested. Cash dividends paid with respect to shares of stock allocated to the participant’s account in the ESOP, whether or not vested, may be paid to the participant at the same time as dividends are paid on all other shares of our common stock or may be reinvested in additional shares of common stock, at the participant’s election. Cash dividends with respect to performance shares that accrue after the date of grant and during the performance period will be credited to the grantee at the same time as dividends are paid on all other shares of our common stock, and will vest and be paid to the grantee at the end of the performance period based on the number of performance shares earned.

Stock and option awards, and performance share awards made to the named executive officers in 2016 will vest as described below:

Source of Grant (Plan Name)	Grant Date(s)	Vesting Schedule
2014 Long-Term Incentive Plan	Feb. 18, 2016	Stock and option awards: 33 1⁄3% on Mar. 1 following each of the first three anniversaries of the grant date, subject to continued employment on the applicable vesting date
	Feb. 18, 2016	Performance share awards: 100% on Mar. 1 following the third anniversary of the grant date subject to continued employment on the applicable vesting date and achievement of the relevant performance metrics

For a description of the vesting of stock, option and performance share awards in the event of certain terminations or upon a change in control, see “—Potential Payments upon Termination or Change in Control—Long-Term Incentive Plan” below.

A participant in the ESOP becomes fully vested once he or she has completed five years of credited service, as defined in the plan. All of the named executive officers are fully vested in shares allocated to their accounts under this plan.

For purposes of this table, the grant date fair value of stock awards is generally equal to the number of shares awarded multiplied by the fair value of the shares as determined pursuant to the applicable plan. For stock allocated pursuant to the ESOP, the fair value is assumed to be equal to the closing price of the common stock on the date the shares were allocated to participants’ accounts. The grant date fair value of options is determined using the Black-Scholes option pricing model with the assumptions set forth in the text following the Summary Compensation Table for the specified grant date. The grant date value of the performance shares was computed in accordance with FASB ASC Topic 718 using the assumptions discussed in Note 18 of our 2016 Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal 2016 Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John P. Barnes	14,650	—	$16.08	Jan. 16, 2018	17,788(a)	$344,376	98,340(e)	$1,903,862
	284,659	—	15.66	Jan. 17, 2018	40,764(b)	789,191
	22,000	—	16.94	Feb. 21, 2018	36,878(c)	713,958
	32,674	—	16.58	Jan. 22, 2019
	32,461	—	15.80	Jan. 28, 2020
	85,028	—	13.05	Sep. 16, 2020
	108,591	—	13.42	Feb. 17, 2021
	106,006	—	12.94	Feb. 21, 2023
	316,456	158,228(a)	13.90	Feb. 20, 2024
	208,561	417,124(b)	14.85	Feb. 19, 2025
	—	413,712(c)	14.57	Feb. 18, 2026
Lee C. Powlus	5,715	—	$16.94	Feb. 21, 2018	5,775(a)	$111,804	23,590(e)	$456,702
	48,200	—	17.45	Oct. 9, 2018	11,028(b)	213,502
	8,966	—	16.58	Jan. 22, 2019	8,846(c)	171,259
	8,821	—	15.80	Jan. 28, 2020
	9,792	—	13.05	Sep. 16, 2020
	29,537	—	13.42	Feb. 17, 2021
	7,253	—	13.55	Jul. 21, 2021
	26,442	—	12.65	Feb. 16, 2022
	101,344	—	12.94	Feb. 21, 2023
	102,730	51,365(a)	13.90	Feb. 20, 2024
	56,420	112,841(b)	14.85	Feb. 19, 2025
	—	99,238(c)	14.57	Feb. 18, 2026
R. David Rosato.	6,040	—	$16.94	Feb. 21, 2018	1,625(a)	$31,460	23,626(e)	$457,399
	8,565	—	16.58	Jan. 22, 2019	2,724(d)	52,737
	39,250	—	15.62	Jul. 16, 2019	11,044(b)	213,812
	8,427	—	15.80	Jan. 28, 2020	8,859(c)	171,510
	12,432	—	13.42	Feb. 17, 2021
	15,209	—	12.65	Feb. 16, 2022
	29,218	—	12.94	Feb. 21, 2023
	28,906	14,453(a)	13.90	Feb. 20, 2024
	53,438	26,719(d)	14.12	May 15, 2024
	56,507	113,014(b)	14.85	Feb. 19, 2025
	—	99,390(c)	14.57	Feb. 18, 2026
Jeffrey J. Tengel	32,012	—	$15.56	Mar. 8, 2020	6,509(a)	$126,014	26,588(e)	$514,744
	58,677	—	13.42	Feb. 17, 2021	12,430(b)	240,645
	61,075	—	12.65	Feb. 16, 2022	9,970(c)	193,019
	115,790	57,895(a)	13.90	Feb. 20, 2024
	63,593	127,187(b)	14.85	Feb. 19, 2025
	—	111,854(c)	14.57	Feb. 18, 2026
Kirk W. Walters	50,000	—	$12.30	Mar. 17, 2021	9,211(a)	$178,325	21,478(e)	$415,814
	86,433	—	12.65	Feb. 16, 2022	10,040(b)	194,374
	165,637	—	12.94	Feb. 21, 2023	8,054(c)	155,925
	163,866	81,933(a)	13.90	Feb. 20, 2024
	51,370	102,740(b)	14.85	Feb. 19, 2025
	—	90,354(c)	14.57	Feb. 18, 2026

Vesting schedules for the footnoted items in the table above are as follows:

(a)	100% on Mar. 1, 2017
(b)	50% on Mar. 1, 2017; 50% on Mar. 1, 2018
(c)	One-third on Mar. 1, 2017; one-third on Mar. 1, 2018; one-third on Mar. 1, 2019
(d)	100% on Jun. 1, 2017
(e)	100% on Mar. 1, 2019 subject to the performance measures during the three-year performance period starting January 1, 2016 and ending December 31, 2018

The market value of unvested stock and performance share awards was calculated for purposes of this table using a per-share value of $19.36, which was the closing price of our common stock on December 30, 2016. Performance shares granted on February 18, 2016 will vest, if at all, based on the Company’s achievement with respect to each equally-weighted performance measure (Net Income, ROATCE and TSR) over the three year performance period starting January 1, 2016 and ending on December 31, 2018. In the table, the number and market value of shares with respect to Net Income and ROATCE reflect maximum performance because actual performance on those performance measures through December 31, 2016 was between target and maximum. The number and market value of shares with respect to TSR reflect target performance because actual performance on that performance measure through December 31, 2016 was between threshold and target. The actual number of shares that will vest and be distributed with respect to 2016 performance shares is not yet determinable.

The following table presents information about the exercise of stock options and the vesting of stock awards during 2016 for the named executive officers.

Option Exercises and Stock Vested in 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John P. Barnes	136,809	$660,377	308	$4,196
	200,000	1,099,400	68,281	1,017,933

Lee C. Powlus	26,442	$139,455	308	$4,196
			21,919	326,768

R. David Rosato	43,830	$92,880	308	$4,196
			10,209	152,196
			2,723	43,173

Jeffrey J. Tengel	195,883	$1,184,088	308	$4,196
			25,000	372,700

Kirk W. Walters	—	$—	308	$4,196
			31,607	471,197

Cash dividends paid with respect to shares of restricted stock awards made under our equity incentive plans are paid to the grantee at the same time as dividends are paid on all other shares of our common stock, regardless of whether awards have vested. During 2016, the named executive officers received dividend payments on unvested shares of stock awards made under our equity incentive plans in the following amounts: Mr. Barnes, $69,914; Mr. Powlus, $19,567; Mr. Rosato, $17,576; Mr. Tengel, $22,103; and Mr. Walters, $22,444.

Shares allocated pursuant to the ESOP during 2016 to the account of each named executive officer are shown in the following table and in the table entitled “Grant of Plan-Based Awards.” The table reflects the normal allocation of shares to ESOP participants’ accounts for the year ended December 31, 2015.

ESOP Shares Allocated on January 25, 2016
Mr. Barnes	308
Mr. Powlus	308
Mr. Rosato	308
Mr. Tengel	308
Mr. Walters	308

Employees must complete at least one full year of credited service for participation in the ESOP. Share allocations on January 25, 2016 were based on eligible compensation earned during 2015. The values shown in the “Option Exercises and Stock Vested” table for the shares allocated to the named executive officers’ ESOP accounts are also included in the “Stock Awards” column of the Summary Compensation Table.

Pension Benefits in 2016

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
John P. Barnes	Chittenden Corporation Pension Account Plan	22.2	$317,900	$—

Lee C. Powlus	Chittenden Corporation Pension Account Plan	13.0	$71,500	$—

(1)	Values are as of December 31, 2016, which is the pension plan measurement date we use for financial reporting purposes. The valuation method and material assumptions applied in quantifying the present value of the current accrued benefits are as discussed in Note 17 (Employee Benefit Plans) of our 2016 Annual Report on Form 10-K.

Mr. Barnes and Mr. Powlus are participants in the Chittenden Corporation Pension Account Plan, a tax-qualified defined benefit plan for which we assumed responsibility in 2008. None of our named executive officers are eligible to participate in any other People’s United defined benefit plans. The Chittenden Corporation Pension Account Plan was closed to new participants as of December 31, 2005 and all of our other defined benefit plans were closed to new participants effective August 14, 2006.

Benefits under the Chittenden Corporation Pension Account Plan were frozen as of December 31, 2005. The maximum number of years of credited service used in calculating benefits under that plan is equal to the number of years of service credited to each plan participant as of that date. This plan is a cash balance plan. Consequently, values shown in the table for Mr. Barnes and Mr. Powlus represent the actual value of their respective accumulated benefits, without actuarial adjustments.

Benefits under our other defined benefit pension plans were frozen as of December 31, 2011. Consequently, the maximum number of years of credited service used in calculating benefits under these plans is equal to the number of years of service credited to each plan participant as of that date.

Retirement Plans

Employees’ Retirement Plan. The People’s United Bank, N.A. Employees’ Retirement Plan is a tax-qualified noncontributory defined benefit plan. The People’s United Bank Cap Excess Plan and the People’s United Bank Enhanced Senior Pension Plan (described below) are non-qualified supplemental defined benefit plans which together are referred to as the Supplemental Retirement Plans.

Employees who began employment with the Bank on or after August 14, 2006 are not eligible to participate in the Employees’ Retirement Plan or in the Supplemental Retirement Plans. None of our named executive officers are participants in these plans.

The Employees’ Retirement Plan provides retirement benefits for eligible employees. Subject to the limitations imposed under the Internal Revenue Code, benefit payments are based on the employee’s years of credited service and the higher of (a) the employee’s average annual compensation paid during the five consecutive calendar years during the last ten years of participation that produce the highest average, or (b) 12 times the employee’s average monthly compensation paid during the last 60 consecutive months during which the employee received a salary while a participant in the Employees’ Retirement Plan.

For purposes of the benefit calculation, compensation is the sum of salary and bonus, subject, for purposes of the Employees’ Retirement Plan benefit calculations, to the limits specified in the Internal Revenue Code. Under the Internal Revenue Code, compensation in excess of specified limits cannot be considered for purposes of determining benefits under the Employees’ Retirement Plan. The basic pension benefit is a lifetime annual pension payable to employees retiring at age 65 equal to 1.1% of average annual compensation up to average Social Security covered compensation (which is an average of Social Security wage bases), plus 1.7% of average annual compensation in excess of the retiree’s average Social Security covered compensation, all multiplied by the employee’s years of credited service up to 30 years.

Cap Excess Plan. The Cap Excess Plan covers employees who are participants in the Employees’ Retirement Plan, who are otherwise eligible under the Cap Excess Plan and whose benefits under the Employees’ Retirement Plan are affected by limitations on compensation described above and limitations on benefit amounts payable by tax-qualified plans under the Internal Revenue Code. The Cap Excess Plan benefit is equal to the monthly benefit the participant would have received under the Employees’ Retirement Plan if those limitations did not apply, less the amount he or she would actually receive under that plan.

Enhanced Senior Pension Plan. The Enhanced Senior Pension Plan provides for the payment of supplemental pension benefits for employees who are otherwise eligible under the Enhanced Senior Pension Plan and have attained age 50. The Enhanced Senior Pension Plan provides for an annual target retirement benefit equal to the excess of (1) 50% of the average compensation that would be used in calculating Employees’ Retirement Plan benefits if the limitations on compensation imposed by the Internal Revenue Code did not apply, over (2) the benefits payable to the covered employee under any other qualified defined benefit plans maintained by the employee’s former employers, subject to certain exceptions. The target benefit is then reduced by 1/15th for each year of credited service with the Bank less than 15. Target benefits under the Enhanced Senior Pension Plan are offset by benefits payable under the Employees’ Retirement Plan and the Cap Excess Plan. A participant in the Enhanced Senior Pension Plan becomes vested upon attaining age 55 or upon completing five years of service (whichever is later), and in any event upon reaching his or her normal retirement date. In addition, all participants in the Enhanced Senior Pension Plan become fully vested upon a change in control of the Bank or on the date the Bank enters into an agreement which would result in a change in control if consummated.

The Supplemental Retirement Plans generally provide for payment of benefits in a lump sum on the later of (A) the first payroll date of the seventh month following the participant’s termination of service, or (B) the first payroll date of the month following the participant’s attainment of age 55. The lump sum amount is equal to the present value of the applicable plan benefit determined as set forth above, and is calculated using interest assumptions, mortality tables and all other actuarial factors applied under the Employees’ Retirement Plan for purposes of determining present values of benefits payable under that plan.

Effective December 31, 2011, the benefits earned under the three plans described above were frozen. Continued service with People’s United (and our affiliates) and all compensation earned for periods beginning after that date will be disregarded for purposes of calculating the benefits payable under these plans.

Chittenden Corporation Pension Account Plan. The Chittenden Corporation Pension Account Plan is a tax-qualified noncontributory defined benefit plan. Substantially all former full-time employees of Chittenden who were age 21 with one year of service prior to 2006 participate in the Pension Account Plan. Messrs. Barnes and Powlus are the only named executive officers who are participants in this plan. This plan is a cash balance plan under which each participant’s benefit is determined based on annual pay credits and interest credits made to each participant’s notional account. Effective December 31, 2005, the benefits earned under the Pension Account Plan were frozen. As a result, no additional pay credits have been made to accounts since that date. Interest credits will continue to be made until benefits are paid.

Under the Pension Account Plan, interest credits are based on the notional account balance on the last day of the prior plan year and the plan’s interest credit rate. The plan’s interest credit rate for a given year, which is specified by the plan documents, equals the average 12-month Treasury Bill rate during December of the preceding plan year plus 0.5%, subject to an 8.0% maximum rate. The interest credit rate for this plan during 2016 was 1.15%.

Participants may choose among several forms of annuity for payment of their benefits, or may elect to receive their benefit in a lump sum. The annual single life annuity value is equal to the cash balance account at retirement age divided by a plan-specified annuity conversion factor. All annuity forms of payment are actuarially equivalent to the single life annuity. The lump sum payment amount is the greater of the participant’s cash balance account and the present value of the participant’s single life annuity benefit.

401(k) Employee Savings Plan. We maintain a tax-qualified defined contribution plan for substantially all employees, with eligibility beginning as of the first day of the calendar month following their hire date. Eligible employees may contribute from 1% to 50% of their annual compensation to the plan on a pre-tax basis each year, subject to limitations imposed by the Internal Revenue Code (for 2016 the limit was $18,000 exclusive of any catch-up contributions). Each year, we match 100% of a participant’s contributions up to 4% of earnings (as defined in the plan). All of the named executive officers are eligible to participate in the 401(k) Employee Savings Plan.

Employees receive an “employer retirement contribution” to their accounts under the plan, in an annual amount equal to 3% of the employee’s eligible earnings. Employees must satisfy certain eligibility requirements in order to qualify for this benefit. All of the named executive officers were eligible to receive the employer retirement contribution under the 401(k) Employee Savings Plan for 2016.

Non-Qualified Savings and Retirement Plan. We maintain a Non-Qualified Savings and Retirement Plan which covers certain eligible employees who are also eligible to participate in the 401(k) Employee Savings Plan. Eligible employees (including all named executive officers) may contribute from 1% to 50% of their annual salary and STIP Bonus on a pre-tax basis each year without regard to Internal Revenue Code limits. The plan allows a participant to defer amounts on a non-tax-qualified basis whether or not he or she is eligible (or elects) to contribute to the 401(k) Employee Savings Plan.

The Non-Qualified Savings and Retirement Plan includes an employer match feature that is substantially similar to the match feature in the 401(k) Employee Savings Plan. Matching contributions are made in the form of credits to the Non-Qualified Savings and Retirement Plan participant’s account under the plan. The match is equal to the lesser of 4% of the participant’s eligible compensation, or the amount of the participant’s actual contribution to the Non-Qualified Savings and Retirement Plan for the applicable year. The amount of our matching contributions for a participant in the Non-Qualified Savings and Retirement Plan is offset by the maximum amount of matching contributions the participant could have received under the 401(k) Employee Savings Plan.

Employees who are eligible to participate in the Non-Qualified Savings and Retirement Plan receive a “restoration contribution” to their account under the Non-Qualified Savings and Retirement Plan, in an annual amount equal to 3% of the employee’s eligible earnings in excess of applicable Internal Revenue Code limits. Each of the named executive officers was eligible to receive this contribution with respect to 2016.

Chittenden Corporation Supplemental Executive Savings Plan. The Chittenden Corporation Supplemental Executive Savings Plan is a non-qualified defined contribution plan which became frozen to future contributions at the end of 2007. Senior executives of Chittenden Corporation were eligible to make salary deferral elections pursuant to this plan. No named executive officer other than Messrs. Barnes and Powlus has any balances credited to this plan.

The following table sets forth information regarding the Non-Qualified Savings and Retirement Plan and (in the case of Messrs. Barnes and Powlus) the Chittenden Corporation Supplemental Executive Savings Plan. Messrs. Rosato, Tengel and Walters do not participate in the Chittenden Corporation Supplemental Executive Savings Plan.

Non-Qualified Deferred Compensation for 2016

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
John P. Barnes, Non-Qualified Savings & Retirement Plan	$419,507	$140,513	$174,060	$—	$4,546,067
John P. Barnes, Chittenden Corp. Supp. Exec. Savings Plan	$—	$—	$3,200	$—	$79,233
Lee C. Powlus, Non-Qualified Savings & Retirement Plan	$143,996	$44,090	$65,855	$—	$1,709,148
Lee C. Powlus, Chittenden Corp. Supp. Exec. Savings Plan	$—	$—	$755	$—	$18,702
R. David Rosato	$91,488	$25,910	$29,634	$—	$796,403
Jeffrey J. Tengel	$33,034	$27,592	$15,357	$—	$410,292
Kirk W. Walters	$18,298	$28,650	$20,579	$—	$526,900

A portion of the amounts shown in this table in the column headed “Executive Contributions in Last FY” are also reported and included in the “Salary” column as compensation for 2016 in the Summary Compensation Table.

Amounts shown in this table in the column headed “Registrant Contributions in Last FY” are also reported and included in the “All Other Compensation” column as compensation for 2016 in the Summary Compensation Table to the extent they constitute employer matching credits made pursuant to the plan during 2016, but are not included in the Summary Compensation Table to the extent they constitute retirement credits made in 2016 with respect to services rendered in 2015 for those named executive officers who were eligible to receive such credits under this plan.

The “Aggregate Earnings in Last FY” column reported in this table include the following amounts that are included in the Summary Compensation Table under “Change in Pension Value and Nonqualified Deferred Compensation Earnings”: for Mr. Barnes, $3,600 earned under the Chittenden Corporation Supplemental Executive Savings Plan and $43,867 earned under the Non-Qualified Savings and Retirement Plan; for Mr. Powlus, $800 earned under the Chittenden Corporation Supplemental Executive Savings Plan and $16,484 earned under the Non-Qualified Savings and Retirement Plan; for Mr. Rosato, $7,334; for Mr. Tengel, $3,800; and for Mr. Walters, $5,093, all earned under the Non-Qualified Savings and Retirement Plan.

The “Aggregate Balance at Last FYE” column reported in this table includes the following amounts that were previously reported in the Summary Compensation Table as 2015 and 2014 compensation: for Mr. Barnes,

$298 under the Chittenden Supplemental Executive Savings Plan and $258,749 under the Non-Qualified Savings and Retirement Plan; for Mr. Powlus, $70 under the Chittenden Supplemental Executive Savings Plan and $76,881 under the Non-Qualified Savings and Retirement Plan; for Mr. Tengel, $49,838; and for Mr. Walters, $97,045, both under the Non-Qualified Savings and Retirement Plan. Mr. Rosato was not a named executive officer before 2015 and therefore none of the amounts appeared in the Summary Compensation Table for him before that time. In 2015, for Mr. Rosato, under the Non-Qualified Savings and Retirement Plan, $22,508 was reported in the Summary Compensation Table.

Balances credited to a participant’s account under the Non-Qualified Savings and Retirement Plan are credited with interest at a fixed rate set by the Treasury and Finance Committee. During 2016, this rate was 4.053% which is equal to the average of the yield for each of the 12 months ended September 30, 2015 for debt obligations having a 10-year maturity issued by A-rated U.S. Banks, as published by Bloomberg (screen reference key C07010Y). This rate is subject to review and revision by the Treasury and Finance Committee on an annual basis.

Non-Qualified Savings and Retirement Plan balances are distributable at the executive’s election (a) in a lump sum, or (b) in annual installments over a five- or ten- year period. The lump sum payment or the first installment payment will be made no earlier than the first payroll period in the seventh month following the executive’s termination of employment unless a later payment or commencement date is required for compliance with Section 409A of the Internal Revenue Code. Participants may choose different payout options for balances attributable to salary deferrals and retirement credits prior to 2013 and for balances attributable to salary deferrals and retirement credits in each year thereafter.

Interest credits are made to participants’ accounts under the Chittenden Corporation Supplemental Executive Savings Plan in the same manner and at the same rate as under the Non-Qualified Savings and Retirement Plan. Plan balances are distributable in a lump sum or in approximately equal annual installments over a period not to exceed 11 years, as elected by the executive. The participant may elect to have payments commence on one of the following dates: the first day of the month following six months after his severance date; the later of six months after his severance date or the beginning of the following calendar year; or at the participant’s attainment of the age specified in his distribution election form. A participant may change his payout election from time to time in accordance with the provisions of the plan, but may not accelerate the payment date.

Employee Stock Ownership Plan. In 2007, we established the People’s United Financial, Inc. Employee Stock Ownership Plan, or ESOP. The ESOP is a tax-qualified, broad-based employee benefit program. The ESOP purchased 10,453,575 shares of our common stock in the open market in April 2007, using the proceeds of a loan we made to the ESOP. All of the purchased shares were initially pledged as security for the repayment of that loan. As the loan is paid down, a portion of these shares are released for allocation to participants in the ESOP. Approximately 348,452 shares were released for allocation to participants’ accounts on December 30, 2016, with an equal number of shares scheduled to be released for allocation on an annual basis until all shares have been released.

The number of shares allocated to each ESOP participant at year-end is determined by comparing the participant’s annual earnings (up to $265,000 for 2015) to the annual earnings of all other eligible participants. On January 25, 2016, each named executive officer received an allocation of approximately 308 shares with a value of $4,196 with respect to the 2015 calendar year.

Shares allocated to the accounts of ESOP participants are forfeited to the extent those shares are not vested at the time the participant’s employment is terminated. Forfeited shares may be used to defray expenses of operating the ESOP or, at management’s discretion, may be reallocated to the accounts of the remaining participants in the plan. Management has elected to use forfeited shares to defray ESOP expenses.

Shares allocated to the named executive officers’ accounts are shown in the table entitled “Grant of Plan-Based Awards”, and the value of those shares as of the date they were allocated is included in the “Stock Awards” column in the Summary Compensation Table.

Potential Payments upon Termination or Change in Control

The following summaries set forth potential amounts payable to the named executive officers upon termination of employment or in the event we undergo a change in control. The term “change in control” or “change of control” is defined in each of the agreements or plans discussed below. While there are some slight differences in the wording, a change in control will generally result in the case of (1) certain mergers, consolidations and recapitalizations in which a majority of our shares or voting power is not held in the same proportion as prior to the transaction, (2) sale of all or substantially all of our assets, and the liquidation or dissolution of People’s United; (3) any person (with certain exceptions) acquiring beneficial ownership of securities having 25% or more of the voting power of our outstanding securities; and (4) a change (with certain exceptions) in a majority of the members of our board of directors.

Employment Agreements. None of the named executive officers is a party to an employment agreement with us.

Change in Control Agreements. We have agreements with each named executive officer providing certain benefits in the event the executive’s employment is terminated under specified circumstances and within a specified period of time following a change in control. Each such agreement (a “Change in Control Agreement”) remains in effect until the executive’s employment is terminated prior to the occurrence of a change in control, or termination of the executive’s employment following the “protection period” following a change in control.

If an executive’s employment is terminated without “cause”, or the executive resigns for “good reason” (each as defined in the Change in Control Agreement), within three years following the occurrence of a change in control at a time when the Change in Control Agreement is in effect, we will make payments and provide benefits to the covered officer as follows:

•	Cash severance equal to three times the sum of (a) the covered officer’s annual base salary as in effect immediately prior to termination of employment plus (b) the target amount of the covered officer’s annual cash bonus for the year prior to the year in which the change in control occurs;

•	A pro-rated portion of the covered officer’s target annual cash bonus for the year prior to the year in which the change in control occurs;

•	An amount equal to the retirement benefits the covered officer would have earned if he had remained employed for two additional years following the date his employment is terminated, under our qualified and non-qualified retirement plans in which he participates; and

•	Continued participation for two years by the executive, his spouse and his dependents in our group health plans in which he participates, or substantially equivalent medical coverage if the covered officer cannot continue participation in our plans.

As a condition to receiving any of the payments or benefits described above, the covered officer must first sign and deliver a release of claims to us.

The Change in Control Agreements are not employment agreements. We may terminate any covered officer’s employment at any time, without triggering any payment obligations under these agreements.

In March 2010, the board of directors indicated that it does not intend to approve inclusion of excise tax gross-up provisions in any future change in control agreements or employment agreements that include change in control provisions. The Change in Control Agreements to which each of the named executive officers is a party do not include excise tax gross-up provisions.

Long-Term Incentive Plan. The 2014 Long-Term Incentive Plan provides for discretionary awards of options to purchase common stock, stock appreciation rights, restricted stock awards, and other performance-based awards to eligible officers and employees as determined by a committee of the board of directors consisting of two or more outside directors. The Long-Term Incentive Plan is not subject to ERISA and is not a tax-qualified plan.

Under the 2014 Long-Term Incentive Plan, upon the occurrence of a change in control, all awards previously made pursuant to the plan or any predecessor to the plan (whether cash-based or equity-based) will immediately vest, if not already vested in accordance with their terms.

2007 Recognition and Retention Plan. This plan provided for discretionary awards in the form of restricted stock to our eligible directors, officers and employees. The Recognition and Retention Plan is not subject to ERISA and is not a tax-qualified plan. Upon the occurrence of a change in control, all awards of restricted stock previously made pursuant to the plan will immediately vest, if not already vested in accordance with their terms. No new awards may be granted pursuant to this plan.

2007 Stock Option Plan. This plan provided for discretionary awards in the form of stock options to our eligible directors, officers and employees. The Stock Option Plan is not subject to ERISA and is not a tax-qualified plan. Upon the occurrence of a change in control, all awards of stock options previously made pursuant to the plan will immediately vest, if not already vested in accordance with their terms. No new awards may be granted pursuant to this plan. All of our NEOs are fully vested in shares allocated to their accounts under this plan.

Employee Stock Ownership Plan. This plan, which is described earlier in this proxy statement, is a tax-qualified plan subject to ERISA. Upon the occurrence of a change in control, all shares of our common stock previously credited to participants’ accounts will immediately vest, if not already vested in accordance with the normal vesting schedule provided in the plan.

The following tables set forth the estimated value of the payments and benefits that would have been paid to the named executive officers under the terms of the Long-Term Incentive Plan and all predecessor equity-based incentive compensation plans, and the change in control agreements for each named executive officer, in each case assuming the event giving rise to the payment occurred on December 30, 2016, which was the last business day of 2016. Information presented in these tables reflects the following:

•	Amounts shown do not include any proceeds from employer-paid life insurance policies.

•	The annual cash incentive amount actually paid to each named executive officer for 2016 is shown in the Summary Compensation Table in the column headed “Non-Equity Incentive Plan Compensation.”

•	Equity values are based on the 19.36 closing price of our common stock on December 30, 2016.

•	With the exception of Messrs. Barnes and Powlus who are participants in the Chittenden Corporation Pension Account Plan, none of the named executive officers is a participant in any of our defined benefit pension plans.

•	For all named executive officers other than Mr. Walters, health benefits continue for two additional years in the event of a change in control. The amounts shown assume 2016 rates.

•	Under the terms of Mr. Walters’ initial offer of employment, his health benefits generally continue until he is eligible for Medicare. The amounts shown assume 2016 rates.

•	Amounts shown for the change-in-control value of restricted stock awards and unexercisable options may differ slightly from amounts calculated by reference to the table entitled “Outstanding Equity Awards at Fiscal Year-End” due to rounding.

	John P. Barnes
Benefit	Voluntary	For Cause	Death	Disability	Without Cause	Change in Control
Cash Severance	$—	$—	$—	$—	$—	$7,165,900
Annual Cash Incentive	$—	$—	$1,035,300	$1,035,300	$—	$—

Equity
Performance Shares	$—	$—	$1,427,897	$1,427,897	$—	$476,834
Restricted Stock	$—	$—	$1,847,525	$1,847,525	$—	$1,847,525
Unexercisable Options	$—	$—	$4,728,508	$4,728,508	$—	$4,728,508
Total Equity	$—	$—	$8,003,929	$8,003,929	$—	$7,052.867

Retirement Benefits
Defined Benefit Plans	$—	$—	$—	$—	$—	$—
Defined Contribution Plans	$—	$—	$—	$—	$—	$123,018
Total Retirement Benefits	$—	$—	$—	$—	$—	$123,018

Other Benefits
Health & Welfare	$—	$—	$—	$—	$—	$33,679
Outplacement	$—	$—	$—	$—	$—	$16,700
Total Other Benefits	$—	$—	$—	$—	$—	$50,379
Total Benefits	$—	$—	$9,039,229	$9,039,229	$—	$14,392,164

	Lee C. Powlus
Benefit	Voluntary	For Cause	Death	Disability	Without Cause	Change in Control
Cash Severance	$—	$—	$—	$—	$—	$2,493,102
Annual Cash Incentive	$—	$—	$366,639	$366,639	$—	$—

Equity
Performance Shares	$—	$—	$342,517	$342,517	$—	$114,381
Restricted Stock	$—	$—	$496,565	$496,565	$—	$496,565
Unexercisable Options	$—	$—	$1,265,084	$1,265,084	$—	$1,265,084

Total Equity	$—	$—	$2,104,165	$2,104,165	$—	$1,876,029

Retirement Benefits
Defined Benefit Plans	$—	$—	$—	$—	$—	$—
Defined Contribution Plans	$—	$—	$—	$—	$—	$49,065

Total Retirement Benefits	$—	$—	$—	$—	$—	$49,065

Other Benefits
Health & Welfare	$—	$—	$—	$—	$—	$33,679
Outplacement	$—	$—	$—	$—	$—	$16,700

Total Other Benefits	$—	$—	$—	$—	$—	$50,379
Total Benefits	$—	$—	$2,470,804	$2,470,804	$—	$4,468,575

	R. David Rosato
Benefit	Voluntary	For Cause	Death	Disability	Without Cause	Change in Control
Cash Severance	$—	$—	$—	$—	$—	$2,817,000
Annual Cash Incentive	$—	$—	$367,200	$367,200	$—	$—

Equity
Performance Shares	$—	$—	$343,040	$343,040	$—	$114,555
Restricted Stock	$—	$—	$469,519	$469,519	$—	$469,519
Unexercisable Options	$—	$—	$1,205,153	$1,205,153	$—	$1,205,153

Total Equity	$—	$—	$2,017,712	$2,017,712	$—	$1,789,227

Retirement Benefits
Defined Benefit Plans	$—	$—	$—	$—	$—	$—
Defined Contribution Plans	$—	$—	$—	$—	$—	$49,140

Total Retirement Benefits	$—	$—	$—	$—	$—	$49,140

Other Benefits
Health & Welfare	$—	$—	$—	$—	$—	$34,214
Outplacement	$—	$—	$—	$—	$—	$16,700

Total Other Benefits	$—	$—	$—	$—	$—	$50,914
Total Benefits	$—	$—	$2,384,912	$2,384,912	$—	$4,706,281

	Jeffrey J. Tengel
Benefit	Voluntary	For Cause	Death	Disability	Without Cause	Change in Control
Cash Severance	$—	$—	$—	$—	$—	$2,906,081
Annual Cash Incentive	$—	$—	$378,812	$378,812	$—	$—

Equity
Performance Shares	$—	$—	$386,058	$386,058	$—	$128,921
Restricted Stock	$—	$—	$559,678	$559,678	$—	$559,678
Unexercisable Options	$—	$—	$1,425,915	$1,425,915	$—	$1,425,915

Total Equity	$—	$—	$2,371,651	$2,371,651	$—	$2,114,514

Retirement Benefits
Defined Benefit Plans	$—	$—	$—	$—	$—	$—
Defined Contribution Plans	$—	$—	$—	$—	$—	$50,694

Total Retirement Benefits	$—	$—	$—	$—	$—	$50,694

Other Benefits
Health & Welfare	$—	$—	$—	$—	$—	$29,004
Outplacement	$—	$—	$—	$—	$—	$16,700

Total Other Benefits	$—	$—	$—	$—	$—	$45,704
Total Benefits	$—	$—	$2,750,463	$2,750,463	$—	$5,116,994

	Kirk W. Walters
Benefit	Voluntary	For Cause	Death	Disability	Without Cause	Change in Control
Cash Severance	$—	$—	$—	$—	$—	$2,997,000
Annual Cash Incentive	$—	$—	$413,100	$413,100	$—	$—

Equity
Performance Shares	$—	$—	$311,851	$311,851	$—	$101,140
Restricted Stock	$—	$—	$528,625	$528,625	$—	$528,625
Unexercisable Options	$—	$—	$1,343,754	$1,343,754	$—	$1,343,754

Total Equity	$—	$—	$2,184,230	$2,184,230	$—	$1,976,519

Retirement Benefits
Defined Benefit Plans	$—	$—	$—	$—	$—	$—
Defined Contribution Plans	$—	$—	$—	$—	$—	$51,840

Total Retirement Benefits	$—	$—	$—	$—	$—	$51,840

Other Benefits
Health & Welfare	$57,687	$—	$—	$57,687	$57,687	$57,687
Outplacement	$—	$—	$—	$—	$—	$16,700

Total Other Benefits	$57,687	$—	$—	$57,687	$57,687	$74,387
Total Benefits	$57,687	$—	$2,597,330	$2,655,016	$57,687	$5,099,746

PROPOSAL II: NON-BINDING ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

We are seeking a non-binding advisory vote to approve the compensation of our named executive officers as described under the section “Compensation Discussion and Analysis” and the accompanying tables and text regarding named executive officer compensation in this proxy statement.

This proposal gives you an opportunity to express your views on the compensation of our named executive officers. Your vote is advisory, and it will not be binding upon the board of directors. However, the Compensation, Nominating and Governance Committee expects to take the outcome of the vote into account when making future executive officer compensation decisions.

The objectives of our executive compensation programs are described in detail in the Compensation Discussion and Analysis. We believe that our compensation policies and decisions are designed to implement a performance-based pay philosophy, are aligned with the long-term interests of our shareholders and are competitive.

We are presenting this proposal, which gives you as a shareholder the opportunity to approve (on a non-binding, advisory basis) the compensation of our named executive officers as disclosed in this proxy statement by voting for or against the following resolution:

RESOLVED, that the shareholders approve the compensation of the named executive officers of People’s United, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in People’s United’s proxy statement for its 2017 annual meeting.

The board of directors recommends that shareholders vote “for” approval of the named executive officers’ compensation in accordance with the foregoing resolution.

PROPOSAL III: NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

We are seeking a non-binding advisory vote regarding the desired frequency for holding a non-binding advisory vote to approve the compensation of our named executive officers as described in our annual proxy statements.

This proposal gives you an opportunity to express your views as to whether the non-binding advisory vote on the compensation of our named executive officers should occur every one, two, or three years. Your vote is advisory, and it will not be binding upon the board of directors. However, the board of directors expects to take the outcome of the vote into account when deciding the frequency of the non-binding advisory vote on our future executive officer compensation decisions.

We recommend that a non-binding advisory vote to approve the compensation of our named executive officers as described in our annual proxy statements occur on an annual basis. We believe that holding this vote every year will allow our board of directors and the Compensation, Nominating and Governance Committee the opportunity to implement any changes they deem appropriate in response to the vote results prior to the next executive compensation cycle.

Although it is our current intention to hold such advisory vote every year, we may determine that a different frequency is appropriate, either in response to the vote of our shareholders on this item or for other reasons.

You are not voting to approve or disapprove our recommendation, but are instead asked to provide an advisory vote on whether the non-binding advisory vote on the approval of the compensation of our named executive officers should be held every one, two or three years. The option among those choices that obtains a plurality of votes cast by the shares present or represented by proxy and entitled to vote at the Annual Meeting will be deemed to have received the advisory approval of our shareholders.

The board of directors recommends that shareholders cast their advisory votes in favor of holding the non-binding advisory vote to approve the compensation of the named executive officers on an annual (one year) basis.

PROPOSAL IV: APPROVAL OF THE SHORT-TERM INCENTIVE PLAN

General

The board of directors of the Company approved the Short-Term Incentive Plan (the “Plan”, also referred to as the STIP earlier in this proxy statement) on February 16, 2017 after the recommendation of the Compensation, Nominating and Governance Committee. The Plan is substantially identical to and replaces the short-term incentive plan that was in effect for prior years. The Plan provides incentive awards to certain employees of the Company contingent upon the financial performance of the Company and its subsidiaries, including the Bank, to motivate individual and corporate performance that will inure to the benefit of the Company’s shareholders. The Plan is being submitted for shareholder approval in order for the incentive compensation paid under the Plan to the Chief Executive Officer and the four other most highly compensated executive officers to comply with the requirements of Section 162(m) of the Internal Revenue Code. In general, Section 162(m) disallows deductions by the Company for certain compensation paid to a public corporation’s top five executives, unless the compensation is based on performance and approved by shareholders.

In the event the Plan is not approved by shareholders, the Compensation, Nominating and Governance Committee has reserved the right to consider implementation of the Plan without shareholder approval, or to otherwise provide a cash incentive compensation opportunity to participants, as the Compensation, Nominating and Governance Committee considers appropriate in the best interest of the Company.

The following summary is a brief description of the material features of the Plan. This summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Schedule A to this proxy statement.

Summary of the Plan

Type of Awards. The Plan provides for annual performance awards to be payable in a cash lump sum in accordance with the terms of the Plan.

Administration. The Plan will be administered by the Compensation, Nominating and Governance Committee. Subject to the terms of the Plan, the Committee interprets the Plan and is authorized to make all decisions relating to the operation of the Plan. The Compensation, Nominating and Governance Committee establishes the performance goals which must be met before awards are payable under the Plan and determines the amount of awards granted under the Plan. The Committee’s determinations under the Plan are final and binding upon all participants.

Participants. All executive officers and other employees of the Bank who are selected by the Compensation, Nominating and Governance Committee to be the recipient of an Award. As of December 31, 2016, there were approximately 2,500 such persons eligible based on established criteria used by the Compensation, Nominating and Governance Committee in determining awards.

Effective Date. The Plan was effective as of January 1, 2017 and, unless terminated earlier pursuant to the terms of the Plan, will terminate on December 31, 2022.

Financial Criteria and Performance Goals. Each year, the Compensation, Nominating and Governance Committee will establish financial criteria for use in determining awards under the Plan which shall consist of one or more financial measures (the “Financial Criteria”), which may include, but are not limited to: earnings per share, core earnings, cash flow, book value, stock price performance, price earnings ratio, total shareholder return, net income, operating income, efficiency ratio, loan growth, deposit growth, core deposit growth, asset quality, net interest margin, non-interest income and non-interest expense. To determine the amount of awards to participants in each year of the Plan, the Committee will establish specific, objective performance goals (“Performance Goals”), the outcome of which is substantially uncertain at the time they are established. The Performance Goals are set based on the Financial Criteria the Committee designates for that Plan year and against which actual performance will be measured. The Compensation, Nominating and Governance Committee may adjust the Performance Goals if it determines that external or other unanticipated business conditions or events have materially affected the fairness of previously established Performance Goals. In considering such adjustments and/or reviewing the achievement of performance against the previously established Performance Goals, the Committee may exercise negative discretion in determining final awards under the Plan when it believes such action to be appropriate. Awards made under the Plan to any participant are subject to forfeiture in the event the company is required to prepare an accounting restatement due to the material noncompliance by the Company with any financial reporting requirement under federal securities laws.

Process for Determining Awards. As soon as practicable after the end of each Plan year, the Committee will determine the amount of awards earned by participants and the total amount of awards to be paid in that Plan year. The Committee will determine actual awards payable to participants based upon (i) each participant’s individual performance, (ii) the achievement of Performance Goals by the participant’s team, and/or (iii) the overall achievement of Performance Goals by the Company, as prescribed in the award formula determined at the beginning of the year.

Amendment, Suspension or Termination of the Plan. The Plan allows the Committee to amend, suspend or terminate the Plan, in whole or in part, at any time, provided, however, no amendment, suspension or termination of the Plan may in any manner affect any award granted to any participant prior to such amendment, suspension or termination without the participant’s consent.

Certain Federal Income Tax Consequences. Compensation payable under the Plan will be taxable to participants as ordinary income (compensation) at the time of payment. The Company will generally be entitled to a corresponding compensation deduction, provided that the payments comply with the requirements of Section 162(m) of the Internal Revenue Code with respect to the Chief Executive Officer and the four other most highly compensated executive officers.

New Plan Benefits. In February 2017, the Board approved target awards to all of its senior officers (including the named executive officers) based on a percentage of each recipient’s base salary for 2017. The dollar value to be earned from these awards and of all benefits under the Plan is based on the future performance of the Company and, therefore, is not readily ascertainable.

The board of directors recommends that shareholders vote “for” the approval of the Short-Term Incentive Plan.

PROPOSAL V: APPROVAL OF AMENDMENTS TO THE PEOPLE’S UNITED FINANCIAL, INC. 2014 LONG-TERM INCENTIVE PLAN

The board of directors of the Company approved the 2014 Long-Term Incentive Plan, as amended and restated (the “Amended 2014 Plan”), on February 16, 2017 after the recommendation of the Compensation, Nominating and Governance Committee. We are seeking your approval of the People’s United Financial, Inc. 2014 Long-Term Incentive Plan, as amended and restated, including the authority to issue 41,850,000 million additional shares of our common stock under the Amended 2014 Plan and the other amendments summarized below. As we describe in the Compensation Discussion and Analysis section earlier in this proxy statement, performance-based pay elements, including long-term performance incentives and equity-based awards, are important components of our overall compensation program.

We believe that awarding stock options, restricted stock and performance share awards reflects our executive compensation philosophy and the principle of pay for performance. By awarding stock options, restricted stock and performance share awards, we link long-term incentives directly to stock price. If our stock price decreases, so does the value of the award holder’s compensation. Stock options, restricted stock and performance share awards also help us maintain competitive compensation levels in the market and retain high-performing employees through multi-year vesting requirements. While we believe that our mix of long-term incentive awards is appropriate and consistent with our pay for performance philosophy, the plan allows us the ability to grant other forms of cash and stock-based long-term incentives if those forms would be better suited for the needs of the organization. We believe that awards under the Amended 2014 Plan will support the creation of long-term value and business returns for our shareholders. We further believe that the Amended 2014 Plan strikes a proper balance between rewarding performance and limiting shareholder dilution. The two complementary purposes of the Amended 2014 Plan are (1) to attract and retain outstanding individuals to serve as directors, officers and employees and (2) to increase shareholder value.

All of these pay elements are currently delivered (or in the case of cash-based incentives, are permitted) under shareholder-approved plans that govern the awards’ terms and conditions. If shareholders approve the Amended 2014 Plan, in the future we intend to deliver these or similar pay elements under the Amended 2014 Plan.

There was a sufficient number of shares for the normal annual grants to be made to plan participants in 2017. We do not expect there to be a sufficient number of shares available for grants under this plan in future years. A total of 8,800,933 shares of our common stock remain available for future issuance under the 2014 Long-Term Incentive Plan approved by shareholders in 2014. The Amended 2014 Plan is not a new plan. Shareholder approval of the proposed amendments will not result in the payment or award of any new benefits under the plan during 2017.

If shareholders do not approve the amendment and restatement, then there will be insufficient shares available under the existing 2014 Long Term-Incentive Plan to make annual awards and to provide grants in connection with promotions and new hires in the coming years. In this event, the Compensation, Nominating and Governance Committee of our board would be required to revise its compensation philosophy and devise other programs to attract, retain and compensate its management employees.

Authorized Shares and Stock Price

Our certificate of incorporation authorizes the issuance of 1,950,000,000 shares of common stock. There were 316,168,806 shares of our common stock issued and outstanding as of December 31, 2016, and the closing market price of a share of our common stock as of that date was $19.36.

Summary of the Amendments to the 2014 Long-Term Incentive Plan

The following summary is a brief description of the amendments to the 2014 Long-Term Incentive Plan. This summary is qualified in its entirety by reference to the Amended 2014 Plan, a copy of which is attached as Schedule B to this proxy statement. Schedule B sets forth the proposed amendments, showing by strike-through (for deleted text) and underscore (for new text) the changes to the 2014 Long-Term Incentive Plan. Any inconsistencies between this summary or the highlights below and the text of the Amended 2014 Plan will be governed by the text of the amended and restated plan document.

We are seeking your approval of amendments to the 2014 Long-Term Incentive Plan to address administrative and governance aspects of the Plan. All of these amendments are summarized as follows:

•	Increase in the number of shares of our common stock that can be issued under the Amended 2014 Plan, from 34,000,000 to 75,850,000 (an increase of 41,850,000 million shares);

•	Addition of a minimum vesting requirement. The 2014 Long-Term Incentive Plan did not address minimum time period of vesting requirements. We are seeking to implement a change so that there will be a minimum of at least one-year vesting of all awards with no exceptions other than for a Change in Control, death, disability, or provided subject awards do not exceed five percent (5%) of the shares reserved for issuance;

•	Dividend equivalent payout/vesting. The payout of dividends or dividend equivalents will be subject to the same vesting and performance conditions of the underlying award;

•	Change in control equity treatment. All awards will now be subject to a double-trigger before vesting acceleration of awards instead of a single trigger change in control for vesting acceleration. If the awards are not assumed or converted upon a defined change in control of the Company, the vesting will accelerate. Performance awards will vest pro-rata based on the fractional performance period and at target performance;

•	Repricing via substitution. There is a clarification of the 2014 Long-Term Incentive Plan terms that repricing through substitution is specifically prohibited; and

•	Tax withholding. There is a clarification of the 2014 Long-Term Incentive Plan terms about tax withholding to state that, when a participant elects to have shares of an award withheld to satisfy federal, state and local taxes, the Company may withhold up to the maximum amount of such taxes.

There are also corresponding re-lettering or re-numbering of the sections of the plan document impacted by the amendments. The remaining terms of the Amended 2014 Plan are unchanged and substantially the same as the 2014 Long-Term Incentive Plan that shareholders approved at our annual meeting in 2014.

Stock Awards Granted Under the 2014 Long-Term Incentive Plan

No awards made under the 2014 Long-Term Incentive Plan prior to the date of the 2017 annual meeting were granted subject to shareholder approval. The number and types of awards that will be granted under the Amended 2014 Plan in the future are not determinable, as the independent members of our Compensation, Nominating and Governance Committee will make these determinations in their sole discretion. The following table sets forth information with respect to the number of outstanding stock options and performance shares that have been granted to the named executive officers and the specified groups set forth below under the 2014 Long-Term Incentive Plan as of February 14, 2017. On February 14, 2017, the closing price of the underlying shares of our common stock traded on The Nasdaq Stock Market was $19.11 per share.

Name and Principal Position	Stock Options	Performance Shares(1)
John P. Barnes President and Chief Executive Officer	1,039,397	73,755
Lee C. Powlus Sr. Executive Vice President (Chief Administrative Officer)	268,499	17,692
R. David Rosato Sr. Executive Vice President (Chief Financial Officer)	349,068	17,719
Jeffrey J. Tengel Sr. Executive Vice President (Commercial Banking)	302,634	19,941
Kirk W. Walters Sr. Executive Vice President (Corporate Development and Strategic Planning)	244,464	16,108
All executive officers as a group (10 persons)	3,415,809	222,182
All non-executive directors as a group (10 persons)	—	—
Each associate of the above-mentioned directors or executive officers	—	—
Each other person who received or is to receive 5% of such options, warrants or rights	—	—
All employees (other than executive officers) as a group (183 persons for options and 180 persons for performance shares)	4,489,010	318,671

(1)	The number of shares represents the target number of shares that could be issued underlying the performance-based performance share awards. Please see the “Compensation Discussion and Analysis” section of this proxy statement for additional details on the performance share awards.

Summary of the Terms of the People’s United Financial, Inc. 2014 Long-Term Incentive Plan, as Amended and Restated February 16, 2017 (the Amended 2014 Plan)

The following is a summary of the material provisions of the Amended 2014 Plan, a copy of which is attached hereto as Schedule B and is incorporated by reference herein. This summary and the highlights above are qualified in their entirety by reference to the full and complete text of the Amended 2014 Plan. Any inconsistencies between this summary or the highlights above and the text of the Amended 2014 Plan will be governed by the text of the Amended 2014 Plan.

Administration and Eligibility

The Amended 2014 Plan is administered by the Compensation, Nominating and Governance Committee of our board (which we refer to as the “administrator”), which has the authority to interpret the provisions of the Amended 2014 Plan and any award; make, change and rescind rules and regulations relating to the Amended 2014 Plan; and change or reconcile any inconsistency in any award or agreement covering an award.

The administrator may not increase the amount of compensation payable under an award that is intended to be performance-based compensation under Section 162(m) of the Code, although the administrator may decrease the amount of compensation that a participant may earn under the award.

The administrator (to the extent of its authority) may designate any of the following as a participant under the A&R 2014 Plan: any director, officer or other employee of our company or its affiliates or any individual that our company or one of its affiliates have engaged to become a director, officer or employee. We currently have twelve directors and approximately 5230 employees who are eligible to participate in the Amended 2014 Plan.

The board may delegate some or all of its authority under the Amended 2014 Plan to a committee of the board or to one or more officers of the Company, and the Compensation, Nominating and Governance Committee may delegate some or all of its authority under the Amended 2014 Plan to a sub-committee or one or more of our officers. Delegation is not permitted, however, with respect to stock-based awards made to individuals subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) or “covered employees” subject to Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), unless the delegation is to a committee of the board that consists only of non-employee, outside directors. Also, any authority delegated to an officer is limited to the authority to approve the grant of an award.

Types of Awards

Awards under the Amended 2014 Plan may consist of stock options, stock appreciation rights, performance shares, performance units, restricted stock, restricted stock units, deferred stock rights, dividend equivalent units, other stock-based awards, or long-term incentive awards. The administrator may grant any type of award to any participant it selects, but only our and our subsidiaries’ employees may receive grants of incentive stock options.

Shares Reserved under the Amended 2014 Plan

The Amended 2014 Plan provides that 75,850,000 shares of common stock are reserved for issuance under the plan.

The number of shares of common stock reserved under the Amended 2014 Plan is depleted by one share for each option or stock appreciation right, and by 5.32 shares for every share that is subject to an award other than an option or stock appreciation right.

In general, if an award granted under the Amended 2014 Plan expires, is canceled or terminates without the issuance of shares under the award, if it is determined during or at the conclusion of the term of an award that all or some portion of the shares under the award will not be issuable on the basis that the conditions for such issuance will not be satisfied, if shares are forfeited under an award or if shares are issued under any award and we reacquire them pursuant to rights we reserved upon the issuance of the shares, then such shares will again be available for issuance under the Amended 2014 Plan in the same number as they depleted the reserve, except that shares reacquired pursuant to reserved rights may not be issued pursuant to incentive stock options. Shares tendered in payment of the exercise price of an option, shares withheld to satisfy tax withholding obligations and shares purchased by us using proceeds from option exercises may not be recredited to the reserve.

Options

The administrator has the authority to grant stock options and to determine all terms and conditions of each stock option, including the number of options granted; whether an option is to be an incentive stock option or non-qualified stock option; the date of grant, which is not prior to the date of the administrator’s approval of the grant; a grant price that is not less than the fair market value of the common stock subject to the option on the date of grant; and the terms and conditions of exercise. Fair market value is defined as the average of the high and low sales price of a share of our common stock for the date in question, or if no sales of our common stock occur on such date, on the last preceding date on which such sales occurred. The administrator determines terms and conditions of exercise as well as the expiration date of each option, but the expiration date will not be later than 10 years after the grant date. If the aggregate fair market value of the shares subject to the portion of an incentive stock option that becomes exercisable during a calendar year exceeds $100,000, then the option is treated as a nonqualified stock option to the extent the $100,000 limitation is exceeded.

Each incentive stock option that the administrator grants to an eligible employee who owns more than ten percent of the total combined voting power of all classes of stock then issued by our company or a subsidiary must have an exercise price at least equal to 110% of the fair market value of the common stock on the date of grant and must terminate no later than five years after the date of grant.

Stock Appreciation Rights

The administrator has the authority to grant stock appreciation rights. A stock appreciation right is the right of a participant to receive cash in an amount, and/or common stock with a fair market value, equal to the appreciation of the fair market value of a share of common stock during a specified period of time. The Amended 2014 Plan provides that the administrator determines all terms and conditions of each stock appreciation right, including: whether the stock appreciation right is granted independently of a stock option or relates to a stock option; the number of shares of common stock to which the stock appreciation right relates; the date of grant, which is not prior to the date of the administrator’s approval of the grant; a grant price that is not less than the fair market value of the common stock subject to the stock appreciation right on the date of grant; the terms and conditions of exercise or maturity; a term that must be no later than 10 years after the date of grant; and whether the stock appreciation right will settle in cash, common stock or a combination of the two.

Performance and Stock Awards

The administrator has the authority to grant awards of restricted stock, restricted stock units, deferred stock rights, performance shares or performance units. Restricted stock means shares of common stock that are subject to a risk of forfeiture, restrictions on transfer or both a risk of forfeiture and restrictions on transfer. Restricted stock unit means the right to receive a payment equal to the fair market value of one share of common stock that is subject to a risk of forfeiture, restrictions on transfer or both a risk of forfeiture and restrictions on transfer. Deferred stock right means the right to receive shares of common stock or shares of restricted stock at some future time. Performance share means the right to receive shares of common stock, including restricted stock, to the extent performance goals are achieved. Performance unit means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of common stock, to the extent performance goals are achieved.

The administrator determines all terms and conditions of the awards, including: the number of shares of common stock and/or units to which such award relates; whether performance goals need to be achieved for the participant to realize any portion of the benefit provided under the award; the period of restriction with respect to restricted stock or restricted stock units and the period of deferral for deferred stock rights; the performance period for performance awards; with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of common stock; and, with respect to performance units, whether the awards will settle in cash, in shares of common stock, or in a combination of the two.

Incentive Awards

The administrator has the authority to grant long-term incentive awards. Incentive awards are the right to receive a cash payment to the extent performance goals are achieved. The administrator will determine all of the terms and conditions of each incentive award, including the performance goals, the performance period, the potential amount payable and the timing of payment, provided that the administrator must require that payment of all or any portion of the amount subject to the award is contingent on the achievement of one or more performance goals during the period the administrator specifies, although the administrator may specify that all or a portion of the goals are deemed achieved upon a participant’s death, disability or (for awards not intended to qualify as performance-based compensation within the meaning of Code Section 162(m)) retirement, or such other circumstances as the administrator may specify. The performance period must relate to a period of more than one calendar year.

Dividend Equivalent Units

The administrator has the authority to grant dividend equivalent units in connection with “full value” awards, defined to include restricted stock, restricted stock units, performance shares, performance units (valued in relation to a share), deferred stock rights and any other similar award under which the value of the award is measured as the full value of a share, rather than the increase in the value of a share. A dividend equivalent unit is the right to receive a payment, in cash or shares of common stock, equal to the cash dividends or other distributions that we pay with respect to a share of common stock. The administrator determines all terms and conditions of a dividend equivalent unit award, except that payment in respect of any dividend equivalent units that relate to any award that is unvested at the time the cash dividend or other distribution is paid with respect to a share shall remain subject to, and contingent on, the vesting of such award and shall not be paid until the award is vested.

Other Awards

The administrator has the authority to grant other types of awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, shares of common stock, either alone or in addition to or in conjunction with other awards, and payable in shares of common stock or cash. Such awards may include shares of unrestricted common stock, which may be awarded, without limitation, as a bonus, in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or upon the attainment of performance goals or otherwise, or rights to acquire shares of our common stock from us. The administrator determines all terms and conditions of the award, including the time or times at which such award is made and the number of shares of common stock to be granted pursuant to such award or to which such award will relate. Any award that provides for purchase rights must be priced at 100% of the fair market value of our common stock on the date of the award.

Performance Goals

For purposes of the Amended 2014 Plan, performance goals means the following categories, including in each case any measure based on such category: earnings per share; core earnings per share; return on assets; return on equity; price earnings ratio; total shareholder return; book value; stock price performance; net income; operating income; efficiency ratio; loan growth; deposit growth; core deposit growth; asset quality; net interest margin; non-interest income; non-interest expense; and expenses as a percentage of assets. The performance goals, other than, in general, the per-share or share-based goals, may be measured for us on a consolidated basis, for any one or more of our affiliates or divisions and/or for any other business unit or units of ours or an affiliate as defined by the administrator at the time of selection.

In addition, the administrator may designate other categories, including categories involving individual performance and subjective targets, not listed above with respect to awards that are not intended to qualify as performance-based compensation within the meaning of Code Section 162(m) or to the extent that the application of such categories results in a reduction of the maximum amount otherwise payable under the award.

To qualify as “performance-based compensation” under Section 162(m) of the Code, we are required to establish limits on the number of awards that we may grant to a particular participant. The award limits in the Amended 2014 Plan were established in order to provide us with maximum flexibility, and are not necessarily indicative of the size of award that we expect to make to any particular participant. Under the Amended 2014 Plan, no participant may be granted awards that could result in such participant receiving:

•	options for, or stock appreciation rights with respect to, more than 1,000,000 shares of common stock during any fiscal year;

•	awards of restricted stock, restricted stock units and/or deferred stock rights relating to more than 500,000 shares of common stock during any fiscal year;

•	awards of performance shares and/or awards of performance units, the value of which is based on the fair market value of common stock, for more than 500,000 shares of common stock during any fiscal year;

•	awards of performance units, the value of which is not based on the fair market value of shares of common stock, that would pay more than $5,000,000 in any fiscal year;

•	other stock-based awards not described above and that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code with respect to more than 50,000 shares of common stock during any fiscal year; or

•	a long-term incentive award in any fiscal year that would pay more than $5,000,000.

Each of these limitations is subject to adjustment as described below.

Performance goals will generally be determined after excluding any gains or losses from the sale of assets outside the ordinary course of business; any gains or losses from discontinued operations; any extraordinary gains or losses; the effects of accounting changes; any unusual, nonrecurring, transition, one-time or similar items or charges; the diluted impact of goodwill on acquisitions; and any other items specified by the administrator. For awards intended to qualify as performance-based compensation under Code Section 162(m), the administrator will specify the excluded items in writing at the time the award is made unless, after application of the excluded items, the amount payable under the award is reduced.

Effect of Termination of Employment or Service on Awards

The administrator will have the discretion to determine, at the time an award is made to a participant or any time thereafter, the effect of the participant’s termination of employment or service with our company or our affiliates on the award.

Transferability and Restrictions on Exercise

No award (other than unrestricted shares), and no right under any such award, is assignable, alienable, saleable, or transferable by a participant except by will or by the laws of descent and distribution, unless and to the extent the administrator allows a participant to designate in writing a beneficiary to exercise the award or receive payment under an award after the participant’s death, or transfer an award.

Each award, and each right under any award, will be exercisable during the lifetime of the participant only by the participant or, if permissible under applicable law, by such individual’s guardian or legal representative.

Adjustments

If any of the following occurs:

•	we are involved in a merger or other transaction in which our common stock is changed or exchanged;

•	we subdivide or combine our common stock or we declare a dividend payable in our common stock, other securities or other property;

•	we effect a cash dividend, the amount of which, on a per share basis, exceeds 10% of the fair market value of a share of common stock at the time the dividend is declared, or we effect any other dividend or other distribution on our common stock in the form of cash, or a repurchase of shares of common stock, that the board determines is special or extraordinary in nature or that is in connection with a transaction that we characterize publicly as a recapitalization or reorganization involving our common stock; or

•	any other event occurs, which, in the judgment of the board or Compensation, Nominating and Governance Committee necessitates an adjustment to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the Amended 2014 Plan;

then the administrator will, in a manner it deems equitable to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the Amended 2014 Plan and subject to certain provisions of the Internal Revenue Code, adjust the number and type of shares of common stock subject to the Amended

2014 Plan and which may, after the event, be made the subject of awards; the number and type of shares of common stock subject to outstanding awards; the grant, purchase or exercise price with respect to any award; and performance goals of an award.

In any such case, the administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award (without the consent of the holder) in an amount and at a time determined by the administrator.

No such adjustments may be authorized in the case of incentive stock options to the extent that such authority would cause the Amended 2014 Plan to violate Code Section 422(b).

Without limitation, if there is a reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a change in control (other than any such transaction in which we are the continuing corporation and in which the outstanding shares are not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the administrator may substitute for each share then subject to an award and the shares subject to the Amended 2014 Plan the number and kind of shares of stock, other securities, cash or other property to which holders of common stock will be entitled in respect of each share pursuant to the transaction.

In the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the shares (including a reverse stock split), if no action is taken by the administrator, the adjustments described above will automatically be made.

Change in Control

Unless otherwise provided in an applicable employment, retention, change in control, severance, award or similar agreement, in the event we undergo a change in control, then the administrator may provide for any one or more of the following:

•	the substitution or assumption of awards;

•	to the extent the surviving entity does not substitute or assume the awards, full acceleration of vesting of, exercisability of, or lapse of restrictions on any awards, with the acceleration of performance-vesting awards based on target performance through the change in control date;

•	cancellation of any outstanding awards and payment in respect of the value of such awards, as determined by the administrator and based on the per share price of common stock to be received by other shareholders in the change in control, that are vested as of the cancellation.

If the participant has a deferral election in effect with respect to any amount payable under these change in control provisions, that amount will be deferred pursuant to such election and will not be paid in a lump sum, except that, with respect to amounts payable to a participant (or the participant’s beneficiary or estate) who is entitled to a payment hereunder because the participant’s employment terminated as a result of death or disability, or payable to a participant who has met the requirements for retirement (without regard to whether the participant has terminated employment), no payment will be made unless the change in control also constitutes a change in control within the meaning of Code Section 409A.

Except as otherwise expressly provided in any agreement between a participant and us or an affiliate, if the receipt of any payment by a participant under the circumstances described above would result in the payment by the participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

A “change in control” is generally defined by the Amended 2014 Plan as the first to occur of the following:

•

Consummation of (A) a merger, reorganization or consolidation involving us or People’s United Bank, National Association (the “Bank”), other than a merger, reorganization or consolidation if at least 51% of our (or the Bank’s) equity ownership interests or voting stock outstanding immediately prior to completion of the merger, reorganization or consolidation would continue to represent, directly or on a fully converted basis, at least 51% of the equity ownership interests or combined voting power of our stock (or the surviving entity’s stock) outstanding immediately after completion of the merger or consolidation, or (B) a sale or other disposition of all or substantially all of our assets or the assets of the Bank, or (C) a complete liquidation or dissolution of our company or of the Bank;

•	A change in our board, or the board of the Bank, such that at least 50% of the members of the applicable board were either not members of such board on the effective date of the Amended 2014 Plan, or not approved by at least two-thirds of the applicable incumbent board (or their board-approved successors); or

•	any person (excluding specified persons) beneficially owns, directly or indirectly, 25% or more of the combined voting power of our (or the Bank’s) then-outstanding voting securities ordinarily entitled to vote in the election of directors.

Term of Amended 2014 Plan

Unless earlier terminated by our board, the Amended 2014 Plan will remain in effect until all common stock reserved for issuance under the Amended 2014 Plan has been issued. If the term of the Amended 2014 Plan extends beyond ten years, no further incentive stock options may be granted unless the shareholders have approved an extension of the Amended 2014 Plan for that purpose.

Termination and Amendment

The board or the Compensation, Nominating and Governance Committee may amend, alter, suspend, discontinue or terminate the Amended 2014 Plan at any time, except:

•	the board must approve any amendment to the Amended 2014 Plan if we determine such approval is required by prior action of the board, applicable corporate law or any other applicable law;

•	shareholders must approve any amendment to the Amended 2014 Plan if we determine that such approval is required by Section 16 of the Exchange Act, the Code, the listing requirements of any principal securities exchange or market on which our common stock is then traded, or any other applicable law; and

•	shareholders must approve any amendment to the Amended 2014 Plan that materially increases the number of shares of common stock reserved under the Amended 2014 Plan, the incentive stock option award limits or the per participant award limitations set forth in the Amended 2014 Plan, that materially expands the group of individuals that may become participants under the Amended 2014 Plan or that diminishes the provisions on repricing or backdating stock options and stock appreciation rights.

The administrator may modify, amend or cancel any award or waive any restrictions or conditions applicable to any award or the exercise of the award. Any modification or amendment that materially diminishes the rights of the participant or any other person that may have an interest in the award, or that cancels any award, will be effective only if agreed to by that participant or other person. The administrator does not need to obtain participant or other interested party consent, however, for the adjustment or cancellation of an award pursuant to the adjustment provisions of the Amended 2014 Plan or the modification of an award to the extent deemed necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which our common stock is then traded, to the extent the administrator deems necessary to preserve favorable accounting or tax treatment of any award for us, or to the extent the administrator determines that the action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person(s) with an interest in the award.

The authority of the administrator to terminate or modify the Amended 2014 Plan or awards will extend beyond the termination date of the Amended 2014 Plan. In addition, termination of the Amended 2014 Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force after termination of the Amended 2014 Plan except as they may lapse or be terminated by their own terms and conditions.

Awards Subject to Recoupment; Compliance with Award Agreement and Plan Required

Awards and any stock issued or cash paid under an award are subject to any recoupment, clawback, equity holding, stock ownership or similar policies that we adopt from time to time and any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to us from time to time. We will continue to monitor developments under the Dodd-Frank Act to stay compliant with regulations. Unless an award agreement specifies otherwise, the administrator may cancel any award at any time if the participant is not in compliance with all applicable provisions of the award agreement and the Amended 2014 Plan.

Minimum Vesting Condition

The Amended 2014 Plan provides that vesting of (or lapsing of restrictions on) any award may not occur prior to the first anniversary of the date of grant (or the date of commencement of employment or service, in the case of a grant made in connection with a participant’s commencement of employment or service) other than (i) in connection with a change in control or (ii) as a result of a participant’s death or disability. Notwithstanding the foregoing, the administrator may determine, at the time of grant, that an award need not be subject to the minimum vesting condition so long as the award, together with any other award granted without being subject to such minimum vesting condition, does not exceed 5% of the total shares reserved for issuance under the Amended 2014 Plan.

Repricing Prohibited

Neither the administrator nor any other person may: (1) amend the terms of outstanding stock options or stock appreciation rights to reduce the exercise price of such outstanding stock options or stock appreciation rights; (2) cancel outstanding stock options or stock appreciation rights in exchange for stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights; or (3) cancel outstanding stock options or stock appreciation rights with an exercise price above the current share price in exchange for cash or other securities.

Backdating Prohibited

The administrator may not grant a stock option or stock appreciation right with a grant date that is effective prior to the date the administrator takes action to approve such award.

Certain Federal Income Tax Consequences

The following summarizes certain federal income tax consequences relating to the Amended 2014 Plan. The summary is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under state or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the Amended 2014 Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

Stock Options

The grant of a stock option under the Amended 2014 Plan will create no income tax consequences to us or to the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Upon the participant’s subsequent disposition of the shares of common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).

In general, a participant will recognize no income or gain as a result of the exercise of an incentive stock option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the common stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the shares of common stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights

The grant of a stock appreciation right under the Amended 2014 Plan will create no income tax consequences to us or to the recipient. A participant who is granted a stock appreciation right will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the grant price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. If the stock appreciation right is settled in shares of our common stock, upon the participant’s subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).

Restricted Stock

Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the Amended 2014 Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the date the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

Restricted Stock Units

A participant will not recognize income and we will not be entitled to a deduction at the time an award of a restricted stock unit is made under the Amended 2014 Plan. Upon the participant’s receipt of shares (or cash) at the end of the restriction period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted stock units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Shares

The grant of performance shares will create no income tax consequences for us or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income. Upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Units

The grant of a performance unit will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Incentive Awards

A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and we will generally be entitled to a corresponding income tax deduction.

Dividend Equivalent Units

A participant who is paid a dividend equivalent with respect to an award will recognize ordinary income equal to the value of cash or common stock paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.

Section 162(m) Limit on Deductibility of Compensation

Section 162(m) of the Code limits the deduction we can take for compensation we pay to our chief executive officer and our four other highest paid officers (determined as of the end of each year) to $1,000,000 per year per individual. However, performance-based compensation that meets the requirements of Code

Section 162(m) does not have to be included as part of the $1,000,000 limit. The Amended 2014 Plan is designed so that awards granted to the covered individuals may meet the Code Section 162(m) requirements for performance-based compensation. In the case of awards that are performance-based compensation because they are contingent on the achievement of performance goals, the regulations under Code Section 162(m) require, among other things, that shareholders approve the performance goals every five years to enable awards under the Amended 2014 Plan to continue to qualify as performance-based compensation.

Code Section 409A

Awards under the Amended 2014 Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Code. If the requirements of Code Section 409A are not complied with, then holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax and, potentially, interest and penalties. We have sought to structure the Amended 2014 Plan, and we expect to seek to structure awards under the Amended 2014 Plan, to comply with Code Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Code Section 409A. To the extent that we determine that any award granted under the Amended 2014 Plan is subject to Code Section 409A, the award agreement evidencing such award will generally incorporate the terms and conditions required by Code Section 409A. The Amended 2014 Plan and any applicable awards may be modified to exempt the awards from Code Section 409A or comply with the requirements of Code Section 409A.

The following table sets forth, as of December 31, 2016, certain information related to our equity compensation plans under which shares of our common stock may be issued.

Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted-average exercise price of outstanding options, warrants and rights(2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a))(3)
Equity compensation plans approved by security holders	17,383,903	$14.84	16,026,504
Equity compensation plans not approved by security holders	—	n/a	—
Total	17,383,903	$14.84	16,026,504

(1)	Consists of the following as of December 31, 2016: 827,978 performance shares (assuming maximum performance for each of the performance measures) and 16,555,925 options (of which 110,392 are options granted to our independent directors). There is no exercise as to performance shares which vest, if at all, following the three year performance period discussed earlier in this proxy statement.
(2)	The weighted-average exercise price in column (b) does not take the performance share awards into account.
(3)	Of this amount, 193,051 shares are issuable as shares of restricted stock pursuant to the People’s United Financial, Inc. Directors’ Equity Compensation Plan. The remaining 15,833,453 shares are issuable pursuant to the People’s United Financial, Inc. 2014 Long-Term Incentive Plan either in the form of options, stock appreciation rights, shares of restricted stock or performance shares. Information describing these plans appears in Note 18 to the Consolidated Financial Statements in our Annual Report on Form 10-K.

The board of directors recommends that shareholders vote “for” approval of the amendments to the People’s United Financial, Inc. 2014 Long-Term Incentive Plan.

PROPOSAL VI: AMENDMENT OF THE CERTIFICATE OF INCORPORATION CONCERNING SHAREHOLDER NOMINATIONS AND PROPOSALS

The board of directors has approved on February 16, 2017, and is proposing for approval by shareholders, a technical amendment to Section 5.06 our Third Amended and Restated Certificate of Incorporation to clarify one provision and make it consistent with recently amended provisions of our bylaws concerning shareholder nominations of candidates for election to the board of directors and shareholder proposals generally.

Effective January 19, 2017, the board of directors of People’s United Financial, Inc. amended its Seventh Amended and Restated Bylaws (as so amended, the “bylaws”) to implement proxy access and to make certain other changes as summarized in our Form 8-K filed on January 24, 2017. The proxy access provisions permit shareholders who have held at least three percent of the number of outstanding shares of our common stock for at least three years to nominate two directors to the board (or up to 20% of the board if greater) and to have access to, and include their nominations in, the Company’s proxy statement.

In particular, Sections 2.12 and 2.14 of the bylaws were amended to enhance the disclosures and related process and advance notice requirements for director nominations and shareholder proposals. Section 5.06 of the certificate of incorporation currently states that nominations of candidates for election to the board of directors may be made only in accordance with that section without any reference to the recently enhanced disclosures and procedures in Section 2.12, as amended, of the bylaws. Section 2.12, in turn, references the existing Section 5.06 of the certificate of incorporation.

The board of directors is proposing this amendment to align Section 5.06 of the certificate of incorporation with Section 2.12 of the bylaws, as amended, to provide in the certificate of incorporation that except as otherwise provided by the bylaws (as they may be amended from time to time), nominations of candidates for election to the board of directors are to be made in accordance with Section 5.06. The board has concluded that amending the certificate of incorporation in this way will make it consistent with the bylaws, as recently amended.

Schedule C to this proxy statement sets forth the proposed amendment, showing by underscore (for new text) the changes to Section 5.06 of the Third Amended and Restated Certificate of Incorporation.

Approval of the proposed amendment requires the affirmative vote of at least a majority of the shares of People’s United common stock issued and outstanding as of the record date, or 158,466,702 shares.

If this proposal is approved by the requisite vote of shareholders, we will file the amendment with the Secretary of State of Delaware. The amendment will be effective upon filing. We intend to file the amendment promptly after the requisite vote is obtained.

The board of directors recommends that shareholders vote “for” the amendment of the certificate of incorporation.

PROPOSAL VII: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of KPMG LLP, certified public accountants, as our independent registered public accounting firm for the year ending December 31, 2017. KPMG LLP has served as our independent registered public accounting firm since 2007, and as the independent registered public accounting firm for the Bank since 1986. In taking this action, the Audit Committee reviewed the firm’s professional competence, proposed audit scope and related fees, and the types of non-audit services rendered by the firm and related fees. Fees billed to us by KPMG LLP (which includes fees billed to our affiliates) for professional services rendered during each of the two most recent fiscal years were as follows:

Audit Fees

Fees for the integrated audit of our annual consolidated financial statements and internal control over financial reporting, reviews of interim consolidated financial statements included in our Form 10-Q filings, and other audit services totaled $2,800,000 and $2,345,000 for the years ended December 31, 2016 and 2015, respectively.

Audit-Related Fees

Fees for assurance and related services reasonably related to the audit or review of our financial statements and those of our subsidiaries (to the extent not classified as “Audit Fees”) totaled $65,000 in 2015 and none in 2016. For the year in which such services were rendered, these services consisted of preparation of a report on certain internal control policies and procedures of the Bank’s Wealth Management and Trust Department.

Tax Fees

We did not pay any fees for tax compliance, tax advice or tax planning services to KPMG LLP either in 2016 or 2015.

All Other Fees

KPMG LLP did not provide or bill for any products and professional services other than those included in the three categories listed above either in 2016 or 2015.

The Audit Committee has sole authority to appoint our independent registered public accounting firm. In making this appointment, the Audit Committee carefully considered the firm’s qualifications as our auditors. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Committee has expressed its satisfaction with KPMG LLP in all of these respects. In addition, the Audit Committee considered the matters discussed below under the heading “Audit Committee Report”. The Audit Committee also considered factors relating to the independence of KPMG LLP, including whether KPMG LLP’s provision of non-audit services (i.e., services giving rise to fees other than the audit fees disclosed above) is compatible with maintaining KPMG LLP’s independence.

By resolution adopted on July 19, 2007, the Audit Committee has delegated to George P. Carter (Chairman of the Audit Committee and an independent director under applicable listing standards) the authority to pre-approve the rendering of audit services and permissible non-audit services by our independent registered public accounting firm. Mr. Carter is required to report any exercise of this authority to the full Audit Committee at its next scheduled meeting, and to seek the Audit Committee’s ratification of any action so taken.

In recognition of the important role of the independent registered public accounting firm, the board of directors has determined that the appointment of KPMG LLP should be submitted to the shareholders for ratification.

Representatives of KPMG LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions from shareholders present at the annual meeting.

The board of directors recommends that shareholders vote “for” ratification of the appointment of KPMG LLP as the independent registered public accounting firm for People’s United for the year ending December 31, 2017.

AUDIT COMMITTEE REPORT

The Audit Committee has: (1) reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2016 with management of People’s United; (2) discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees); (3) received the written disclosures and the letter from KPMG LLP required by applicable professional standards concerning auditor independence; and (4) discussed with KPMG LLP its independence.

Based on the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the board of directors that the audited consolidated financial statements of People’s United as of and for the fiscal year ended December 31, 2016 be included in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee

George P. Carter, Chairman

William F. Cruger, Jr.

Jerry Franklin

Janet M. Hansen

Richard M. Hoyt

Mark W. Richards

OTHER MATTERS

The board of directors knows of no other business to be presented at the annual meeting. In the event that matters not known at this time should come before the meeting, the form of proxy confers certain discretionary authority with respect to these matters and, unless such authority is withdrawn on the form of proxy, it is the intention of the persons named in the proxy to vote in accordance with their judgment on these matters.

Submission of Shareholder Proposals

In order to be considered for inclusion in our proxy materials for the annual meeting of shareholders in 2018, we must receive shareholder proposals at our principal executive offices no later than November 10, 2017. Under Securities and Exchange Commission rules relating to the exercise of discretionary voting authority when a shareholder commences his or her own proxy solicitation or intends to present a proposal from the floor of the shareholders meeting, shareholders are advised that under the advance notice provisions of our recently amended bylaws a shareholder proposal will be considered untimely, with respect to the annual meeting in 2017, unless received by us between December 22, 2016 and January 21, 2017, which is between one-hundred and twenty and ninety days in advance of the anniversary of the 2016 annual meeting. Shareholder proposals and other advance notices must be submitted to People’s United Financial, Inc., 850 Main Street, Bridgeport, Connecticut 06604, Attention: Corporate Secretary.

Availability of Form 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2016 is available through the Securities and Exchange Commission’s website on the internet at www.sec.gov. You may obtain a copy of this report without charge by sending a written request to: Andrew Hersom, Investor Relations, People’s United Financial, Inc., 850 Main Street, 15th Floor, Bridgeport, CT 06604. This report will also be available on our website, www.peoples.com, without charge.

By Order of the Board of Directors

Robert E. Trautmann, Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on April 20, 2017

The proxy statement and Annual Report on Form 10-K are available at:

www.proxyvote.com

Meeting information:

•	When: 10:00 a.m. Eastern time on April 20, 2017

•	Where: 850 Main Street, Bridgeport, Connecticut

•	Why: To vote on the following items:

•	Election of directors.

•	Non-binding advisory vote to approve compensation of named executive officers.

•	Non-binding advisory vote on the desired frequency of the non-binding advisory vote to approve the compensation of our named executive officers.

•	Approval of the People’s United Financial, Inc. Short-Term Incentive Plan.

•	Approval of the amended and restated People’s United 2014 Long-Term Incentive Plan.

•	Amendment of the certificate of incorporation.

•	Ratification of appointment of KPMG LLP as independent registered public accounting firm for People’s United Financial, Inc.

Management recommends a vote for each of the nominees for election named in the proxy statement, for approval of the compensation of the named executive officers, one year with respect to the desired frequency of a vote to approve the compensation of our named executive officers, for approval of the Short-Term Incentive Plan, for approval of the amendment and restatement of the 2014 Long-Term Incentive Plan, for approval of the proposed amendment to our certificate of incorporation, and for approval of KPMG as the Company’s auditors. Please read the proxy statement for more information about each of these items.

If you wish to vote electronically or by telephone, the control/identification number and other information you will need is printed on the proxy card that is enclosed with this proxy statement.

You may attend the meeting and vote in person if you choose to do so. The proxy statement includes important information about the requirements you will have to follow in order to attend the meeting in person. If you need directions, please call Investor Relations at 203-338-7228.

SCHEDULE A

People’s United Financial, Inc.

Short-Term Incentive Plan

The terms of the People’s United Financial, Inc. Short-Term Incentive Plan (the “STIP”) as adopted by the Compensation, Nominating and Governance Committee of the Board of Directors of the Company on February 16, 2017 and effective as of January 1, 2017 are as follows:

Section 1. Purpose of Plan

The purpose of the STIP is to promote the success of the Company by providing eligible employees of the Company and its Affiliates with opportunities for cash payments based upon the attainment of specified annual performance goals.

Section 2. Definitions and Terms

2.1 Accounting Terms. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles, as from time to time in effect, as applied and reflected in the consolidated financial statements of the Bank, prepared in the ordinary course of business.

2.2 Specific Terms. The following words and phrases as used herein shall have the following meanings unless a different meaning is plainly required by the context:

“Affiliate” means any entity controlled by or under common control with the Company, including the Bank.

“Award” means any amount (expressed as a percentage of the Participant’s base salary) payable to a Participant as determined in accordance with Section 5 hereof.

“Bank” means People’s United Bank, National Association and any successor.

“Board” means the Board of Directors of the Company

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation, Nominating and Governance Committee of the Board or any successor to such Committee. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. Committee members must be deemed an “outside director” within the meaning of Section 162(m) of the Code, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and an “independent director” pursuant to Rule 5605(a)(2) of the listing standards of The Nasdaq Stock Market.

“Company” means People’s United Financial, Inc.

“Covered Employee” means any person who is a covered employee within the meaning of Section 162(m) of the Code and any regulations promulgated pursuant thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Criteria” has the meaning set forth in Section 5.2 hereof.

“GAAP” means generally accepted accounting principles, as from time to time in effect, as applied and reflected in the consolidated financial statements of the Company and the Bank.

“Key Participant” shall mean each of the following officers of the Company or of the Bank: the President and Chief Executive Officer; the Chief Financial Officer; the Treasurer; the Controller; and any other Senior Executive Vice President.

“Participant” means any employee of the Company or any Affiliate who is selected by the Committee to be the recipient of an Award.

“Peer Group” means the group of comparable publicly traded bank and thrift holding companies selected by the Board or by the Committee, from time to time.

“Performance Goals” has the meaning set forth in Section 5.3 hereof.

“Plan Year” means the Company’s fiscal year, unless otherwise determined by the Committee or the Board. The initial Plan Year is the year ending December 31, 2017.

“STIP” means this Short-Term Incentive Plan of the Company, as amended from time to time.

Section 3. Effective Date; Term of the Plan

3.1 Effective Date. The STIP shall be effective as of January 1, 2017, but any payments under the STIP to any Participant who is a Covered Employee shall be contingent on the STIP’s approval by the Company’s shareholders at the 2017 annual meeting of shareholders.

3.2 Expiration Date. Unless terminated earlier pursuant to Section 11, the STIP will terminate on December 31, 2022, except for the purpose of determining the amount payable with respect to Awards granted prior to that date and the payment of all amounts so determined.

Section 4. Administration of the Plan

4.1 Power and Authority. The STIP shall be administered by the Committee. Except as limited in the STIP, the Committee shall have all of the express and implied powers and duties set forth in the STIP and shall have full authority to interpret the STIP and to make all other determinations deemed necessary or advisable for the STIP’s administration, and shall otherwise be responsible for the administration of the STIP in accordance with its terms. The Committee shall have the authority to construe and interpret the STIP (except as otherwise provided herein) and any agreement or other document relating to any Award under the STIP, may adopt rules and regulations governing the administration of the STIP, and shall exercise all other duties and powers conferred on it by the STIP, or which are incidental or ancillary thereto. Any decision, determination or interpretation the Committee makes and each action it takes pursuant to the STIP will be considered final, binding, and conclusive for all purposes on all persons, including Participants and their legal representatives, and beneficiaries. No member of the Committee shall be liable for any action or determination made in good faith, or upon the advice of counsel, with respect to the STIP or any Award made under the STIP.

4.2 Retention of Experts. The Committee may retain accountants, attorneys, and other experts as it deems necessary or desirable in connection with the administration of the STIP.

4.3 Delegation. The Committee may in its sole discretion, delegate to management personnel of the Company or any of its Affiliates the authority to take all such other steps deemed necessary, advisable or convenient for the effective administration and record keeping of the STIP in accordance with its terms and purposes. Notwithstanding the foregoing, the Committee may not delegate any portion of such authority to the extent such delegation would cause any Award to cease to qualify for exemption from the deduction limitations of Section 162(m) of the Code.

Section 5. Awards

5.1 Determination of Criteria for Awards. Within ninety (90) days after the commencement of each Plan Year, the Committee shall designate:

(a) The Financial Criteria that will apply to Awards to all Participants for the Plan Year; and

(b) The Performance Goals that must be met (whether on a corporate, divisional, team or individual basis) with respect to the Financial Criteria designated for Participants to earn the Awards for the Plan Year and a payout matrix or formula for achievement of those Performance Goals.

5.2 Financial Criteria. Financial Criteria shall consist of one or more financial measures, including but not limited to the following:

• Earnings per share	• Efficiency ratio
• Core earnings	• Loan growth
• Return on assets	• Deposit growth
• Return on equity	• Core deposit growth
• Price earnings ratio	• Asset quality
• Total shareholder return	• Net interest margin
• Book value	• Non-interest income
• Stock price performance	• Non-interest expense
• Net income	• Expenses as a percentage of assets
• Operating income

Any of the Financial Criteria may be applied on a corporate, divisional, team or individual basis. In addition, any of the Financial Criteria may be measured by using average amounts for the Financial Criteria, in absolute terms, on a cash basis or operating basis, by reference to internal performance targets, or as compared to the Peer Group, or may be measured by the change in that performance target compared to a previous period. Whenever the Committee designates a financial measure that is not a GAAP financial measure as one of the Financial Criteria for a Plan Year, the Committee shall, at the time it designates such non-GAAP financial measure, specify the manner in which such non-GAAP financial measure is to be calculated and reconciled to the most directly comparable GAAP financial measure.

5.3 Performance Goals. To determine the amount of Awards to Participants for a Plan Year, the Committee shall establish in writing specific, objective performance goals (the “Performance Goals”), the outcome of which is substantially uncertain at the time they are established, for the Financial Criteria the Committee designates for that Plan Year against which actual performance is to be measured. The Performance Goals may be described by means of a matrix or formula providing for goals resulting in the payment of Awards under the STIP. In the event that the Committee determines in good faith that external changes or other unanticipated business conditions have materially affected the fairness of the goals and have unduly influenced the Company’s ability to meet them, the Committee may (but shall not be required to) make adjustments to the Performance Goals. Examples of such events include but are not limited to: changes in GAAP; significant acquisitions or dispositions made by the Company; material changes in the monetary policy of the United States; material changes in national or regional economic conditions affecting financial institutions generally; and changes in laws, regulations or regulatory policy affecting financial institutions generally where such changes are reasonably likely to have a material effect on the operating results of the Company. The Committee shall appropriately document its analysis of the reasons for making adjustments to the Performance Goals, including a summary indicating how the fairness of the previously-established goals has been affected and the manner in which the Company’s ability to meet such goals has been unduly influenced by such external changes or other unanticipated business conditions.

5.4 Payment Deferral. Notwithstanding the provisions of Section 5.5 hereof, the Committee may in its discretion provide that payment of all or any portion of the amount to be paid out pursuant to an Award be deferred until a later specified date or until the later attainment of specified conditions. Any such deferral provisions shall be consistent with the standards for nonqualified deferred compensation plans established by Section 409A of the Code and its interpretive regulations and other regulatory guidance (if applicable), shall .be set forth in writing as part of the grant of the Award and shall be communicated to the Participant receiving such Award as promptly as practicable following the grant of the Award.

5.5 Determination and Payment of Awards. As soon as practicable after the end of a Plan Year, the Committee shall determine the amount of Awards earned by and to be paid to a Participant who is a Covered Employee and the total Awards to be paid in a Plan Year. The Committee shall determine the amount of the

Award that each Participant has earned. The determination of the amount of Awards earned by Participants will be made based on application of the Performance Goals in Section 5.3 to the Financial Criteria in Section 5.2 for the Plan Year. Actual payments will be determined based upon one or more of the following, as designated by the Committee for individual Participants: (i) the Participant’s individual performance, (ii) the achievement of Performance Goals by the Participant’s division; (iii) the achievement of Performance Goals by the Participant’s team and (iv) the overall achievement of Performance Goals by the Company; provided, however, that no such payment shall exceed the maximum amount of the Award made to such Participant for the applicable Plan Year. Payment of the Awards will be made in cash (a) in a lump sum following the Committee’s determination of the amount of the Awards to be paid out in accordance with the Company’s then-applicable payroll schedule, (b) at a later date in accordance with any payment deferral provisions established by the Committee in accordance with the provisions of Section 5.4, or (c) in accordance with the provisions of Section 5.7 if applicable.

5.6 Employment Condition. Except as provided in Section 5.7, the Participant must remain actively employed by the Company or one of its Affiliates on the date payment is to be made as contemplated by Section 5.5 (but without regard to any payment deferral provisions applicable to an Award) to be considered eligible for any potential payment under this STIP. If an employee first becomes eligible to participate in the STIP during the Plan Year (e.g, by reason of a promotion or new hire) then the Award to which he or she would be entitled may, in the Committee’s discretion, be prorated based upon the length of his or her employment during the Plan Year following his or her date of eligibility. The method and amount of proration shall be determined by the Committee, in its sole discretion.

5.7 Payment After Death or Disability of Participant. (a) In the event a Participant dies following the end of a Plan Year but prior to the date payment of the Participant’s Award is made pursuant to Section 5.5 hereof, the Participant’s Award shall be paid to the Participant’s estate at the time contemplated by the provisions of Section 5.5 based on the extent to which applicable Performance Goals were attained for the Plan Year. In the event a Participant who has received an Award for a given Plan Year dies prior to the end of that Plan Year, a prorated portion (or, at the Committee’s discretion, the entire portion) of the Participant’s Award shall be paid to the Participant’s estate as soon as reasonably practicable following the Participant’s death. The amount to be paid pursuant to the preceding sentence shall be determined by assuming that all applicable Performance Goals had been attained (but not exceeded) for the Plan Year.

(b) In the event a Participant’s employment terminates following the end of a Plan Year by reason of the Participant’s disability and such termination occurs prior to the date payment of the Participant’s Award is made pursuant to Section 5.5 hereof, the Participant’s Award shall be paid to the Participant at the time contemplated by the provisions of Section 5.5 based on the extent to which applicable Performance Goals were attained for the Plan Year. In the event the employment of a Participant who has received an Award for a given Plan Year terminates by reason of the Participant’s disability prior to the end of that Plan Year, a prorated portion (or, at the Committee’s discretion, the entire portion) of the Participant’s Award shall be paid to the Participant as soon as reasonably practicable following termination of the Participant’s employment. The amount to be paid pursuant to the preceding sentence shall be determined by assuming that all applicable Performance Goals had been attained (but not exceeded) for the Plan Year.

5.8 Maximum Payment. The maximum bonus amount payable under the STIP shall not exceed, for any Participant, up to 200% of his or her Award, as determined by the Committee in its discretion. The maximum bonus amount that may be paid under the STIP to any Participant in any calendar year may in no event exceed $5 million.

5.9 Withholding. The Company shall have the right to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable federal, state, or local withholding tax requirements imposed with respect to the payment of any Award.

Section 6. General Provisions

6.1 No Right to Bonus or Continued Employment. Neither the establishment of the STIP nor the provision for or payment of any amounts hereunder nor any action of the Company or any of its Affiliates (including any predecessor or subsidiary), the Board or the Committee in respect of the STIP, shall be held or construed to confer upon any person any legal right to receive, or any interest in, any benefit under the STIP, or any legal right to be continued in the employ of the Company or any of its Affiliates unless otherwise provided by contract or agreement. The Company and each of its Affiliates expressly reserves any and all rights to discharge a Participant in its sole discretion, without liability of any person, entity or governing body under the STIP or otherwise.

6.2 No Funding of Plan. The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Participants under the STIP. The STIP shall constitute an “unfunded” plan of the Company.

6.3 No Fiduciary Relationship or Responsibility. The STIP is not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company and the Committee are not fiduciaries with respect to the STIP and have no fiduciary obligation with respect to any Participant, beneficiary, or other person claiming a right hereunder. Further, nothing herein contained, and no action or inaction arising pursuant hereto, shall give rise under state or federal law to a trust of any kind or create any fiduciary relationship of any kind or degree for the benefit of Participants, any beneficiary, or any other person.

6.4 Non-Transferability of Benefits and Interests. Except as expressly provided by the Committee, no benefit payable under the STIP shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void, and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or former Participant. This Section 6.4 shall not apply to an assignment of a payment due after the death of a Participant to the deceased Participant’s legal representative or beneficiary.

6.5 Code Section 409A. The STIP shall be interpreted and applied in a manner consistent with the standards for nonqualified deferred compensation plans established by Section 409A of the Code and its interpretive regulations and other regulatory guidance, if applicable. To the extent that any terms of this STIP would subject the Participant to gross income inclusion, interest, or additional tax pursuant to Section 409A of the Code, those terms are to that extent superseded by, and shall be adjusted to the minimum extent necessary to satisfy or make the STIP exempt from, the applicable Code Section 409A standards.

6.6 Clawback Provision. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, any Participant who was a Key Participant during the year(s) for which a restatement is required shall, unless otherwise determined in the sole discretion of the Committee, reimburse the Company for any excess incentive payment amounts paid under the STIP the calculation(s) for which were based on financial results required to be restated. In calculating the excess amount, the Committee shall compare the calculation of the incentive payment based on the relevant results reflected in the restated financials compared to the same results reflected in the original financials that were required to be restated.

6.7 Law to Govern. Except as provided in Section 6.5 and otherwise to the extent preempted by federal law, all questions pertaining to the construction, regulation, validity and effect of the provisions of the STIP shall be determined in accordance with the laws of the State of Connecticut.

6.8 Section Headings. Section headings used herein are for convenience and reference only, and in the event of any conflict, the text of the STIP, rather than the section headings, will control.

6.9 Severability. Whenever possible, each provision of the STIP shall be interpreted in such manner as to be effective and valid under applicable law; provided, however, that if any provision of the STIP shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this STIP.

6.10 Non-Exclusivity. The STIP does not limit the authority of the Company or the Bank, the Board, the Committee, or the Board of Directors of the Bank or any committee thereof to grant awards or authorize any other compensation under any other plan or authority.

Section 7. Amendments, Suspension or Termination of Plan

The Committee may, from time to time, amend, suspend or terminate, in whole or in part, the STIP, and after any suspension or termination, may reinstate any or all of the provisions of the STIP; provided no amendment, suspension or termination of the STIP shall in any manner affect any Award theretofore granted pursuant to the STIP without the consent of the Participant to whom the Award was granted.

SCHEDULE B

PEOPLE’S UNITED FINANCIAL, INC.

2014 LONG-TERM INCENTIVE PLAN

As Amended and Restated, [1], 2017

1. Purpose and Effective Date.

(a) Purpose. The People’s United Financial, Inc. 2014 Long-Term Incentive Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as directors, officers and employees and (ii) to increase shareholder value. This Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, or receive monetary payments, on the terms that this Plan provides.

~~(b)~~ Effective Date. This Plan will become effective on ~~April 17, 2014~~[2] (the “Effective Date~~”).~~”), subject to the approval of the Company’s shareholders at the Company’s 2017 meeting. Awards may be granted under this Plan on and after the Effective Date~~.~~

~~(c) Prior Plans. If the Company’s shareholders approve this Plan, then the People’s United Financial, Inc. 2008 Long-Term Incentive Plan, the People’s United Financial, Inc. 2007 Recognition and Retention Plan, and the 2007 People’s United Financial, Inc. Stock Option Plan (collectively, the “Prior Plans”) will terminate on the date of~~ ; provided, that any Awards granted prior to shareholder approval shall be void ab initio if such shareholder approval~~, and no new awards will be granted under the Prior Plans after their termination date; provided that the Prior Plans will continue to govern awards outstanding as of the date of the Prior Plans’ termination and such awards shall continue in force and effect until fully distributed or terminated pursuant to their terms~~ is not obtained.

2. Definitions. Capitalized terms used in this Plan have the meanings given below. Additional defined terms are set forth in other sections of this Plan.

(a) “10% Shareholder” means an Eligible Employee who, as of the date an ISO is granted to such individual, owns more than ten percent (10%) of the total combined voting power of all classes of Stock then issued by the Company or a Subsidiary corporation.

(b) “Administrator” means the Committee.

(c) “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c), provided that, in applying such provisions, the phrase “at least 50 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(d) “Affiliated Company” or “Affiliated Companies” shall include any company or companies controlled by, controlling or under common control with the Company; provided that when determining when a Participant has experienced a separation from service for purposes of the Plan, control shall be determined pursuant to Code Sections 414(b) or (c), except that the phrase “at least 50 percent” shall be used in place of the phrase “at least 80 percent” in each place it appears in the regulations thereunder.

(e) “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, Deferred Stock Rights, Dividend Equivalent Units, a Long-Term Incentive Award, or any other type of award permitted under the Plan.

(f) “Bank” means People’s United Bank, National Association, a ~~federally chartered savings bank~~national banking association organized under the laws of the United States, or any successor thereto.

[1]	The date of Board approval of the Plan.
[2]	The date of Board approval of the Plan.

(g) “Beneficial Ownership” (or derivatives thereof) shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(h) “Board” means the Board of Directors of the Company.

(i) “Cause” means (1) if the Participant is subject to an employment agreement with the Company or an Affiliate that contains a definition of “cause”, such definition, or (2) otherwise, except as otherwise determined by the Administrator and set forth in an Award agreement, any of the following as determined by the Administrator: (A) violation of the provisions of any employment agreement, non-competition agreement, confidentiality agreement, or similar agreement with the Company or an Affiliate, or the Company’s or an Affiliate’s code of ethics, as then in effect, (B) conduct rising to the level of gross negligence or willful misconduct in the course of employment with the Company or an Affiliate, (C) commission of an act of dishonesty or disloyalty involving the Company or an Affiliate, (D) violation of any federal, state or local law in connection with the Participant’s employment or service, or (E) breach of any fiduciary duty to the Company or an Affiliate.

(j) “Change in Control” means the first to occur of the following events:

(1) the consummation of a reorganization, merger or consolidation of the Company with one or more other Persons, other than a transaction following which:

(A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by Persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

(B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by Persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

(2) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any Person or by any Persons acting in concert;

(3) a complete liquidation or dissolution of the Company;

(4) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board do not belong to any of the following groups:

(A) individuals who were members of the Board on the Effective Date; or

(B) individuals who first became members of the Board after the Effective Date either:

(i) upon election to serve as a member of the Board by affirmative vote of at least two-thirds of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or

(ii) upon election by the shareholders of the Company to serve as a member of such board, but only if nominated for election by affirmative vote of at least two-thirds of the members of the Board, or of a nominating committee thereof, in office at the time of such first nomination;

provided, however, that such individual’s election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the board;

(5) any event which would be described in section 2(j)(1), (2), (3), or (4) if the term “Bank” were substituted for the term “Company” and the term “board of directors of the Bank” were substituted for the term “Board” therein.

In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or any subsidiary of either of them, or by any employee benefit plan maintained by any of them.

Notwithstanding the foregoing, for purposes of an Award (1) that provides for the payment of deferred compensation that is subject to Code Section 409A or (2) with respect to which the Company permits a deferral election, the definition of Change in Control herein shall be deemed amended to conform to the requirements of Code Section 409A to the extent necessary for the Award and deferral election to comply with Code Section 409A.

(k) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(l) “Commission” means the United States Securities and Exchange Commission or any successor agency.

(m) “Committee” means the Compensation, Nominating and Governance Committee of the Board (or a successor committee with the same or similar authority with respect to the Plan), or such other committee of the Board designated by the Board to administer the Plan and composed of no fewer than two directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Code Section 162(m)(4)(C); provided that if no such committee shall be in existence at any time, the functions of the Committee shall be carried out by the Board.

(n) “Common Stock” means the Company’s common stock, par value $0.01 per share.

(o) “Company” means People’s United Financial, Inc., a Delaware corporation, or any successor thereto.

(p) “Deferred Stock Right” means the right to receive Stock or Restricted Stock at some future time.

(q) “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an officer or an employee of the Company or an Affiliate.

(r) “Disability” means, except as otherwise determined by the Administrator and set forth in an Award agreement, any physical or mental impairment which qualifies Participant for disability benefits under the applicable long-term disability plan maintained by the Company or, if no such plan applies, which would qualify Participant for disability benefits under the Federal Social Security System.

(s) “Dividend Equivalent Unit” means the right to receive a payment, in cash or property, equal to the cash dividends or other distributions paid with respect to a Share.

(t) “Eligible Director” means a Non-Employee Director.

(u) “Eligible Employee” means any officer or other employee of the Company or of any Affiliate, or any individual that the Company or an Affiliate has engaged to become an officer or employee.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(w) “Excluded Items” means any gains or losses from the sale of assets outside the ordinary course of business; any gains or losses from discontinued operations; any extraordinary gains or losses; the effects of accounting changes; any unusual, nonrecurring, transition, one-time or similar items or charges; the diluted impact of goodwill on acquisitions; and any other items specified by the Administrator; provided that, for Awards intended to qualify as performance-based compensation under Code Section 162(m), the Administrator shall specify the Excluded Items in writing at the time the Award is made unless, after application of the Excluded Items, the amount payable under the Award is reduced.

(x) “Fair Market Value” means, per Share on a particular date: (i) the mean between the high and low selling prices at which Shares are traded on the principal securities exchange (as that term is used in Section 6 of the Exchange Act) on which the Shares are traded on such date or, if Shares are not traded on such exchange on that date, the mean between the high and low selling prices at which Shares were traded on such exchange on the most recent day on which Shares were so traded; (ii) if the Shares are not listed or admitted to trading on any such exchange, and prices of trades in Shares are regularly reported by the National Association of Securities Dealers Automated Quotations System, the mean between the high and low selling prices for Shares on such date as reported by such system, or, if no high or low selling prices for Shares are reported by such system for such date, then the mean between the high and low selling prices for Shares reported by such system for the most recent day in respect of which both high and low selling prices are quoted; or (iii) if neither subsection (i) or (ii) is applicable, the price determined by the Administrator. The Administrator also shall establish the Fair Market Value of any other property. If an actual sale of a Share occurs on the market, then the Company may consider the sale price to be the Fair Market Value of such Share.

(y) “Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved, and shall include “Long-Term Incentive Awards” as described in Section 10.

(z) “Incentive Stock Option” or “ISO” mean an Option that meets the requirements of Code Section 422.

~~(aa(~~aa) “Minimum Vesting Condition” means, with respect to any Award, that vesting of (or lapsing of restrictions on) such Award does not occur any more rapidly than on the first anniversary of the date of grant (or the date of commencement of employment or service, in the case of a grant made in connection with a Participant’s commencement of employment or service), other than (i) in connection with a Change in Control (in which case, Section 17(b) hereof shall control), or (ii) as a result of a Participant’s death or Disability; provided, however, that to the extent determined by the Administrator at the time of grant, an Award need not be subject to such condition so long as such Award, together with any other Award granted without being subject to such condition, does not exceed 5% of the total shares reserved for issuance under the Plan under Section 6(a) below.

(bb) “Option” means the right to purchase Shares at a stated price for a specified period of time.

(~~bb~~cc) “Participant” means an individual selected by the Administrator to receive an Award.

(~~cc~~dd) “Performance Awards” means a Performance Share and Performance Unit, and any Award of Restricted Stock, Restricted Stock Units or Deferred Stock Rights the payment or vesting of which is contingent on the attainment of one or more Performance Goals.

(~~dd~~ee) “Performance Goals” means the following categories (in all cases after taking into account any Excluded Items, as applicable), including in each case any measure based on such category:

(i) Earnings per share.

(ii) Core earnings per share.

(iii) Return on assets.

(iv) Return on equity.

(v) Price earnings ratio.

(vi) Total shareholder return.

(vii) Book value.

(viii) Stock price performance.

(ix) Net income.

(x) Operating income.

(xi) Efficiency ratio.

(xii) Loan growth.

(xiii) Deposit growth.

(xiv) Core deposit growth.

(xv) Asset quality.

(xvi) Net interest margin.

(xvii) Non-interest income.

(xviii) Non-interest expense.

(xix) Expenses as a percentage of assets.

The Performance Goals may be measured (A) for the Company on a consolidated basis, (B) for any one or more Affiliates or divisions of the Company and/or (C) for any other business unit or units of the Company or an Affiliate as defined by the Administrator at the time of selection.

In addition, the Administrator may designate other categories, including categories involving individual performance and subjective targets, not listed above (A) with respect to Awards that are not intended to qualify as performance-based compensation within the meaning of Code Section 162(m) or (B) to the extent that the application of such categories results in a reduction of the maximum amount otherwise payable under the Award.

Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(ff) “Performance Shares” means the right to receive Shares (including Restricted Stock) to the extent Performance Goals are achieved.

(~~ff~~gg) “Performance Unit” means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.

(~~gg~~hh) “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(~~hh~~ii) “Plan” means this People’s United Financial, Inc. 2014 Long-Term Incentive Plan, as may be amended from time to time.

(~~ii~~jj) “Restriction Period” means the length of time established relative to an Award during which the Participant cannot sell, assign, transfer, pledge or otherwise encumber the Stock or Stock Units subject to such Award and at the end of which the Participant obtains an unrestricted right to such Stock or Stock Units.

(~~jj~~kk) “Restricted Stock” means a Share that is subject to a risk of forfeiture or a Restriction Period, or both a risk of forfeiture and a Restriction Period.

~~kk~~(ll) “Restricted Stock Unit” means the right to receive a payment equal to the Fair Market Value of one Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer.

(~~ll~~mm) “Retirement” means, except as otherwise determined by the Administrator and set forth in an Award agreement, (1) in the case of an Eligible Employee, termination of all service for the Company and its Affiliates as an employee at or after age 65, and (b) in the case of an Eligible Director, termination of all service for the Company and its Affiliates as a voting member of the Board after the attainment of the latest age at which such Eligible Director is eligible for election or appointment as a voting member of the Board under the Company’s Certificate of Incorporation or Bylaws. In the case of any individual who comes within the scope of both subsections (1) and (2) of the foregoing sentence, Retirement will be deemed to have occurred at the earliest possible date.

(~~mm~~nn) “Rule 16b-3” means Rule 16b-3 promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

(~~nn~~oo) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(~~oo~~pp) “Share” means a share of Stock.

(~~pp~~qq) “Stock” means the Common Stock of the Company.

(~~qq~~rr) “Stock Appreciation Right” or “SAR” means the right to receive a payment equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(~~rr~~ss) “Stock Unit” means a right to receive a payment equal to the Fair Market Value of one Share.

(~~ss~~tt) “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

(~~tt~~uu) “Unrestricted Shares” means Shares issued under the Plan that are not subject to either a risk of forfeiture or a Restriction Period.

3. Administration.

(a) Administration. The Administrator shall administer this Plan. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan and all Awards, including but not limited to the authority to: (i) interpret the provisions of this Plan and any Award agreement; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

Notwithstanding the above statement or any other provision of the Plan, the Committee shall have no discretion to increase the amount, once established, of compensation payable under an Award that is intended to be performance-based compensation under Code Section 162(m), although the Committee may decrease the amount of compensation a Participant may earn under such an Award.

(b) Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants or Awards made to Participants subject to Code Section 162(m) at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of directors who are “non-employee directors” within the meaning of Rule 16b-3 and “outside directors” within the meaning of Code Section 162(m)(4)(C); and provided further that any authority delegated to an officer of the Company shall be limited to the authority to approve the grant of an Award. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.

(c) Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions with respect to this Plan or any Award to the maximum extent that the law and the Company’s certificate of incorporation and by-laws permit.

4. Eligibility. The Administrator (to the extent of its authority) may designate any of the following as a Participant from time to time: any officer or other employee of the Company or its Affiliates or any individual that the Company or an Affiliate has engaged to become an officer or employee; and any Eligible Director. The Administrator’s designation of a Participant in any year will not require the Administrator to designate such person to receive an Award in any other year. No individual shall have any right to be granted an Award, even if an Award was granted to such individual at any prior time, or if a similarly-situated individual is or was granted an Award under similar circumstances.

5. Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of Incentive Stock Options. ~~Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 16(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).~~

6. Shares Reserved under this Plan.

(a) Plan Reserve. Subject to adjustment as provided in Section 17, an aggregate of ~~34,000~~75,850,000 Shares are reserved for issuance under this Plan. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock. The aggregate number of Shares reserved under this Section 6(a) shall be depleted by one Share for each Share subject to an Option or SAR (that will be settled in Shares), and the aggregate number of Shares reserved under this Section 6(a) shall be depleted by 5.32 Shares for each Share subject to an Award other than an Option or SAR. For purposes of determining the aggregate number of Shares reserved for issuance under this Plan, any fractional Share shall be rounded to the next highest full Share.

(b) [~~RESERVED~~Reserved].

(c) Replenishment of Shares Under this Plan. If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares (or payment of cash in lieu of the issuance of Shares, in the case of SARs) under the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award or (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan’s reserve (in the same number as they depleted the reserve) and may again be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (iv) may not be issued pursuant to Incentive Stock Options. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan’s reserve: Shares tendered in payment of the exercise price of an Option; Shares withheld to satisfy federal, state or local tax withholding obligations; Shares purchased by the Company using proceeds from Option exercises; ~~in the case of Stock Appreciation Rights that are settled in Shares, the total number of Shares on which the SARs are based regardless of the number of Shares actually issued in settlement thereof;~~ and in the case of Stock Appreciation Rights that were settled in cash, Shares that would (but for the payment of cash) have been issued in settlement of such Stock Appreciation Rights.

(d) Participant Limitations. Subject to adjustment as provided in Section 17, no Participant may be granted Awards that could result in such Participant:

(i) receiving Options for, and/or Stock Appreciation Rights with respect to, more than 1,000,000 Shares during any fiscal year of the Company;

(ii) receiving Awards of Restricted Stock (including any dividends paid thereon) and/or Restricted Stock Units (including any associated Dividend Equivalent Units) and/or Deferred Stock Rights (including any associated Dividend Equivalent Units) relating to more than 500,000 Shares during any fiscal year of the Company;

(iii) receiving Awards of Performance Shares, and/or Awards of Performance Units the value of which is based on the Fair Market Value of Shares, for more than 500,000 Shares during any fiscal year of the Company;

(iv) receiving Awards of Performance Units the value of which is not based on the Fair Market Value of Shares that would pay more than $5,000,000 during any fiscal year of the Company;

(v) receiving other Stock-based Awards pursuant to Section 12 relating to more than ~~500~~50,000 Shares during any fiscal year of the Company; or

(vi) receiving a Long-Term Incentive Award in any fiscal year of the Company that would pay more than $5,000,000.

In all cases, determinations under this Section 6(d) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

7. Options. Subject to the terms of this Plan, including, the Minimum Vesting Condition, the Administrator will determine all terms and conditions of each Option, including but not limited to:

(a) Whether the Option is an Incentive Stock Option or a “nonqualified stock option” which does not meet the requirements of Code Section 422;

(b) The number of Shares subject to the Option;

(c) The date of grant, which may not be prior to the date of the Administrator’s approval of the grant;

(d) The exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; provided that an Incentive Stock Option granted to a 10% Shareholder must have an exercise price at least equal to 110% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant;

(e) The terms and conditions of exercise, including the manner and form of payment of the exercise price; provided that if the aggregate Fair Market Value of the Shares subject to all ISOs granted to a Participant (as determined on the date of grant of each such Option) that become exercisable during a calendar year exceeds the dollar limitation set forth in Code Section 422(d), then such ISOs shall be treated as nonqualified stock options to the extent such limitation is exceeded; and

(f) The term; provided that each Option must terminate no later than ten (10) years after the date of grant and each Incentive Stock Option granted to a 10% Shareholder must terminate no later than five (5) years after the date of grant.

In all other respects, the terms of any Incentive Stock Option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. If an Option that is intended to be an Incentive Stock Option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.

8. Stock Appreciation Rights. Subject to the terms of this Plan, including, the Minimum Vesting Condition, the Administrator will determine all terms and conditions of each SAR, including but not limited to:

(a) Whether the SAR is granted independently of an Option or relates to an Option;

(b) The number of Shares to which the SAR relates;

(c) The date of grant, which may not be prior to the date of the Administrator’s approval of the grant;

(d) The grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant;

(e) The terms and conditions of exercise or maturity;

(f) The term, provided that each SAR must terminate no later than ten (10) years after the date of grant; and

(g) Whether the SAR will be settled in cash, Shares or a combination thereof.

If an SAR is granted in relation to an Option, then, unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

9. Performance and Stock Awards. Subject to the terms of this Plan, including, the Minimum Vesting Condition, the Administrator will determine all terms and conditions of each award of Restricted Stock, Restricted Stock Units, Deferred Stock Rights, Performance Shares or Performance Units, including but not limited to:

(a) The number of Shares and/or units to which such Award relates;

(b) Whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies;

(c) The Restriction Period with respect to Restricted Stock or Restricted Stock Units and the period of deferral for Deferred Stock Rights;

(d) The performance period for Performance Awards;

(e) With respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and

(f) With respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares, or a combination thereof.

Except as otherwise provided in the Plan, at such time as all restrictions applicable to an Award of Restricted Stock, Deferred Stock Rights or Restricted Stock Units are met and the Restriction Period expires, ownership of the Stock subject to such restrictions shall be transferred to the Participant free of all restrictions except those that may be imposed by applicable law; provided that if Restricted Stock Units are paid in cash, then the payment shall be made to the Participant after all applicable restrictions lapse and the Restriction Period expires.

10. Long-Term Incentive Awards. Subject to the terms of this Plan, including, the Minimum Vesting Condition, the Administrator will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (a) the Administrator must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or (for Awards not intended to qualify as performance-based compensation within the meaning of Code Section 162(m)) Retirement, or such other circumstances as the Administrator may specify; and (b) the performance period must relate to a period of more than one fiscal year of the Company.

11. Dividend Equivalent Units. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award be made currently or credited to an account for the Participant that provides for the deferral of such amounts until a stated time; provided that payment in respect of any Dividend Equivalent Units that relate to ~~Performance Awards~~any Award that ~~are contingent on the achievement of a Performance Goal~~is unvested at the time the cash dividend or other distribution is paid with respect to a Share shall ~~also be~~remain subject to, and contingent on, the ~~achievement~~vesting of such ~~Performance Goal~~Award and shall not be paid until such ~~Performance Goal is achieved~~Award has vested; and (c) the Award will be settled in cash or Shares; provided that Dividend Equivalent Units may be granted only in connection with a “full-value Award.” For this purpose, a “full-value Award” includes Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units (valued in relation to a Share), Deferred Stock Rights and any other similar Award under which the value of the Award is measured as the full value of a Share, rather than the increase in the value of a Share (i.e., Awards other than Options or SARs).

12. Other Stock-Based Awards. Subject to the terms of this Plan, including, the Minimum Vesting Condition, the Administrator may grant to Participants other types of Awards, which shall be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Without limitation, such Award may include the issuance of Unrestricted Shares (which may be awarded in lieu of cash compensation to which a Participant is otherwise entitled, in exchange for cancellation of a compensation right, as a bonus, upon the attainment of Performance Goals or otherwise) or rights to acquire Stock from the Company. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at 100% of Fair Market Value on the date of grant of the Award; and provided further that the date of grant cannot be prior to the date the Administrator takes action to approve the Award.

13. Effect of Termination on Awards. The Administrator shall have the discretion to determine, at the time an Award is made to a Participant or any time thereafter, the effect of the Participant’s termination of employment or service with the Company and its Affiliates on the Award.

14. Transferability.

(a) Restrictions on Transfer. No Award (other than Unrestricted Shares), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (i) designate in writing a beneficiary to exercise the Award after the Participant’s death; or (ii) transfer an Award.

(b) Restrictions on Exercisability. Each Award, and each right under any Award, shall be exercisable during the lifetime of the Participant only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative.

15. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a) Term of Plan. Unless the Board or Committee earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate on the date all Shares reserved for issuance have been issued. If the term of this Plan extends beyond ten (10) years from the Effective Date, no Incentive Stock Options may be granted after such time unless the shareholders of the Company have approved an extension of this Plan for such purpose.

(b) Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i) the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii) shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii) shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(b) or the limits set forth in Section 6(d) (except as permitted by Section 17), (B) an amendment to materially expand the group of individuals that may become Participants, or (C) an amendment that would diminish the protections afforded by Section 15(e).

(c) Amendment, Modification, Cancellation and Disgorgement of Awards.

(i) Subject to the requirements of the Plan, including the limitations of Section 15(e), the Administrator may modify, amend or cancel any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, provided that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of Section 17 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award. Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(ii) Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to (A) any recoupment, clawback, equity holding, stock ownership or similar policies adopted by the Company from time to time and (B) any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to the Company from time to time.

(iii) Unless the Award agreement specifies otherwise, the Administrator may cancel any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan.

(d) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 15 and to otherwise administer the Plan will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing, Substitution and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 17, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, or otherwise substitute Options or SARs for outstanding Options or SARs if the substitute Options or SARs would have an exercise price that is less than the exercise price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise price above the current Share price in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

(f) Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

16. Taxes.

(a) Withholding. In the event the Company or an Affiliate of the Company is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash, or with the consent of the Committee, Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Committee may permit a Participant to satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares; provided that the amount to be withheld may not exceed the total ~~minimum~~maximum federal, state and local ~~tax withholding obligations~~taxes associated with the transaction ~~to~~ (or such lesser amount as may be determined by the ~~extent needed~~Administrator from time to time in order for the Company to avoid ~~an~~adverse accounting ~~charge.~~treatment). If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

(b) No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

(c) Participant Responsibilities. If a Participant shall dispose of Stock acquired through exercise of an ISO within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Award of Restricted Stock (or other property subject to such Code section) is made, rather than at the time the Award vests, such Participant shall notify the Company within seven (7) days of the date the Participant makes such an election.

17. Adjustment Provisions; Change in Control.

(a) Adjustment of Shares. If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Section 6) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of Incentive Stock Options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject only to such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change in Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

(b) Change in Control. If the Participant has in effect an employment, retention, change in control, severance or similar agreement with the Company or any Affiliate that discusses the effect of a Change in Control on the Participant’s Awards, then such agreement shall control. In all other cases, unless provided otherwise in an Award agreement ~~or by~~ , in connection with any Change in Control, the Administrator ~~prior to the date~~may, in its sole discretion, provide for any one or more of the ~~Change in Control, in the event of a Change in Control, then immediately prior to the date of the Change in Control~~following:

(i) ~~Each Option or SAR~~substitution or assumption of Awards,

(ii) to the extent that ~~is then held by a Participant who is employed by~~ the surviving entity (or ~~in the service of the Company or an~~ Affiliate ~~shall become immediately and fully vested, and, unless otherwise~~thereof) of such Change in Control does not substitute or assume the Awards, full acceleration of vesting of, exercisability of, or lapse of restrictions on, as applicable, any Awards; provided, however that with respect to any performance-vested Awards, any such acceleration of vesting, exercisability, or lapse of restrictions shall be based on target performance through the date of such Change in Control;

(iii) cancellation of any one or more outstanding Awards and payment to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the

Administrator in connection with such event pursuant to clause (i) above), the value of such Awards, if any, as determined by the ~~Board or Committee, all Options and SARs~~Administrator (which value, if applicable, shall be ~~cancelled on~~based upon the ~~date~~price per share of Common Stock received or to be received by other shareholders of the ~~Change~~Company in ~~Control~~such event), including, without limitation, in ~~exchange for~~the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the ~~Change in Control price~~Fair Market Value of the ~~Shares covered by the~~shares of Common Stock subject to such Option or SAR ~~that is so cancelled~~ over the aggregate the purchase or grant price of ~~such Shares under the Award.~~the shares under the Option or SAR (it being understood that, in such event, any Option or SAR having a per share purchase or grant price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor).

~~(ii) Restricted Stock, Restricted Stock Units and Deferred Stock Rights (that are not Performance Awards) that are not then vested shall vest.~~

~~(iii) All Performance Awards and Annual and Long-Term Incentive Awards that are earned but not yet paid shall be paid upon the Change in Control, and all Performance Awards and Annual and Long-Term Incentive Awards for which the performance period has not expired shall be cancelled in exchange for a cash payment to be made within thirty (30) days after the Change in Control equal to the product of (1) the target value payable to the Participant under his Award and (2) a fraction, the numerator of which is the number of days after the first day of the performance period on which the Change in Control occurs and the denominator of which is the number of days in the performance period.~~

~~(iv) All Dividend Equivalent Units that are not vested shall vest and be paid in cash, and all other Awards that are not vested shall vest and if an amount is payable under such vested Award, such amount shall be paid in cash based on the value of the Award.~~

For purposes of clause (i) above, an award will be considered granted in substitution of an Award if it has an equivalent value (as determined consistent with clause (iii) above) with the original Award, whether designated in securities of the acquiror in such Change in Control transaction (or an Affiliate thereof), or in cash or other property (including in the same consideration that other stockholders of the Company receive in connection with such Change in Control transaction), and retains the vesting schedule applicable to the original Award. To the extent that Awards are either assumed or substituted pursuant to clause (i) above, upon any termination of a Participant’s employment or service on or following such Change in Control (A) by reason of such Participant’s death or Disability, or (B) by the Company (or the acquiror or other applicable Affiliate employing such Participant immediately following such Change in Control) without Cause, any such assumed or substituted Awards shall vest in full upon such termination.

Notwithstanding anything to the contrary in the foregoing, the Participant has a deferral election in effect with respect to any amount payable under this Section 17(b), such amount shall be deferred pursuant to such election and shall not be paid in a lump sum as provided herein; provided that, with respect to amounts payable to a Participant (or the Participant’s beneficiary or estate) who is entitled to a payment hereunder because the Participant’s employment terminated as a result of death or Disability, or payable to a Participant who has met the requirements for Retirement (without regard to whether the Participant has terminated employment), no payment shall be made unless the Change in Control also constitutes a change of control within the meaning of Code Section 409A.

If the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the per share Change in Control price. The Administrator shall determine the per share Change in Control price paid or deemed paid in the Change in Control transaction.

(c) Application of Limits on Payments. Except as otherwise expressly provided in any agreement between a Participant and the Company or an Affiliate, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

(d) Other Requirements. Prior to any payment or adjustment contemplated under this Section 17, the Administrator may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Code Section 409A; and (iii) deliver customary transfer documentation as reasonably determined by the Administrator. Any adjustment provided under this Section 17 may provide for the elimination of any fractional share that might otherwise become subject to an Award.

18. Miscellaneous.

(a) Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate, including, without limitation, provisions for:

(i) the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

(ii) one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Administrator determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

(iii) restrictions on resale or other disposition of Shares; and

(iv) compliance with federal or state securities laws and stock exchange requirements.

(b) Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i) a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment; and

(ii) a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d) Offset. The Company shall have the right to offset, from any amount payable or stock deliverable hereunder, any amount that the Participant owes to the Company or any Affiliate without the consent of the Participant or any individual with a right to the Participant’s Award.

(e) Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(f) Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchange.

(g) Restrictive Legends; Representations. All Shares delivered (whether in certificated or book entry form) pursuant to any Award or the exercise thereof shall bear such legends or be subject to such stop transfer orders as the Administrator may deem advisable under the Plan or under applicable laws, rules or regulations or the requirements of any national securities exchange. The Administrator may require each Participant or other Person who acquires Shares under the Plan by means of an Award to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.

(h) Governing Law. This Plan, and all Awards hereunder, and all determinations made and actions taken pursuant to this Plan, shall be governed by the internal laws of the State of Connecticut (without reference to conflict of law principles thereof) and construed in accordance therewith, to the extent not otherwise governed by the laws of the United States or as otherwise provided hereinafter. Notwithstanding anything to the contrary herein, if any individual (other than the Company) brings a claim involving the Company or an Affiliate, regardless of the basis of the claim (including but not limited to claims relating to wrongful discharge, Title VII discrimination, the Participant’s employment or service with the Company or its Affiliates or the termination thereof, benefits under this Plan or other matters), such claim shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association (“AAA”) and the following provisions, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

(i) Initiation of Action. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party. Normally, such written notice should be provided to the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. However, this time frame may be extended if the applicable statute of limitation provides for a longer period of time. If the complaint is not properly submitted within the appropriate time frame, all rights and claims that the complaining party has or may have against the other party shall be waived and void. Any notice sent to the Company shall be delivered to:

Office of General Counsel

People’s United Financial, Inc.

850 Main Street, 16th Floor

Bridgeport, CT 06604

The notice must identify and describe the nature of all complaints asserted and the facts upon which such complaints are based. Notice will be deemed given according to the date of any postmark or the date of time of any personal delivery.

(ii) Compliance with Personnel Policies. Before proceeding to arbitration on a complaint, the claimant must initiate and participate in any complaint resolution procedure identified in the personnel policies of the Company or an Affiliate, as applicable. If the claimant has not initiated the complaint resolution procedure before initiating arbitration on a complaint, the initiation of the arbitration shall be deemed to begin the complaint resolution procedure. No arbitration hearing shall be held on a complaint until any complaint resolution procedure of the Company or an Affiliate, as applicable, has been completed.

(iii) Rules of Arbitration. All arbitration will be conducted by a single arbitrator according to the Employment Dispute Arbitration Rules of the AAA. The arbitrator will have authority to award any remedy or relief that a court of competent jurisdiction could order or grant including, without limitation, specific performance of any obligation created under the award or policy, the awarding of punitive damages, the issuance of any injunction, costs and attorney’s fees to the extent permitted by law, or the imposition of sanctions for abuse of the arbitration process. The arbitrator’s award must be rendered in a writing that sets forth the essential findings and conclusions on which the arbitrator’s award is based.

(iv) Representation and Costs. Each party may be represented in the arbitration by an attorney or other representative selected by the party. The Company or Affiliate shall be responsible for its own costs, the AAA filing fee and all other fees, costs and expenses of the arbitrator and AAA for administering the arbitration. The claimant shall be responsible for his attorney’s or representative’s fees, if any. However, if any party prevails on a statutory claim which allows the prevailing party costs and/or attorneys’ fees, the arbitrator may award costs and reasonable attorneys’ fees as provided by such statute.

(v) Discovery; Location; Rules of Evidence. Discovery will be allowed to the same extent afforded under the Federal Rules of Civil Procedure. Arbitration will be held at a location selected by the Company. AAA rules notwithstanding, the admissibility of evidence offered at the arbitration shall be determined by the arbitrator who shall be the judge of its materiality and relevance. Legal rules of evidence will not be controlling, and the standard for admissibility of evidence will generally be whether it is the type of information that responsible people rely upon in making important decisions.

(vi) Confidentiality. The existence, content or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. Witnesses who are not a party to the arbitration shall be excluded from the hearing except to testify.

(i) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(j) Severability. If any provision of this Plan or any Award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify this Plan, any Award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, Award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award agreement and such Award will remain in full force and effect.

~~——o o o 0 0 0 o o o ——~~

SCHEDULE C

SECTION 5.06—NOMINATIONS TO BOARD OF DIRECTORS. Except as otherwise provided in the Bylaws of the Corporation, as may be amended from time to time, nominations of candidates for election as directors shall be made in accordance with the provisions of this Section 5.06. Nominations of candidates for election as directors may be made only by the Board of Directors or by a record owner of Common Stock. Any such holder of Common Stock, however, may nominate one or more persons for election as director at a meeting only if written notice of such holder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid to the Secretary of the Corporation not later than: (a) with respect to an election to be held at an annual meeting of shareholders, one hundred twenty (120) days in advance of such meeting; and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the earlier of: (i) the date on which notice of such meeting is first given to shareholders; or (ii) the date on which a public announcement of such meeting is first made. Each such notice shall include: (1) the name and address of each shareholder of record who intends to appear in person or by proxy to make the nomination and of the person or persons to be nominated; (2) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (3) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (4) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

C-1

PEOPLE’S UNITED FINANCIAL, INC. 850 MAIN STREET BRIDGEPORT, CT 06604-4913

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VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E17853-P85579                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PEOPLE’S UNITED FINANCIAL, INC.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors		For	Against	Abstain

Nominees:

	1a.	John P. Barnes	☐	☐	☐

	1b.	Collin P. Baron	☐	☐	☐

	1c.	Kevin T. Bottomley	☐	☐	☐

	1d.	George P. Carter	☐	☐	☐

	1e.	William F. Cruger, Jr.	☐	☐	☐

	1f.	John K. Dwight	☐	☐	☐

	1g.	Jerry Franklin	☐	☐	☐

	1h.	Janet M. Hansen	☐	☐	☐

	1i.	Nancy McAllister	☐	☐	☐

	1j.	Mark W. Richards	☐	☐	☐

	1k.	Kirk W. Walters	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 4, 5, 6 and 7 and 1 YEAR for proposal 3:		For	Against	Abstain

2.	Approve the advisory (non-binding) resolution relating to the compensation of the named executive officers as disclosed in the proxy statement.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain

3.	Approve (non-binding) the frequency with which the Company is to hold the advisory non-binding vote relating to the compensation of the named executive officers. ☐	☐	☐	☐

		For	Against	Abstain

4.	Approve the People’s United Financial, Inc. Short-Term Incentive Plan.	☐	☐	☐

5.	Approve the amendments to and restatement of the People’s United Financial, Inc. 2014 Long-Term Incentive Plan.	☐	☐	☐

6.	Approve the management proposal to amend the Company’s certificate of incorporation to correspond with the Company’s recently amended Bylaws.	☐	☐	☐

7.	Ratify KPMG LLP as our independent registered public accounting firm for 2017.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E17854-P85579

PEOPLE’S UNITED FINANCIAL, INC.

Annual Meeting of Shareholders

April 20, 2017 10:00 AM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) George P. Carter, Nancy McAllister, and Mark W. Richards, or any two of them as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of PEOPLE’S UNITED FINANCIAL, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, EDT on April 20, 2017, at 850 Main Street, Bridgeport, CT 06604, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side